Filed pursuant to Rule 433(d)

Registration Statement No. 333-127237

Free Writing Prospectus dated March 22, 2006 (For use with Base Prospectus dated August 12, 2005)

$1,328,077,000 (Approximate)

New Century Home Equity Loan Trust 2006-1

Issuing Entity

New Century Mortgage Corporation

Originator, Sponsor and Servicer

New Century Mortgage Securities LLC

Depositor

Asset Backed Notes, Series 2006-1

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed notes referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed notes, and the mortgage loans backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase notes that have characteristics that may change, and you are advised that all or a portion of the notes may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell notes to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered notes referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered notes, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered notes. You may withdraw your indication of interest at any time.

Free Writing Prospectus dated March 22, 2006 (For use with Base Prospectus dated August 12, 2005)

$1,328,077,000 (Approximate)

New Century Home Equity Loan Trust 2006-1

Issuing Entity

New Century Mortgage Corporation

Originator, Sponsor and Servicer

New Century Mortgage Securities LLC

Depositor

Asset Backed Notes, Series 2006-1

You should consider carefully the risk factors beginning on page 14 in this free writing prospectus and page 5 in the base prospectus.

This free writing prospectus may be used to offer and sell the offered notes only if accompanied by the base prospectus.

Offered Notes

The trust created for the Series 2006-1 notes will hold a pool of conventional one- to four-family, residential, adjustable-rate and fixed-rate, first lien and second lien subprime mortgage loans. The trust will issue thirteen classes of offered notes. You can find a list of these classes, together with their initial note balances and note rates, on page 6 of this free writing prospectus. Credit enhancement for the offered notes will be provided in the form of excess interest, prepayment charges, subordination and overcollateralization. In addition, the offered notes will have the benefit of payments received by the indenture trustee under an interest rate swap agreement.

Underwriting	The underwriters will offer to the public the offered notes at the prices set forth below.
Class	Initial Note Balance(1)	Price to Public	Underwriting Discount	Proceeds to the Depositor(2)
Class A-1	$456,811,000	[___]%	[___]%	[___]%
Class A-2a	$275,608,000	[___]%	[___]%	[___]%
Class A-2b	$308,053,000	[___]%	[___]%	[___]%
Class A-2c	$45,080,000	[___]%	[___]%	[___]%
Class M-1	$53,970,000	[___]%	[___]%	[___]%
Class M-2	$48,505,000	[___]%	[___]%	[___]%
Class M-3	$25,960,000	[___]%	[___]%	[___]%
Class M-4	$23,228,000	[___]%	[___]%	[___]%
Class M-5	$22,545,000	[___]%	[___]%	[___]%
Class M-6	$21,178,000	[___]%	[___]%	[___]%
Class M-7	$18,446,000	[___]%	[___]%	[___]%
Class M-8	$13,663,000	[___]%	[___]%	[___]%
Class M-9	$15,030,000	[___]%	[___]%	[___]%

________________

(1)	Approximate. Subject to a variance of ± 5%.
(2)	Before deducting expenses payable by the depositor estimated to be approximately $[___].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this free writing prospectus or the base prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

CREDIT SUISSE	DEUTSCHE BANK SECURITIES

(Lead Managers and Book-Runners)

BARCLAYS CAPITAL	JPMORGAN	NORTHEAST SECURITIES

(Co-Managers)

Important notice about information presented in this free writing prospectus and the accompanying base prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series or your class of notes; and
•	this free writing prospectus, which describes the specific terms of this series of notes.

New Century Mortgage Securities LLC’s principal offices are located at 18400 Von Karman, Irvine California 92612 and its phone number is (949) 440-7030.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS
RISK FACTORS
USE OF PROCEEDS
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
LEGAL PROCEEDINGS PENDING AGAINST THE SERVICER, THE ORIGINATOR AND THE SPONSOR
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ORIGINATOR AND SPONSOR
THE SERVICER
THE DEPOSITOR
THE ISSUING ENTITY
THE OWNER TRUSTEE
THE INDENTURE TRUSTEE
YIELD ON THE NOTES
DESCRIPTION OF THE NOTES
ASSIGNMENT OF THE MORTGAGE LOANS
SERVICING AGREEMENT
THE INDENTURE
FEDERAL INCOME TAX CONSEQUENCES
SECONDARY MARKET
LEGAL OPINIONS
RATINGS
LEGAL INVESTMENT
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS
ANNEX I
ANNEX II
ANNEX III

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has severally represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has severally represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the issuing entity; and

(b)

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a broad overview of the notes offered by this free writing prospectus and the accompanying base prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered notes, read carefully this entire free writing prospectus and the entire accompanying base prospectus.

Issuing Entity	New Century Home Equity Loan Trust 2006-1. See “The Issuing Entity” in this free writing prospectus.
Title of Series	Asset Backed Notes, Series 2006-1.
Cut-off Date	The close of business on March 1, 2006.
Closing Date	On or about March 30, 2006.
Depositor	New Century Mortgage Securities LLC, a Delaware limited liability company. See “The Depositor” in this free writing prospectus.
Originator, Sponsor and Servicer

New Century Mortgage Corporation, a California corporation. Any obligation specified to be performed by the servicer in the base prospectus is an obligation to be performed by the servicer with respect to the mortgage loans. See “The Originator and Sponsor” and “The Servicer” in this free writing prospectus.

Seller	New Century Credit Corporation, a California corporation.
Responsible Party	NC Capital Corporation, a California corporation.
Indenture Trustee and Custodian

Deutsche Bank National Trust Company, a national banking association, will be the indenture trustee and will act as custodian, initial paying agent and note registrar. See “The Indenture Trustee” in this free writing prospectus.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation acting not in its individual capacity, but solely as owner trustee under the trust agreement. See “The Owner Trustee” in this free writing prospectus.

Payment Dates	Payments on the offered notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in April 2006.
Offered Notes

Only the notes listed in the immediately following table are being offered by this free writing prospectus. Each class of offered notes will have the initial note balance and note rate set forth or described in the immediately following table.

Class	Initial Note Balance(1)	Note Rate	Class	Initial Note Balance(1)	Note Rate
A-1	$456,811,000	Variable(2)	M-4	$23,228,000	Variable(2)
A-2a	$275,608,000	Variable(2)	M-5	$22,545,000	Variable(2)
A-2b	$308,053,000	Variable(2)	M-6	$21,178,000	Variable(2)
A-2c	$45,080,000	Variable(2)	M-7	$18,446,000	Variable(2)
M-1	$53,970,000	Variable(2)	M-8	$13,663,000	Variable(2)
M-2	$48,505,000	Variable(2)	M-9	$15,030,000	Variable(2)
M-3	$25,960,000	Variable(2)

_______________

(1)	Approximate. Subject to a variance of ± 5%.

(2)

The note rates on the offered notes are based on one-month LIBOR plus an applicable margin, subject to a rate cap as described in this free writing prospectus under “Description of the Notes—Note Rates.”

The Trust

The depositor will establish New Century Home Equity Loan Trust 2006-1, a Delaware statutory trust pursuant to a trust agreement, as amended and restated on the closing date, among the depositor, the owner trustee and the certificate registrar. The trust will issue the notes pursuant to an indenture between the issuing entity and the indenture trustee. On the closing date, the depositor will deposit the mortgage loans into the trust.

Payments of interest and principal on the offered notes will be made only from payments received in connection with the mortgage loans held in the trust and from any net payments received under the Interest Rate Swap Agreement.

See “Description of the Notes” in this free writing prospectus.

Designations

Each class of offered notes will have different characteristics, some of which are reflected in the following general designations.

•	Class A Notes

Class A-1 Notes, Class A-2a Notes, Class A-2b Notes and Class A-2c Notes.

•	Group I Notes

Class A-1 Notes.

•	Group II Notes

Class A-2a Notes, Class A-2b Notes and Class A-2c Notes.

•	Mezzanine Notes

Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes and Class M-9 Notes.

•	Floating Rate Notes

Class A Notes and Mezzanine Notes.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this free writing prospectus. Any statistic presented on a weighted average basis or any statistic based on the principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

The mortgage pool will contain approximately 6,256 conventional, one- to four-family, adjustable-rate and fixed-rate subprime mortgage loans secured by first and second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $1,366,333,806 as of the cut-off date after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans:	80.58%
Fixed-rate mortgage loans:	19.42%
Interest only mortgage loans:	20.26%
Second lien mortgage loans:	3.05%
Range of mortgage rates:	5.450% to 14.150%
Weighted average mortgage rate:	8.021%
Range of gross margins of the adjustable-rate mortgage loans:	3.250% to 8.050%
Weighted average gross margin of the adjustable-rate mortgage loans:	6.166%
Range of minimum mortgage rates of the adjustable-rate mortgage loans:	5.450% to 12.600%
Weighted average minimum mortgage rate of the adjustable-rate mortgage loans:	8.074%
Range of maximum mortgage rates of the adjustable-rate mortgage loans:	12.450% to 19.600%
Weighted average maximum mortgage rate of the adjustable-rate mortgage loans:	15.073%
Weighted average months to next adjustment date of the adjustable-rate mortgage loans:	25 months
Weighted average remaining term to stated maturity:	358 months
Range of principal balances as of the cut-off date:	$15,000 to $1,500,000
Average principal balance as of the cut-off date:	$218,404
Range of original loan- to-value ratios(1):	13.56% to 100.00%

Weighted average original loan-to-value ratio(1):	81.40%
Geographic concentrations in excess of 5%: California Florida New York Massachusetts	37.92% 8.47% 7.15% 5.30%

____________________

(1)	As used in this free writing prospectus, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The mortgage loans have been divided into two loan groups, designated as the Group I Mortgage Loans and the Group II Mortgage Loans. The Group I Mortgage Loans consist of adjustable-rate and fixed-rate mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits. The Group II Mortgage Loans consist of adjustable-rate and fixed-rate mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits. In addition, certain of the conforming balance mortgage loans included in loan group II might otherwise have been included in loan group I, but were excluded from loan group I because they did not meet Freddie Mac criteria (including published guidelines) for factors other than principal balance.

Payments on the Group I Notes will be made primarily from the cashflow on the Group I Mortgage Loans. Payments on the Group II Notes will be made primarily from the cashflow on the Group II Mortgage Loans. Payments on the Mezzanine Notes will be made from the cashflow on all of the mortgage loans.

The Group I Mortgage Loans have an aggregate principal balance of approximately $574,966,737 as of the cut-off date after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group I Mortgage Loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I Mortgage Loans:	80.67%
Fixed-rate Group I Mortgage Loans:	19.33%
Interest only Group I Mortgage Loans:	19.51%
Second lien Group I Mortgage Loans:	0.00%
Range of mortgage rates:	5.450% to 12.413%
Weighted average mortgage rate:	7.945%
Range of gross margins of the adjustable-rate Group I Mortgage Loans:	3.250% to 7.600%
Weighted average gross margin of the adjustable-rate Group I Mortgage Loans:	6.173%
Range of minimum mortgage rates of the adjustable-rate Group I Mortgage Loans:	5.450% to 12.413%
Weighted average minimum mortgage rate of the adjustable-rate Group I Mortgage Loans:	8.124%
Range of maximum mortgage rates of the adjustable-rate Group I Mortgage Loans:	12.450% to 19.413%
Weighted average maximum mortgage rate of the adjustable-rate Group I Mortgage Loans:	15.122%

Weighted average months to next adjustment date of the adjustable-rate Group I Mortgage Loans:	25 months
Weighted average remaining term to stated maturity:	358 months
Range of principal balances as of the cut-off date:	$46,685 to $693,934
Average principal balance as of the cut-off date:	$201,601
Range of original loan- to-value ratios:	13.56% to 100.00%
Weighted average original loan-to-value ratio:	79.55%
Geographic concentrations in excess of 5%: California Florida Massachusetts	34.16% 8.66% 6.11%

The Group II Mortgage Loans have an aggregate principal balance of approximately $791,367,068 as of the cut-off date after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group II Mortgage Loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II Mortgage Loans:	80.51%
Fixed-rate Group II Mortgage Loans:	19.49%
Interest only Group II Mortgage Loans:	20.80%
Second lien Group II Mortgage Loans:	5.27%
Range of mortgage rates:	5.500% to 14.150%
Weighted average mortgage rate:	8.076%
Range of gross margins of the adjustable-rate Group II Mortgage Loans:	4.000% to 8.050%
Weighted average gross margin of the adjustable-rate Group II Mortgage Loans:	6.161%
Range of minimum mortgage rates of the adjustable-rate Group II Mortgage Loans:	5.500% to 12.600%
Weighted average minimum mortgage rate of the adjustable-rate Group II Mortgage Loans:	8.038%
Range of maximum mortgage rates of the adjustable-rate Group II Mortgage Loans:	12.500% to 19.600%
Weighted average maximum mortgage rate of the adjustable-rate Group II Mortgage Loans:	15.037%

Weighted average months to next adjustment date of the adjustable-rate Group II Mortgage Loans:	25 months
Weighted average remaining term to stated maturity:	358 months
Range of principal balances as of the cut-off date:	$15,000 to $1,500,000
Average principal balance as of the cut-off date:	$232,482
Range of original loan- to-value ratios(1):	20.24% to 100.00%
Weighted average original loan-to-value ratio(1):	82.75%
Geographic concentrations in excess of 5%: California New York Florida	40.65% 8.90% 8.33%

____________________

(1)	As used in this free writing prospectus, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

With respect to all of the adjustable-rate mortgage loans, the mortgage rate will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the related gross margin, subject to periodic and lifetime limitations, as described under “The Mortgage Pool—General Description of the Mortgage Loans” in this free writing prospectus. The first adjustment date for such adjustable-rate mortgage loans will occur only after an initial period of approximately two years, three or five years after origination.

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this free writing prospectus.

The Offered Notes

The notes listed in the table in this summary are the only classes of notes offered by this free writing prospectus. The offered notes will have the characteristics shown in the table above and as described in this free writing prospectus.

The note rate for each class of Floating Rate Notes will be a per annum rate based on one-month LIBOR plus an applicable margin set forth below, in each case, subject to a rate cap as described under “Description of the Notes—Note Rates” in this free writing prospectus.

Margin
Class	(1) (%)	(2) (%)
A-1	[___]	[___]
A-2a	[___]	[___]
A-2b	[___]	[___]
A-2c	[___]	[___]
M-1	[___]	[___]
M-2	[___]	[___]
M-3	[___]	[___]
M-4	[___]	[___]
M-5	[___]	[___]
M-6	[___]	[___]
M-7	[___]	[___]
M-8	[___]	[___]
M-9	[___]	[___]

__________

(1)

For the interest accrual period for each payment date through and including the first payment date on which the aggregate principal balance of the mortgage loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(2)	For each interest accrual period thereafter.

The offered notes will be sold by the depositor to Credit Suisse Securities (USA) LLC, Deutsche Bank Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities Inc. and Northeast Securities, Inc., the underwriters, on the closing date.

The offered notes will initially be represented by one or more global notes registered in the name of a nominee of the Depository Trust Company in the United States, or Clearstream Banking Luxembourg and the Euroclear System, in Europe in minimum denominations of $25,000 and integral multiples of $1.00 in excess of the minimum denominations. See “Description of the Notes—Book-Entry Notes” in this free writing prospectus.

Payment Priorities

In general, on any payment date, funds available for payment from payments and other amounts received on the mortgage loans will be distributed as follows:

Group I Notes

In general, on any Payment Date, funds available for payment from amounts received on the Group I Mortgage Loans will be paid as follows:

Interest Payments

to pay interest on the Class A-1 Notes; and

Principal Payments

to pay principal on the Class A-1 Notes, but only in the amounts described under “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus.

Group II Notes

In general, on any Payment Date, funds available for payment from amounts received on the Group II Mortgage Loans will be paid as follows:

Interest Payments

concurrently, to pay interest on the classes of Group II Notes, on a pro rata basis based on the entitlement of each such class; and

Principal Payments

to pay principal on the Group II Notes, but only in the amounts and in the priority described under “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus.

Mezzanine Notes

In general, on any Payment Date, funds available for payment from amounts received on the Group I Mortgage Loans and the Group II Mortgage Loans, after the payments on the Class A Notes described above will be paid as follows:

Interest Payments

sequentially, to pay interest on the classes of Mezzanine Notes, in the order of their numerical class designations, as described under “Description of the Notes— Interest Payments on the Offered Notes” in this free writing prospectus; and

Principal Payments

to pay principal on the Mezzanine Notes, but only in the amounts and in the priority described under “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus.

Maturity Date

The maturity date for the offered notes will be the payment date in May 2036. The maturity date for the offered notes is one month following the maturity date of the latest maturing mortgage loan. The actual final payment date for each class of offered notes may be earlier, and could be substantially earlier, than the maturity date.

Trigger Event

The occurrence of a Trigger Event, on or after the Stepdown Date, may have the effect of accelerating or decelerating the amortization of certain classes of offered notes and affecting the weighted average lives of the offered notes. The Stepdown Date is the earlier to occur of (1) the first payment date on which the aggregate note balance of the Class A Notes has been reduced to zero and (2) the later of (x) the payment date occurring in April 2009 and (y) the first payment date on which the subordination available to the Class A Notes has doubled. A Trigger Event will be in effect if delinquencies or losses on the mortgage loans exceed the levels set forth in the definition thereof.

Fees and Expenses

Before payments are made on the notes, the following fees and expenses will be payable by the trust: (i) the servicer will be paid a monthly fee equal to one-twelfth of 0.500% multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related due period, (ii) the indenture trustee will be paid a monthly fee equal to one-twelfth of 0.002% multiplied by the aggregate principal balance of the mortgage loans as of the first day of the related due period and (iii) the owner trustee will be paid a monthly fee (beginning on the 13th payment date) equal to $333.33. The servicing fee will be payable from amounts on deposit in the collection account. The indenture trustee fee will be payable from amounts on deposit in the payment account.

The Swap Provider is entitled to a monthly payment calculated as one-twelfth (or, for the first payment date, the number of days elapsed from the closing date to but excluding the first payment date on a 30/360 basis) of 5.08% on the notional amount for such payment date. The issuing entity is entitled to an amount equal to one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis or for the first payment date, the actual number of days elapsed from the closing date to but excluding the first payment date) on the notional amount for such payment date. Only the positive net payment of the two obligations will be paid by the applicable party. If a net payment is owed to the Swap Provider, the indenture trustee shall pay such amount from the payment account before payments are made on the notes.

The Owner Trust Certificates

The Owner Trust Certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interest in the trust. In addition, the Owner Trust Certificates (subject to payments to the owner trustee) will be entitled to distributions of available funds remaining after payments on the offered notes, as described in this free writing prospectus. The Owner Trust Certificates are not offered by this free writing prospectus. The Owner Trust Certificates will be delivered to the sponsor or its designee as partial consideration for the mortgage loans.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered notes consists of excess interest, prepayment charges, subordination and overcollateralization, each as described in this section and under “Description of the Notes—Credit Enhancement” and “—Overcollateralization Provisions” in this free writing prospectus.

Excess Interest and Prepayment Charges. The mortgage loans bear interest each month which, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered notes and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain or restore overcollateralization at the required level.

In addition, prepayment charges paid on the mortgage loans during the related prepayment period will be available to absorb realized losses on the mortgage loans as described in this free writing prospectus. To the extent that such prepayment charges are not required to absorb realized losses on the mortgage loans, such amounts will be distributed to the holders of the Owner Trust Certificates on the related payment date. Investors should note that in certain instances as set forth in the servicing agreement, the amount of a prepayment charge may not be charged to the mortgagor and may not be required to be remitted by the servicer. To the extent that prepayment charges are not collected or otherwise paid by the servicer, the amount available to absorb realized losses will be reduced.

Subordination. The rights of the holders of the Mezzanine Notes to receive payments will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Notes.

In addition, the rights of the holders of the Mezzanine Notes with higher numerical class designations to receive payments will be subordinated to the rights of the holders of the Mezzanine Notes with lower numerical class designations, to the extent described in this free writing prospectus.

Subordination is intended to enhance the likelihood of regular payments on the more senior notes in respect of interest and principal and to afford the more senior notes protection against realized losses on the mortgage loans, as described in this free writing prospectus. See “Description of the Notes—Allocation of Losses; Subordination.”

Overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate note balance of the offered notes on the closing date by approximately $38,256,805. This amount represents approximately 2.80% of the aggregate principal balance of the mortgage loans as of the cut-off date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. See “Description of the Notes—Overcollateralization Provisions” in this free writing prospectus.

Allocation of Losses. On any payment date, realized losses on the mortgage loans will be allocated first, to Net Monthly Excess Cashflow (as defined in this free writing prospectus), second, to any prepayment charges paid on the mortgage loans during the related prepayment period, third, to the overcollateralized amount, until the overcollateralized amount has been reduced to zero and fourth, to each class of the Mezzanine Notes, in reverse numerical order, until the Note Balance of each class of Mezzanine Notes has been reduced to zero. The indenture does not permit the allocation of realized losses on the mortgage loans to the Class A Notes; however, investors in the Class A Notes should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to pay to the Class A Notes all principal and interest amounts to which such notes are then entitled. See “Description of the Notes—Allocation of Losses” in this free writing prospectus.

Once realized losses are allocated to the Mezzanine Notes, their note balances will be permanently reduced by the amount so allocated (except in the case of Subsequent Recoveries). However, the amount of any realized losses allocated to the Mezzanine Notes (together with Deferred Interest) may be paid to the holders of those notes according to the priorities set forth under “Description of the Notes—Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreement

The indenture trustee will enter into an Interest Rate Swap Agreement with Bear Stearns Financial Products Inc., as swap provider (the “Swap Provider”). Under the Interest Rate Swap Agreement, on each payment date, the issuing entity will be obligated to make fixed payments as specified in this free writing prospectus and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the notional amount for that payment date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous payment date to but excluding the current payment date (or, for the first payment date, the actual number of days elapsed from the closing date to but excluding the first payment date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any payment date, the Swap Provider will make a Net Swap Payment to the indenture trustee.

Upon early termination of the Interest Rate Swap Agreement, the issuing entity or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related payment date, and on any subsequent payment dates until paid in full, generally prior to any payment to noteholders. See “Description of the Notes—The Interest Rate Swap Agreement” in this free writing prospectus for additional information.

Net Swap Payments and Swap Termination Payments payable by the issuing entity (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from available funds before payments to noteholders.

P&I Advances

The servicer is required to advance delinquent payments of interest and principal on the mortgage loans, subject to the limitations described under “Servicing Agreement—P&I Advances” in this free writing prospectus. The servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See “Servicing Agreement—P&I Advances” in this free writing prospectus and “Description of the Securities—Advances by Servicer in Respect of Delinquencies on the Trust Fund Assets” in the base prospectus.

Optional Redemption

The offered notes may be redeemed, in whole but not in part, if the servicer exercises its option to purchase the aggregate principal balance of the mortgage loans and any REO properties remaining in the mortgage pool has been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. See “The Indenture—Optional Redemption” in this free writing prospectus and “Description of the Securities—Termination of the Trust Fund and Disposition of the Trust Fund Assets” in the base prospectus.

Repurchase or Substitution of Mortgage Loans

The responsible party will make certain representations and warranties with respect to each mortgage loan as of the closing date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the noteholders, the responsible party will be obligated to cure such breach, or otherwise repurchase or replace such mortgage loan. In addition, the servicer will have the right, under the servicing agreement, to purchase mortgage loans 90 days or more delinquent and the holder of the Owner Trust Certificates will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans from the trust.

Federal Income Tax Consequences

For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the Owner Trust Certificates. Each noteholder that is unrelated to the owner of the Owner Trust Certificates, by its acceptance of a note, will agree to treat the offered notes as debt.

The trust is classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the Owner Trust Certificates are owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.” New Century Financial Corporation will certify that it is a “real estate investment trust” and it will own the Owner Trust Certificates through NC Residual IV Corporation, a “qualified REIT subsidiary.” Moreover, the trust agreement sets forth restrictions on the transferability of the Owner Trust

Certificates to ensure that it will only be held by a “real estate investment trust” or a “qualified REIT subsidiary.” See “Federal Income Tax Consequences” in the base prospectus.

Ratings

It is a condition to the issuance of the notes that the offered notes receive the following ratings from Moody’s Investors Service, Inc., or “Moody’s”, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or “S&P” and Fitch Ratings or “Fitch”:

Offered Notes	Moody’s	S&P	Fitch
Class A-1	Aaa	AAA	AAA
Class A-2a	Aaa	AAA	AAA
Class A-2b	Aaa	AAA	AAA
Class A-2c	Aaa	AAA	AAA
Class M-1	Aa1	AA+	AA+
Class M-2	Aa2	AA	AA
Class M-3	Aa3	AA-	AA-
Class M-4	A1	A+	A+
Class M-5	A2	A	A
Class M-6	A3	A-	A-
Class M-7	Baa1	BBB+	BBB+
Class M-8	Baa2	BBB	BBB
Class M-9	Baa3	BBB-	BBB-

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. See “Yield on the Notes” and “Ratings” in this free writing prospectus and “Yield Considerations” in the base prospectus.

Legal Investment

The offered notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA. See “Legal Investment” in this free writing prospectus and in the base prospectus.

Considerations for Benefit Plan Investors

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Code should review carefully with its legal counsel whether the purchase or holding of the offered notes or an interest therein could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

Any benefit plan fiduciary considering whether to purchase any offered notes or an interest therein on behalf of a benefit plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code. See “Considerations For Benefit Plan Investors” in this free writing prospectus and in the base prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the offered notes. You should also carefully consider the information set forth under “Risk Factors” in the base prospectus.

The mortgage loans were underwritten to standards which do not conform to the credit standards of Fannie Mae or Freddie Mac which may result in losses on the mortgage loans

The originator’s underwriting standards are intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan and consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac credit guidelines. The originator’s underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originator’s first lien, additional financing which is subordinate to that first lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator’s loan-to-value ratio determination for the originator’s first lien.

As a result of the originator’s underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Taxation of the trust

It is anticipated that the trust will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the trust will be entirely owned by the sponsor, which is a “real estate investment trust,” or REIT. So long as the trust is owned directly or indirectly by a REIT, classification of the trust as a TMP will not cause it to be subject to corporate income tax. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the sponsor will be required to treat a portion of the dividends they receive from the sponsor as though they were “excess inclusions” with respect to a residual interest in a “real estate mortgage investment conduit,” or REMIC, within the meaning of Section 860D of the Code.

In the event that the trust is not wholly owned by a REIT or a “qualified REIT subsidiary,” it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Any transfer of the Owner Trust Certificates will require such transferee to represent that it is a REIT or a “qualified REIT subsidiary.”

In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the trust, with a consequential redemption of the offered notes at a time earlier than anticipated.

Bankruptcy proceedings could delay or reduce payments on the offered notes

The transfer of the mortgage loans from the sponsor to the depositor is intended by the parties to be and has been documented as a sale; however, the sponsor will treat the transfer of the mortgage loans as a secured financing for accounting purposes as long as the limited mortgage loan purchase right and the right of the trust to purchase a derivative contract, each as described in this free writing prospectus, remains in effect. If the sponsor were to become bankrupt, a trustee in bankruptcy could attempt to re-characterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the sponsor. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the offered notes. The risk of such a re-characterization with respect to the mortgage loans may be increased by the sponsor’s treatment of the transfer of these mortgage loans as a secured financing for accounting purposes. See “Description of the Notes—Limited Mortgage Loan Purchase Right; Derivative Contracts” in this free writing prospectus.

Mortgage loans with high loan-to-value ratios leave the related borrower with little or no equity in the related mortgaged property, which may result in losses with respect to these mortgage loans

Mortgage loans with a loan-to-value ratio of greater than 80% may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 43.72% of the Group I Mortgage Loans and approximately 39.16% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 41.08% of the mortgage loans (by aggregate principal balance as of the cut-off date), had a loan-to-value ratio at origination in excess of 80% and are not covered by any primary mortgage insurance. No mortgage loan had a combined loan-to-value ratio exceeding 100.00% at origination.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated and therefore, increasing the loan-to-value ratio of the related mortgage loan. An increase of this kind may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your notes. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the mortgage loans. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its loan-to-value ratio at origination.

There are risks associated with second lien mortgage loans, which may result in losses with respect to these mortgage loans

None of the Group I Mortgage Loans and approximately 5.27% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 3.05% of the mortgage loans (by aggregate principal balance as of the cut-off date), are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Balloon loan risk

Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately 57.20% of the Group I Mortgage Loans and approximately 57.23% of the Group II Mortgage Loans

(in each case, by aggregate principal balance of the related group as of the cut-off date) and approximately 57.22% of the mortgage loans (by aggregate principal balance as of the cut-off date) are balloon loans.

In addition, approximately 3.86% of the Group I Mortgage Loans and approximately 6.03% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related group as of the cut-off date) and approximately 9.89% of the mortgage loans (by aggregate principal balance as of the cut-off date) are adjustable rate mortgage loans and are intended to have the monthly payment amortize the principal balance thereof over a term of 40 years from origination with a required balloon payment after 30 years of origination. A possible interpretation of those mortgage loans may imply that the monthly payments are to be reset after the first adjustment date so that the monthly payment will amortize the principal balance of the mortgage loans over a term of 30 years from origination. The originator will service these loans based on a 40 year amortization term that will result in the borrower being required to make a balloon payment 30 years after the origination date. In the event such loan is considered to provide for a 30 year amortization term, the originator will repurchase the related mortgage loan. Because the assumptions set forth in this free writing prospectus have assumed that those mortgage loans amortize over a term of 40 years from origination, if the originator repurchases any of the related mortgage loans from the trust, the weighted average lives of the notes may be shortened.

Simultaneous second lien risk

With respect to approximately 17.06% of the Group I Mortgage Loans and approximately 42.57% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related group as of the cut-off date) and approximately 31.83% of the mortgage loans (by aggregate principal balance as of the cut-off date), at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which may or may not be included in the mortgage pool. The weighted average loan-to-value ratio of such mortgage loans is approximately 80.44% (with respect to such Group I Mortgage Loans), approximately 80.04% (with respect to such Group II Mortgage Loans) and approximately 80.13% (with respect to such mortgage loans), and the weighted average combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately 99.29% (with respect to such Group I Mortgage Loans), approximately 99.46% (with respect to such Group II Mortgage Loans) and approximately 99.42% (with respect to such mortgage loans). With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Delinquency Status of the Mortgage Loans

Approximately 0.22% of the Group I Mortgage Loans and approximately 0.29% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date) and approximately 0.26% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are 30-59 days delinquent as of February 28, 2006. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next scheduled due date. Investors should note that certain of the mortgage loans will have a first payment date occurring on or after the cut-off date and, therefore, such mortgage loans could not have been delinquent in any monthly payment as of February 28, 2006.

The servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans, to the extent such advances are deemed by the servicer to be recoverable, until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Investors should also see the tables titled “Historical Delinquency of the Mortgage Loans.”

Interest only mortgage loans will result in reduced principal payments

Approximately 19.51% of the Group I Mortgage Loans and approximately 20.80% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date) and approximately 20.26% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) require the borrowers to make monthly payments only of accrued interest for the first 24, 36, 60 or 84 months following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. The interest-only feature may reduce the likelihood of prepayment during the interest-only period due to the smaller monthly payments relative to a fully-amortizing mortgage loan. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination, if the borrower defaults, the unpaid principal balance of the related mortgage loan will be greater than otherwise would be the case, increasing the risk of loss in that situation. In addition, the noteholders will receive smaller principal payments during the interest-only period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal payments may reduce the return on an investment in the offered notes that are purchased at a discount.

Investors should consider the fact that interest-only loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, interest-only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

The mortgage loans are concentrated in particular states, which may present a greater risk of loss relating to these mortgage loans

The charts presented under “Summary of Free Writing Prospectus—The Mortgage Loans” list the states with the highest concentrations of mortgage loans, Group I Mortgage Loans and Group II Mortgage Loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states with high concentrations of mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.
•

Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

•

Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Credit scores may not accurately predict the performance of the mortgage loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Hurricanes may pose special risks

During the late summer of 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The responsible party will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such mortgage loan, the responsible party will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payments on the offered notes. Any damage to a mortgaged property that secures a mortgage loan occurring after the closing date as a result of any other casualty event occurring after the closing date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the offered notes or impact the weighted average lives of the offered notes.

Violation of consumer protection laws may result in losses on the mortgage loans and your notes

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;
•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

The responsible party will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner set forth in the mortgage loan purchase agreement.

High Cost Loans

The responsible party will represent that, as of the closing date, none of the mortgage loans are “High Cost Loans” within the meaning of the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994 or, the Homeownership Act, or any state law, ordinance or regulation similar to the Homeownership Act. See “Legal Aspects of Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in the base prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator’s failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the responsible party will be required to purchase such mortgage loan from the issuing entity.

Prepayment interest shortfalls and Relief Act interest shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to its servicing fee for the related due period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss. In addition, the servicer will not cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act, or the Relief Act, or similar state or local laws.

On any payment date, any shortfalls resulting from the application of the Relief Act or similar state laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated to the Net Monthly Excess Cashflow.

Potential inadequacy of credit enhancement for the offered notes

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A Notes, and to a limited extent, the holders of the Mezzanine Notes, will receive regular payments of interest and principal. However, there can be no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to make payments on your notes as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

Interest generated by the mortgage loans may be insufficient to maintain or restore overcollateralization

The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered notes and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event). Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to maintain or restore the overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•

Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•

If the rates of delinquencies, defaults or losses on the mortgage loans increase, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required payments on the offered notes.

•

Substantially all of the adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than (and have periodic and maximum limitations to their mortgage rates), and on the basis of an index that is different from, the index used to determine the note rates on the offered notes, and the fixed-rate mortgage loans have mortgage rates that do not adjust. As a result, the note rates on the offered notes may increase relative to the mortgage rates on such mortgage loans, requiring that a greater portion of the interest generated by such mortgage loans be applied to cover interest on the offered notes.

Prepayment charges may be insufficient to absorb realized losses

Certain of the mortgage loans provide for payment by the related mortgagor of a prepayment charge in limited circumstances on certain prepayments. The amount of the prepayment charge is as provided in the related mortgage note, but, in most cases, is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan in any 12 month period, as permitted by law. Any prepayment charges paid in respect of the mortgage loans during a prepayment period will be available to absorb realized losses on the mortgage loans or if not so required, will be distributed to the holders of the Owner Trust Certificates on the related payment date. Generally, each prepayment charge only remains applicable with respect to the related mortgage loan for the limited time periods specified in the terms of the related mortgage loan. Under certain instances, as set forth in the servicing agreement, the payment of any otherwise applicable prepayment charge may be waived by the servicer; provided, however, that the servicer is obligated to pay any prepayment charges that were waived other than in accordance with the standards set forth in the servicing agreement. In addition, under certain circumstances the servicer will be obligated to waive prepayment charges and will not be required to make any payment in respect of such waived prepayment charges. Investors should conduct their own analysis of the effect, if any, that the payment of prepayment charges, or decisions by the servicer with respect to waiver thereof, may have on the performance of the notes.

To the extent that prepayment charges are not collected or otherwise paid by the servicer, the amount available to absorb realized losses will be reduced.

As of July 1, 2003, the Alternative Mortgage Parity Act of 1982, or Parity Act, which regulates the ability of the originator to impose prepayment charges, was amended, and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges, decisions by the servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the mortgage loans. However, the Office of Thrift Supervision’s ruling does not retroactively affect loans originated before July 1, 2003. See “Legal Aspects of Mortgage Loans—Enforceability of Provisions—Prepayment Charges and Prepayments” in the base prospectus.

The difference between the note rates on the offered notes and the mortgage rates on the adjustable-rate mortgage loans may adversely affect the yield on the offered notes

Each class of offered notes accrues interest at a note rate based on a one-month LIBOR index plus a specified margin, limited by the available funds rate and a maximum note rate. The fixed-rate mortgage loans have mortgage rates that are fixed and substantially all of the adjustable-rate mortgage loans have mortgage rates that adjust based on a six-month LIBOR index, have periodic and maximum limitations on adjustments to their mortgage rates, and have the first adjustment to their mortgage rates two, three or five years after the origination thereof. As a result of the limits on the note rates on the offered notes, such offered notes may accrue less interest than they would accrue if their note rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the note rates and adversely affect the yields to maturity on the offered notes. Some of these factors are described below.

•

The note rates for the offered notes may adjust monthly while the mortgage rates on the fixed-rate mortgage loans do not adjust and the mortgage rates on the adjustable-rate mortgage loans adjust less frequently. Furthermore, substantially all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two, three or five years after their origination. Consequently, the limits on the note rates on the offered notes may prevent any increases in the note rate on one or more classes of such notes for extended periods in a rising interest rate environment.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the note rate on one or more classes of offered notes is more likely to be limited.

•

The mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the note rates on the offered notes are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the note rates on the offered notes may both decline or increase during the same period, but that the note rates on the offered notes may decline more slowly or increase more rapidly.

If the note rate on any class of offered notes is limited for any payment date, the resulting basis risk shortfalls may be recovered by the holders of such offered notes on the same payment date or on future payment dates, to the extent that on such payment date or future payment dates there are any available funds remaining after certain other payments on the offered notes and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event). The ratings on the offered notes will not address the likelihood of any such recovery of basis risk shortfalls by holders of the offered notes.

The rate and timing of principal payments on the offered notes will be affected by prepayment speeds and by the priority of payment on the offered notes

The rate and timing of payments allocable to principal on the offered notes will depend on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases on the mortgage loans) and the allocation thereof to pay principal on the offered notes. As is the case with asset backed notes generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 70.18% of the Group I Mortgage Loans and approximately 66.57% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) and approximately 68.09% of the mortgage loans (by aggregate principal balance as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible. Furthermore, the fixed-rate mortgage loans may prepay at different rates and in response to different factors than the adjustable-rate mortgage loans and the interest-only mortgage loans may prepay at different rates and in response to different factors than the other mortgage loans. The inclusion of different types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

The responsible party may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the servicer may purchase mortgage loans 90 days or more delinquent, subject to the conditions set forth in the servicing agreement and the servicer may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. Furthermore, the holder of the Owner Trust Certificates will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans from the trust. These purchases will have the same effect on the holders of the offered notes as a prepayment of those mortgage loans.

The yields to maturity on the offered notes will depend on a variety of factors

The yield to maturity on each class of offered notes will depend on: (i) the applicable note rate thereon from time to time; (ii) the applicable purchase price; (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases), and the allocation thereof to reduce the note balance of such notes; (iv) the rate, timing and severity of realized losses on the mortgage loans; (v) adjustments to the mortgage rates on the adjustable-rate mortgage loans; and (vi) the amount of excess interest generated by the mortgage loans and the amount of prepayment charges collected on the mortgage loans.

If the offered notes are purchased at a premium and principal payments thereon occur at a rate faster than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal payments thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

As a result of the absorption of realized losses on the mortgage loans by excess interest, prepayment charges and overcollateralization as described in this free writing prospectus, liquidations of defaulted mortgage loans, whether or not realized losses are allocated to the notes upon such liquidations, will result in an earlier return of principal to one or more classes of offered notes and will influence the yields on such notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such notes.

Risks associated with the Mezzanine Notes

The weighted average lives of, and the yields to maturity on, the Mezzanine Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in the Mezzanine Notes, the actual yield to maturity of these notes may be lower than the yield anticipated by the holder. The timing of losses on the mortgage loans will also affect an investor’s yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest, prepayment charges and overcollateralization, will reduce the note balance of the class of Mezzanine Notes then outstanding with the highest numerical class designation. However, the amount of any realized losses allocated to the Mezzanine Notes may be paid to the holders of those notes according to the priorities set forth under “Description of the Notes—Overcollateralization Provisions” in this free writing prospectus.

Unless the aggregate note balance of the Class A Notes has been reduced to zero, the Mezzanine Notes will not be entitled to any principal payments until at least April 2009 or a later date as described under “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus or during any period in which delinquencies or realized losses on the mortgage loans exceed the levels set forth under “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus. As a result, the weighted average lives of the Mezzanine Notes will be longer than would be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the Mezzanine Notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because the Mezzanine Notes might not receive any principal if the delinquency levels set forth under “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus are exceeded, it is possible for these notes to receive no principal payments on a particular payment date even if no losses have occurred on the mortgage loans.

In addition, the multiple class structure of the Mezzanine Notes causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment on the mortgage loans. Because payments of principal will be made to the holders of such notes according to the priorities described in this free writing prospectus, the yields to maturity on such classes of notes will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal payments on such classes. The yields to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, prepayment charges, overcollateralization or a class of Mezzanine Notes with a higher numerical class designation. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Mezzanine Notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

Risk relating to payment priority of the Class A Notes

With respect to the Class A Notes, as set forth in this free writing prospectus under “Description of the Notes—Principal Payments on the Offered Notes,” principal payments will be made either on a pro rata basis among certain classes of Class A Notes and/or in a sequential manner among certain classes of Class A Notes. To the extent that principal payments are allocated sequentially among certain classes of Class A Notes, the weighted average lives of the Class A Notes that receive distributions later will be longer than would otherwise be the case if payments of principal were to be allocated on a pro rata basis to such classes of Class A Notes. In addition, as a result of a sequential allocation of principal, the holders of the Class A Notes receiving principal distributions later will have a greater risk of losses on the related mortgage loans, adversely affecting the yield to maturity on such notes. See “Description of the Notes—Principal Payments on the Offered Notes” for more information.

Your notes will be obligations solely of the trust and not of any other party

The offered notes will not represent an interest in or obligation of the depositor, the servicer, the originator, the responsible party, the sponsor, the indenture trustee or any of their respective affiliates. Neither the offered notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the originator, the responsible party, the sponsor, the indenture trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered notes, and there will be no recourse to the depositor, the servicer, the originator, the responsible party, the sponsor, the indenture trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered notes.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be included as part of available funds for such payment date. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a payment date exceeds the fixed amount owed to the Swap Provider on such payment date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds 5.08%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for payment to noteholders, and may reduce the note rates of the Floating Rate Notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered notes. In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for payment to noteholders.

Upon early termination of the Interest Rate Swap Agreement, the issuing entity or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the issuing entity is required to make a Swap Termination Payment, that payment will be paid on the related payment date, and on any subsequent payment dates until paid in full, generally prior to payments to noteholders. This feature may result in losses on the offered notes. Due to the priority of the applications of the available funds, the Mezzanine Notes will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the issuing entity before such effects are borne by the Class A Notes and one or more classes of Mezzanine Notes may suffer a loss as a result of such payment.

To the extent that payments on the offered notes depend in part on payments to be received by the indenture trustee under the Interest Rate Swap Agreement, the ability of the indenture trustee to make such payments on the offered notes will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. See “Description of the Notes—The Swap Provider” in this free writing prospectus.

The liquidity of your notes may be limited

The underwriters have no obligation to make a secondary market in the offered notes. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the offered notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Terrorist attacks and military action could adversely affect the yield on your notes

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act or similar state or local laws. Certain shortfalls in interest collection arising from the application of the Relief Act or any state or local law providing for similar relief will not be covered by the servicer or any subservicer. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the base prospectus.

Possible reduction or withdrawal of ratings on the offered notes

Each rating agency rating the offered notes may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered notes, the liquidity and market value of the affected notes is likely to be reduced.

Suitability of the offered notes as investments

The offered notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

USE OF PROCEEDS

The sponsor will transfer the mortgage loans to the depositor, the depositor will convey the mortgage loans to the issuing entity and the issuing entity will pledge the mortgage loans to the indenture trustee, in exchange for and concurrently with the delivery of the notes. The net proceeds from the sale of the offered notes, together with the Owner Trust Certificates, will represent the purchase price to be paid by the depositor to the sponsor for the mortgage loans.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Each of the sponsor, the depositor, the originator, the servicer and the responsible party is a direct or indirect wholly owned subsidiary of New Century Financial Corporation.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the issuing entity and (b) any of the servicer, the trustee or the originator.

The underwriters or their affiliates have ongoing banking relationships with affiliates of the depositor. Approximately 98% of the proceeds received from the sale of the offered notes will be used by the depositor to satisfy obligations under financing facilities in place with affiliates of the underwriters with respect to some of the mortgage loans.

LEGAL PROCEEDINGS PENDING AGAINST THE SERVICER, THE ORIGINATOR AND THE SPONSOR

In September 2002, Robert E. Overman and Martin Lemp filed a class action complaint in the Superior Court for Alameda County, California, against the parent of the originator, New Century Financial Corporation (“NCFC”), and the originator (NCFC and the originator, collectively “New Century”), U.S. Bancorp, Loan Management Services, Inc., and certain individuals affiliated with Loan Management Services. The complaint alleges violations of the California Consumers Legal Remedies Act, Unfair, Unlawful and Deceptive Business and Advertising Practices in violation of Business & Professions Code §17200 and §17500, Fraud-Misrepresentation and Concealment and Constructive Trust/Breach of Fiduciary Duty and damages including restitution, compensatory and punitive damages, and attorneys' fees and costs. New Century then filed a §128.7 sanctions motion seeking dismissal of the case. On December 8, 2003, the court granted the motion for sanctions against the plaintiffs for filing a first amended complaint whose allegations against New Century were devoid of evidentiary support and ordered the claims stricken without prejudice. On January 27, 2004, the court entered a judgment of dismissal without prejudice in New Century’s favor. The plaintiffs filed a notice of appeal on February 20, 2004 from the judgment entered in New Century’s favor and the order granting New Century’s motion for sanctions. In June 2005, the Court of Appeals dismissed plaintiff’s appeal for lack of appellate jurisdiction. In August 2005, the court entered an order holding that New Century should recover its costs.

In April 2003, a complaint seeking class action status was filed by two former, short-term employees, Kimberly A. England and Gregory M. Foshee, against NCFC, the originator, Worth Funding Incorporated (now known as New Century Credit) and The Anyloan Company (collectively, the “New Century Parties”). The action was removed on May 12, 2003 from the 19th Judicial District Court, Parish of East Baton Rouge, State of Louisiana to the U.S. District Court for the Middle District of Louisiana in response to our Petition for Removal. The complaint alleges failure to pay overtime wages in violation of the federal Fair Labor Standards Act (“FLSA”). The plaintiffs filed an additional action in Louisiana state court (19th Judicial District Court, Parish of East Baton Rouge) on September 18, 2003, adding James Gray as a plaintiff and seeking unpaid wages under state law, with no class claims. This second action was removed on October 3, 2003 to the U.S. District Court for the Middle District of Louisiana, and was ordered consolidated with the first action. In April 2004, the U.S. District Court unilaterally de-consolidated the James Gray individual action. In September 2003, the plaintiffs also filed a motion to dismiss their claims in Louisiana to enable them to join in a subsequently filed case in Minnesota entitled Klas vs. New Century

Financial, et al. The New Century Parties opposed the motion and the court agreed with their position and refused to dismiss the plaintiffs' case, as it was filed first. The Klas case has now been consolidated with this case and discovery is proceeding. The New Century Parties filed a motion to dismiss Worth Funding Incorporated (now known as New Century Credit) and The Anyloan Company as defendants. The court granted the motion to dismiss in April 2004. On June 28, 2004, New Century filed a motion to reject conditional certification of a collective action. New Century’s motion to reject the class was granted in June 2005. The Plaintiffs had 30 days to file individual actions against New Century and approximately 450 actions were filed.

In December 2003, the originator was served with a class action complaint filed by Elaine Lum in the state court in Suffolk County, New York. The complaint alleged that certain payments the originator makes to mortgage brokers, or yield spread premiums, interfered with the contractual relationship between Ms. Lum and her broker. The complaint also sought damages related thereto for fraud, wrongful inducement/breach of fiduciary duty, violation of deceptive acts and practices, unjust enrichment and commercial bribing. The complaint seeks class certification for similarly situated borrowers in the State of New York. The originator filed a motion to dismiss in January 2004. The judge granted the originator's motion and dismissed all claims on March 23, 2004. On April 12, 2004, the plaintiff filed a notice of appeal, seeking review of the court's order granting the originator's motion to dismiss. In June 2005, the Appellate Division of the Supreme Court of the State of New York located in Brooklyn, New York, affirmed the order granting New Century Mortgage’s motion to dismiss the complaint. Plaintiff/appellant filed a motion with the appellate division for reargument and/or for leave to appeal to the Court of Appeals, which the Court denied in October 2005. In December 2005, plaintiff/appellant filed a notice of motion for leave to appeal the June 20, 2005 order. In February 2006, the Court of Appeals denied plaintiff/appellant’s motion for leave to appeal and affirmed the Supreme Court’s previous ruling, granting the originator’s motion to dismiss the complaint.

On August 2, 2004, the U.S. Department of Labor, Wage & Hour Division (“DOL”) informed the originator that it is conducting an investigation to determine whether the originator is in compliance with FLSA. The DOL has narrowed the scope of its investigation to loan officers in Irvine, California. The originator believes it is in compliance with FLSA and that the originator properly pays overtime wages. In April 2005, we provided requested documents.

In March 2005, Daniel J. Rubio, a former employee of the originator filed a class action complaint against the originator in the Superior Court of Orange County, California. The complaint alleges failure to pay overtime wages, failure to provide meal and rest periods, and that the originator engaged in unfair business practices in violation of the California Labor Code. The complaint seeks recovery of unpaid wages, interest, and attorneys’ fees and costs. The originator filed a motion to strike and demurrer to the complaint in May 2005. On July 8, 2005, the court overruled the demurrer and granted the motion to strike. The amended complaint was filed in July and New Century Mortgage filed its answer in August 2005. In December 2005, New Century Mortgage filed a motion to strike portions of the complaint, which was granted in New Century Mortgage’s favor.

In April 2005, Perrie Bonner and Darrell Bruce filed a class action lawsuit against the originator and Home123 Corporation (“Home123”) in the U.S. District Court, Northern District of Indiana, Hammond Division, alleging violations of the Fair Credit Reporting Act, or FCRA, claiming that the originator and Home123 accessed consumer credit reports without authorization because the prescreened offers of credit did not qualify as firm offers of credit. The proposed class consists of all persons in Indiana, Illinois and Wisconsin who received the prescreened offers from April 20, 2003 to May 10, 2005. The originator and Home123 filed their answer to the complaint in June 2005. In September 2005, plaintiffs filed a motion for class certification and in November 2005, the originator and Home123 filed a motion for judgment on the pleadings. In March 2006, the originator and Home123 filed a motion to bifurcate certain aspects of the case.

In July 2005, Pamela Phillips filed a class action lawsuit against New Century and Home123 in the U.S. District Court, Central District of California. Plaintiff alleges violations of FCRA, claiming that New Century and Home123 accessed consumer credit reports without authorization because the prescreened offers of credit did not qualify as firm offers of credit. The case also alleges that certain disclosures were not made in a clear and conspicuous manner. The proposed class consists of all persons nationwide whose consumer reports were obtained or used by New Century in connection with a credit transaction not initiated by the consumer and who did not receive a firm offer of credit from New Century. A proposed sub-class consists of all persons whose consumer reports were obtained or used by New Century in connection with a credit transaction not initiated by them, and who received a written solicitation to enter a credit transaction which did not provide clear and conspicuous disclosures as required by 15 U.S.C. section 1681m(d). The complaint seeks damages of not more than $1,000 for each alleged violation, declaratory relief, injunctive relief, and attorneys’ fees and costs. New Century and Home123 filed a motion to dismiss certain claims in October 2005. In November 2005, the Court granted the motion to dismiss plaintiff’s claims that certain disclosures were not made in a clear and conspicuous manner. In early March 2006, the court, on its motion, reversed its prior ruling on the motion to dismiss citing the 7th Circuit Court of Appeals recent decisions in the Murray v. GMAC Mortgage Corporation case.

In October 2005, Patricia and Stephen Jeppesen filed a class action lawsuit against the originator in the U.S. District Court, Northern District Of Indiana. The plaintiffs allege that the originator violated the Indiana High Cost Loan Act by allegedly making loans with fees greater than permitted by law unless certain disclosures are made. The class is defined as all persons who obtained a mortgage loan from the originator after January 1, 2005 on their principal residence in Indiana. A second claim in the complaint alleges that the originator improperly charged a document preparation fee. The class also consists of all persons in Indiana who paid a document preparation fee to the originator in the six years prior to the filing of the complaint. The complaint seeks statutory damages, attorneys’ fees and costs, restitution and other relief. In December 2005, the originator filed its answer and affirmative defenses and plaintiffs filed a motion to strike certain affirmative defenses.

In January 2006, Mary Forrest filed a class action lawsuit against the originator in the U.S District Court for the Eastern District of Wisconsin, Milwaukee Division. The plaintiff alleges violations of FCRA, claiming that the originator accessed prescreened credit reports without authorization because the offers of credit allegedly did not qualify as firm offers of credit. The proposed class consists of persons with Wisconsin addresses to whom the originator sent a particular prescreened offer of credit to after November 20, 2004. In February 2006, the originator filed a motion to transfer the case to the U.S. District Court, Central District of California.

NCFC and the originator are also parties to various legal proceedings arising out of the ordinary course of their business. Management believes that any liability with respect to such legal actions, individually or in the aggregate, will not have a material adverse effect on their business, results of operation or financial position.

THE MORTGAGE POOL

The statistical information presented in this free writing prospectus relates to the mortgage loans and related mortgaged properties as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. In addition, mortgage loans may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this free writing prospectus. Any statistic presented on a weighted average basis or any statistic based the aggregate principal balance of the mortgage loans is subject to a variance of plus or minus 5%.

If any material pool characteristic of the mortgage loans on the closing date differs by more than 5% from the description of the mortgage loans in this free writing prospectus, the depositor will file updated pool characteristics by Form 8-K within four days following the closing date.

The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage loans in the mortgage pool will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered notes are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

Unless otherwise noted, all statistical percentages or weighted averages set forth in this free writing prospectus are measured as a percentage of the aggregate principal balance of the mortgage loans or in the related loan group as of the cut-off date.

General Description of the Mortgage Loans

The mortgage pool will consist of approximately 6,256 conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans, secured by first and second liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $1,366,333,806, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans have been divided into two loan groups, designated as the Group I Mortgage Loans and the Group II Mortgage Loans. The Group I Mortgage Loans consist of adjustable-rate and fixed-rate mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits. The Group II Mortgage Loans consist of adjustable-rate and fixed-rate mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits.

The Group I Mortgage Loans consist of approximately 2,852 mortgage loans having an aggregate principal balance as of the cut-off date of approximately $574,966,737, after application of scheduled payments due on or before the cut-off date whether or not received, and subject to a permitted variance of plus or minus 5%. The Group II Mortgage Loans consist of approximately 3,404 mortgage loans having an aggregate principal balance as of the cut-off date of approximately $791,367,068, after application of scheduled payments due on or before the cut-off date whether or not received, and subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than 30 years.

The mortgage loans are secured by mortgages or deeds of trust or other similar security instruments creating first and second liens on residential properties. The mortgaged properties consist of attached, detached or semi-detached, one- to four-family dwelling units, individual condominium units and individual units in planned unit developments. The mortgage loans will be acquired by the depositor from the sponsor in the manner described in this free writing prospectus, who previously acquired the mortgage loans from the originator. New Century Mortgage Corporation will act as the servicer under the servicing agreement.

Each mortgage loan will accrue interest at the fixed-rate rate or the adjustable-rate calculated as specified under the terms of the related mortgage note. Approximately 80.67% of the Group I Mortgage Loans, approximately 80.51% of the Group II Mortgage Loans and approximately 80.58% of the mortgage loans are adjustable-rate mortgage loans. Approximately 19.33% of the Group I Mortgage Loans, approximately 19.49% of the Group II Mortgage Loans and approximately 19.42% of the mortgage loans are fixed-rate mortgage loans.

Each adjustable-rate mortgage loan accrues interest at a mortgage rate that is adjustable. Generally, the adjustable-rate mortgage loans provide for semi-annual adjustment to their mortgage rates; provided, however, that in the case of (i) approximately 90.13%, approximately 6.59% and approximately 3.23% of the adjustable-rate Group I Mortgage Loans, (ii) approximately 92.46%, approximately 4.97% and approximately 2.57% of the adjustable-rate Group II Mortgage Loans and (iii) approximately 91.48%, approximately 5.65% and approximately 2.87% of the adjustable-rate mortgage loans, the first adjustment will not occur until after an initial period of approximately two years, three years and five years, respectively, from the date of origination. Such adjustable-rate mortgage loans are referred to in this free writing prospectus as “delayed first adjustment mortgage loans.” In connection with each mortgage rate adjustment, the adjustable-rate mortgage loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date. On each adjustment date, the mortgage rate on each adjustable-rate mortgage loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the index and a fixed percentage amount, or gross margin, for that mortgage loan specified in the related mortgage note. However, the mortgage rate on each adjustable-rate mortgage loan will generally not increase or decrease by more than 1.000% to 1.500% per annum, on any related adjustment date and will not exceed a specified maximum mortgage rate over the life of the mortgage loan or be less than a specified minimum mortgage rate over the life of the mortgage loan. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of that mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each adjustable-rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index, calculated as described in this free writing prospectus, and the related gross margin. See “—The Index” in this free writing prospectus. None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

Approximately 19.51% of the Group I Mortgage Loans, approximately 20.80% of the Group II Mortgage Loans and approximately 20.26% of the mortgage loans provide that for a period of 24, 36, 60 or 84 months after origination, the required monthly payments are limited to accrued interest. At the end of such period, the monthly payments on each such mortgage loan will be recalculated to provide for amortization of the principal balance by the maturity date and payment of interest at the then-current mortgage rate.

The mortgage loans have scheduled monthly payments due on the first day of the month and that day is referred to in this free writing prospectus as the “due date.” Each mortgage loan will contain a customary due-on-sale clause which provides that the mortgage loan must be repaid at the time of a sale of the related mortgaged property or, in the case of an adjustable-rate mortgage loan, assumed by a creditworthy purchaser of the related mortgaged property.

Approximately 70.18% of the Group I Mortgage Loans, approximately 66.57% of the Group II Mortgage Loans and approximately 68.09% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period generally not in excess of three years from the date of origination of the mortgage loan as provided in the related mortgage note. Under the limited instances described under the terms of the servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Any prepayment charges paid in respect of the mortgage loans during a prepayment period will be available to absorb realized losses on the mortgage loans or if not so required, will be distributed to the holders of the Owner Trust Certificates on the related payment date.

None of the mortgage loans are buydown mortgage loans.

Mortgage Loan Statistics

The average principal balance of the mortgage loans at origination was approximately $218,550. No mortgage loan had a principal balance at origination greater than approximately $1,500,000 or less than approximately $15,000. The average principal balance of the mortgage loans as of the cut-off date was approximately $218,404. No mortgage loan had a principal balance as of the cut-off date of greater than approximately $15,000 or less than approximately $1,500,000.

The mortgage loans had mortgage rates as of the cut-off date ranging from approximately 5.450% per annum to approximately 14.150% per annum, and the weighted average mortgage rate for the mortgage loans was approximately 8.021% per annum.

As of the cut-off date, the adjustable-rate mortgage loans had gross margins ranging from approximately 3.250% to approximately 8.050%, minimum mortgage rates ranging from approximately 5.450% per annum to approximately 12.600% per annum and maximum mortgage rates ranging from approximately 12.450% per annum to approximately 19.600% per annum. As of the cut-off date, with respect to the adjustable-rate mortgage loans, the weighted average gross margin was approximately 6.166%, the weighted average minimum mortgage rate was approximately 8.074% per annum and the weighted average maximum mortgage rate was approximately 15.073% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate mortgage loan occurs in April 1, 2011 and the weighted average next adjustment date for all of the adjustable-rate mortgage loans following the cut-off date is April 9, 2008.

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 81.40%. At origination, no mortgage loan had a combined loan-to-value ratio greater than 100.00% or less than approximately 13.56%.

The weighted average remaining term to stated maturity of the mortgage loans was approximately 358 months as of the cut-off date. None of the mortgage loans will have a first due date prior to May 1, 2006 or after June 1, 2006, or will have a remaining term to stated maturity of less than 115 months or greater than 360 months as of the cut-off date. The latest maturity date of any mortgage loan is April 1, 2036.

The weighted average credit score for the mortgage loans was approximately 627.

The mortgage loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

Range of Principal Balances of the Mortgage Loans as of the Cut-off Date

Range of Original Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
0.01-50,000.00	440	$14,014,385.11	1.03%	$31,850.88	10.927%	96.40%	641
50,000.01-100,000.00	1,058	80,801,948.74	5.91	76,372.35	9.261	84.79	617
100,000.01-150,000.00	1,111	138,958,056.21	10.17	125,074.76	8.485	81.06	611
150,000.01-200,000.00	771	135,015,059.58	9.88	175,116.81	8.140	79.42	612
200,000.01-250,000.00	711	159,033,177.78	11.64	223,675.36	8.020	79.15	620
250,000.01-300,000.00	566	155,804,477.98	11.40	275,272.93	7.798	80.36	622
300,000.01-350,000.00	467	151,410,162.19	11.08	324,218.76	7.757	80.77	628
350,000.01-400,000.00	372	139,753,033.97	10.23	375,680.20	7.852	82.01	632
400,000.01-450,000.00	254	108,343,614.53	7.93	426,549.66	7.730	82.74	641
450,000.01-500,000.00	179	85,091,431.33	6.23	475,371.12	7.807	81.66	633
500,000.01-550,000.00	121	63,551,692.34	4.65	525,220.60	7.701	82.70	640
550,000.01-600,000.00	79	45,436,097.99	3.33	575,140.48	7.599	83.37	648
600,000.01-650,000.00	46	28,856,190.89	2.11	627,308.50	7.421	83.03	655
650,000.01-700,000.00	39	26,334,186.07	1.93	675,235.54	7.738	83.24	654
700,000.01-750,000.00	23	16,857,405.58	1.23	732,930.68	7.607	81.34	649
750,000.01-800,000.00	9	7,034,075.68	0.51	781,563.96	7.858	81.98	689
800,000.01 or greater	10	10,038,809.65	0.73	1,003,880.97	7.879	74.08	650
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Range of Principal Balances of the Mortgage Loans at Origination

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
0.01-50,000.00	440	$14,014,385.11	1.03%	$31,850.88	10.927%	96.40%	641
50,000.01-100,000.00	1,056	80,602,131.21	5.90	76,327.78	9.264	84.81	617
100,000.01-150,000.00	1,113	139,157,873.74	10.18	125,029.54	8.485	81.05	610
150,000.01-200,000.00	771	135,015,059.58	9.88	175,116.81	8.140	79.42	612
200,000.01-250,000.00	710	158,784,239.49	11.62	223,639.77	8.020	79.16	620
250,000.01-300,000.00	566	155,753,635.09	11.40	275,183.10	7.792	80.36	622
300,000.01-350,000.00	466	151,011,280.16	11.05	324,058.54	7.766	80.74	628
350,000.01-400,000.00	374	140,451,697.18	10.28	375,539.30	7.848	82.02	632
400,000.01-450,000.00	254	108,343,614.53	7.93	426,549.66	7.730	82.74	641
450,000.01-500,000.00	179	85,091,431.33	6.23	475,371.12	7.807	81.66	633
500,000.01-550,000.00	120	63,002,919.83	4.61	525,024.33	7.714	82.86	639
550,000.01-600,000.00	80	45,984,870.50	3.37	574,810.88	7.582	83.15	649
600,000.01-650,000.00	46	28,856,190.89	2.11	627,308.50	7.421	83.03	655
650,000.01-700,000.00	38	25,637,161.42	1.88	674,662.14	7.786	83.12	654
700,000.01-750,000.00	24	17,554,430.23	1.28	731,434.59	7.543	81.60	649
750,000.01-800,000.00	9	7,034,075.68	0.51	781,563.96	7.858	81.98	689
800,000.01 or greater	10	10,038,809.65	0.73	1,003,880.97	7.879	74.08	650
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Range of Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
5.000 - 5.499	1	$300,000.00	0.02%	$300,000.00	5.450%	54.55%	688
5.500 - 5.999	132	41,803,683.56	3.06	316,694.57	5.854	75.56	661
6.000 - 6.499	338	102,604,274.30	7.51	303,562.94	6.266	76.87	656
6.500 - 6.999	603	176,366,907.55	12.91	292,482.43	6.779	79.00	644
7.000 - 7.499	658	166,269,530.13	12.17	252,689.26	7.266	79.68	634
7.500 - 7.999	1,110	273,023,928.29	19.98	245,967.50	7.749	80.90	628
8.000 - 8.499	693	161,627,986.28	11.83	233,229.42	8.255	81.17	620
8.500 - 8.999	855	180,883,996.06	13.24	211,560.23	8.744	82.05	610
9.000 - 9.499	432	87,095,421.79	6.37	201,609.77	9.235	84.13	606
9.500 - 9.999	507	83,729,014.45	6.13	165,145.99	9.743	85.90	608
10.000 - 10.499	233	36,573,640.40	2.68	156,968.41	10.229	87.50	612
10.500 - 10.999	180	21,262,306.59	1.56	118,123.93	10.722	88.51	606
11.000 - 11.499	126	10,956,070.64	0.80	86,952.94	11.248	92.50	629
11.500 - 11.999	159	10,907,665.67	0.80	68,601.67	11.724	94.37	620
12.000 - 12.499	121	7,760,032.34	0.57	64,132.50	12.198	99.33	645
12.500 - 12.999	71	3,859,192.17	0.28	54,354.82	12.700	99.34	629
13.000 - 13.499	29	1,061,955.40	0.08	36,619.15	13.142	99.87	627
13.500 - 13.999	7	213,780.00	0.02	30,540.00	13.653	100.00	618
14.000 - 14.499	1	34,420.00	0.00	34,420.00	14.150	100.00	624
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Range of Original Terms to Stated Maturity of the Mortgage Loans

Range of Original Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
120	2	$156,987.84	0.01%	$78,493.92	8.675%	74.50%	590
180	24	2,508,957.79	0.18	104,539.91	7.609	74.39	626
240	28	3,110,720.93	0.23	111,097.18	7.581	70.22	630
300	1	66,600.00	0.00	66,600.00	8.900	90.00	641
360	6,201	1,360,490,539.06	99.57	219,398.57	8.022	81.44	627
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Range of Remaining Terms to Stated Maturity of the Mortgage Loans

Range of Remaining Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
109- 120	2	$156,987.84	0.01%	$78,493.92	8.675%	74.50%	590
169- 180	24	2,508,957.79	0.18	104,539.91	7.609	74.39	626
229- 240	28	3,110,720.93	0.23	111,097.18	7.581	70.22	630
289- 300	1	66,600.00	0.00	66,600.00	8.900	90.00	641
349- 360	6,201	1,360,490,539.06	99.57	219,398.57	8.022	81.44	627
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Range of Original Loan-to-Value Ratios of the Mortgage Loans

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
Less than or equal to 30.00	25	$2,571,004.24	0.19%	$102,840.17	7.796%	23.52%	591
30.01 - 40.00	39	5,637,372.12	0.41	144,548.00	7.717	36.14	605
40.01 - 50.00	81	14,457,501.79	1.06	178,487.68	7.375	46.87	600
50.01 - 60.00	182	40,851,489.76	2.99	224,458.73	7.282	56.24	606
60.01 - 70.00	393	93,650,333.02	6.85	238,296.01	7.449	66.63	603
70.01 - 80.00	2,665	647,884,274.82	47.42	243,108.55	7.794	79.06	633
80.01 - 90.00	1,663	408,352,823.11	29.89	245,551.91	8.210	87.63	619
90.01 - 100.00	1,208	152,929,006.76	11.19	126,596.86	9.100	96.39	650
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Occupancy Status of the Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
Primary	5,580	$1,229,547,240.38	89.99%	$220,348.97	7.922%	81.08%	624
Investment	470	94,919,061.15	6.95	201,955.45	9.024	85.44	658
Second Home	206	41,867,504.09	3.06	203,240.31	8.647	81.68	665
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

___________________

(1)	Occupancy as represented by the mortgagor at the time of origination.

Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
Refinance-Cash out	2,704	$ 666,990,598.97	48.82%	$ 246,668.12	7.850%	79.56%	610
Purchase	2,854	554,016,068.37	40.55	194,119.15	8.294	83.61	650
Refinance-Rate/Term	698	145,327,138.28	10.64	208,205.07	7.762	81.42	622
Total	6,256	$1,366,333,805.62	100.00%	$ 218,403.74	8.021%	81.40%	627

Property Type of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
Single Family Residence	4,485	$954,384,100.54	69.85%	$212,794.67	7.997%	81.04%	623
Planned Unit Development-Detached	667	153,685,952.71	11.25	230,413.72	8.082	82.05	626
2-4 Family	454	127,959,110.19	9.37	281,848.26	8.022	81.76	645
Condo	441	92,722,936.15	6.79	210,256.09	8.037	82.82	648
Planned Unit Development-Attached	204	37,094,314.69	2.71	181,834.88	8.324	83.30	627
Modular Home	5	487,391.34	0.04	97,478.27	9.035	83.72	575
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Documentation Types of the Mortgage Loans(1)

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
Full Documentation	3,528	$721,592,566.21	52.81%	$204,533.04	7.616%	80.86%	614
Limited Documentation	131	31,042,028.43	2.27	236,962.05	7.724	82.25	625
Stated Documentation	2,597	613,699,210.98	44.92	236,310.82	8.511	82.00	643
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

___________________

(1)	For a description of the loan programs, see “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Risk Categories of the Mortgage Loans(1)

Risk Categories	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
AA	5,057	$1,103,829,668.20	80.79%	$218,277.57	7.915%	82.21%	638
A-	281	64,167,241.14	4.70	228,353.17	8.515	78.51	575
A+	539	125,341,310.72	9.17	232,544.18	8.159	79.91	595
B	184	37,599,927.63	2.75	204,347.43	8.771	77.05	560
C	179	33,068,957.61	2.42	184,742.78	9.086	71.35	557
C-	16	2,326,700.32	0.17	145,418.77	10.009	71.29	556
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

___________________

(1)	For a description of the risk categories, see “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Types of Mortgage Loans

Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Adjustable Rate 2/28	744	$124,951,350.56	9.15%	$167,945.36	8.807%	81.71%	608
Adjustable Rate 2/28 (40 yr)	2,670	688,571,120.20	50.40	257,891.81	8.199	80.91	618
Adjustable Rate 2/28 (IO)	615	193,595,095.24	14.17	314,788.77	7.412	82.15	650
Adjustable Rate 3/27	227	37,657,694.14	2.76	165,892.93	8.162	83.15	595
Adjustable Rate 3/27 (40 yr)	77	15,284,987.91	1.12	198,506.34	8.380	79.64	617
Adjustable Rate 3/27 (IO)	33	9,255,718.32	0.68	280,476.31	6.750	82.42	637
Adjustable Rate 5/25	2	376,826.26	0.03	188,413.13	9.423	88.88	614
Adjustable Rate 5/25 (IO)	101	31,232,871.91	2.29	309,236.36	6.629	77.75	657
Fixed Rate (40/30)	294	77,967,230.36	5.71	265,194.66	7.303	77.43	641
Fixed Rate	1,346	144,736,244.61	10.59	107,530.64	8.329	85.34	642
Fixed Rate (IO)	147	42,704,666.11	3.13	290,507.93	6.900	80.45	653
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Geographic Distribution of the Mortgaged Properties of Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
California	1,599	$518,090,080.01	37.92%	$324,008.81	7.756%	80.02%	636
Florida	608	115,672,569.54	8.47	190,250.94	8.400	82.28	623
New York	305	97,745,798.68	7.15	320,478.03	7.638	80.89	639
Massachusetts	281	72,361,614.25	5.30	257,514.64	7.940	81.67	618
New Jersey	238	61,817,368.20	4.52	259,736.84	8.066	81.13	623
Arizona	245	47,654,168.50	3.49	194,506.81	8.270	80.90	628
Maryland	189	44,930,563.38	3.29	237,727.85	8.127	82.14	607
Texas	414	41,330,254.60	3.02	99,831.53	8.451	82.02	612
Washington	152	31,842,772.98	2.33	209,491.93	8.007	83.26	615
Nevada	142	31,624,952.14	2.31	222,710.93	8.109	80.28	626
Illinois	189	30,855,127.84	2.26	163,254.64	8.301	84.49	627
Hawaii	80	26,153,308.74	1.91	326,916.36	7.329	79.98	660
Georgia	181	26,067,583.73	1.91	144,019.80	8.495	84.05	620
Virginia	88	18,559,964.79	1.36	210,908.69	8.404	81.40	600
Colorado	125	18,300,568.26	1.34	146,404.55	8.322	83.89	609
Other	1,420	183,327,109.98	13.42	129,103.60	8.462	83.75	616
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Gross Margins of the Mortgage Loans

Range of Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	$148,521.62	7.798%	82.23%	644
3.250 - 3.499	1	351,000.00	0.03	351,000.00	8.400	90.00	646
3.500 - 3.749	1	239,400.00	0.02	239,400.00	7.990	90.00	532
4.000 - 4.249	5	740,008.62	0.05	148,001.72	7.785	86.33	636
5.000 - 5.249	22	5,126,523.69	0.38	233,023.80	8.252	80.93	593
5.500 - 5.749	94	17,855,587.02	1.31	189,953.05	7.130	83.23	616
5.750 - 5.999	1,065	270,392,240.39	19.79	253,889.43	7.824	81.40	628
6.000 - 6.249	1,516	360,034,396.98	26.35	237,489.71	7.720	82.00	624
6.250 - 6.499	1,335	352,266,545.09	25.78	263,870.07	8.446	81.31	633
6.500 - 6.749	223	50,225,421.20	3.68	225,226.10	8.844	79.85	574
6.750 - 6.999	55	14,300,279.35	1.05	260,005.08	8.833	76.44	594
7.000 - 7.249	30	5,939,516.72	0.43	197,983.89	9.463	74.78	555
7.250 - 7.499	110	21,269,085.12	1.56	193,355.32	9.076	70.60	561
7.500 - 7.749	10	1,848,708.41	0.14	184,870.84	8.612	68.11	541
8.000 - 8.249	2	336,951.95	0.02	168,475.98	9.179	88.51	577
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Next Adjustment Date for the Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	$148,521.62	7.798%	82.23%	644
May 2007	1	446,419.79	0.03	446,419.79	7.500	95.00	663
June 2007	16	2,977,929.96	0.22	186,120.62	8.415	81.45	616
July 2007	16	2,687,654.50	0.20	167,978.41	8.301	81.98	598
August 2007	8	1,840,519.95	0.13	230,064.99	8.073	82.30	668
September 2007	9	1,735,914.60	0.13	192,879.40	7.955	77.94	575
October 2007	7	1,393,362.78	0.10	199,051.83	7.628	74.70	562
November 2007	36	8,556,009.88	0.63	237,666.94	7.774	80.97	639
December 2007	202	47,619,898.38	3.49	235,742.07	8.095	82.45	619
January 2008	254	61,206,587.73	4.48	240,970.82	7.922	81.40	623
February 2008	177	39,140,492.32	2.86	221,132.72	8.342	81.17	626
March 2008	1,906	506,640,784.02	37.08	265,813.63	8.035	81.04	622
April 2008	1,397	332,871,992.09	24.36	238,276.30	8.281	81.40	626
June 2008	1	272,000.00	0.02	272,000.00	7.350	80.00	640
July 2008	12	2,791,091.99	0.20	232,591.00	8.582	81.97	558
August 2008	146	24,559,206.69	1.80	168,213.74	8.049	82.88	595
September 2008	28	4,703,918.71	0.34	167,997.10	7.710	83.10	619
October 2008	30	6,744,604.98	0.49	224,820.17	7.073	84.69	624
November 2008	5	690,425.39	0.05	138,085.08	7.884	87.49	631
December 2008	31	6,129,406.27	0.45	197,722.78	7.945	82.86	611
January 2009	15	3,407,349.20	0.25	227,156.61	8.108	78.64	636
February 2009	7	1,412,992.14	0.10	201,856.02	8.105	72.01	603
March 2009	37	7,457,973.00	0.55	201,566.84	8.536	79.99	609
April 2009	25	4,029,432.00	0.29	161,177.28	8.297	81.65	630
June 2010	7	1,307,428.76	0.10	186,775.54	7.762	78.93	629
July 2010	10	2,002,372.91	0.15	200,237.29	7.829	79.70	627
August 2010	7	2,535,160.51	0.19	362,165.79	6.441	77.78	671
September 2010	19	7,788,258.26	0.57	409,908.33	6.085	82.73	674
October 2010	6	1,251,797.64	0.09	208,632.94	6.154	79.98	656
November 2010	13	3,580,948.38	0.26	275,457.57	6.101	78.24	655
December 2010	9	2,830,889.47	0.21	314,543.27	6.672	79.57	645
January 2011	12	3,628,904.99	0.27	302,408.75	6.816	69.37	651
February 2011	3	1,138,987.25	0.08	379,662.42	6.266	64.20	659
March 2011	15	4,955,950.00	0.36	330,396.67	7.280	75.72	652
April 2011	2	589,000.00	0.04	294,500.00	7.900	88.10	666
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Maximum Mortgage Rates for the Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	$148,521.62	7.798%	82.23%	644
12.000 - 12.499	1	300,000.00	0.02	300,000.00	5.450	54.55	688
12.500 - 12.999	74	25,003,384.08	1.83	337,883.57	5.772	76.27	661
13.000 - 13.499	147	46,135,353.18	3.38	313,845.94	6.252	76.90	646
13.500 - 13.999	398	122,334,087.68	8.95	307,372.08	6.798	79.36	642
14.000 - 14.499	528	139,745,347.01	10.23	264,669.22	7.271	79.61	634
14.500 - 14.999	946	245,668,667.93	17.98	259,692.04	7.755	80.89	629
15.000 - 15.499	605	147,500,428.71	10.80	243,802.36	8.259	81.06	620
15.500 - 15.999	730	164,862,394.76	12.07	225,838.90	8.748	82.01	609
16.000 - 16.499	395	81,857,321.39	5.99	207,233.73	9.235	84.09	607
16.500 - 16.999	354	73,317,511.04	5.37	207,111.61	9.741	85.23	604
17.000 - 17.499	144	30,361,362.86	2.22	210,842.80	10.227	86.15	606
17.500 - 17.999	93	15,608,945.61	1.14	167,838.12	10.695	84.77	584
18.000 - 18.499	34	5,199,233.95	0.38	152,918.65	11.238	84.65	582
18.500 - 18.999	17	2,811,739.49	0.21	165,396.44	11.697	78.47	546
19.000 - 19.499	2	146,386.85	0.01	73,193.43	12.224	70.33	535
19.500 - 19.999	1	73,500.00	0.01	73,500.00	12.600	70.00	506
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Minimum Mortgage Rates for the Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	$148,521.62	7.798%	82.23%	644
5.000 - 5.499	1	300,000.00	0.02	300,000.00	5.450	54.55	688
5.500 - 5.999	74	25,003,384.08	1.83	337,883.57	5.772	76.27	661
6.000 - 6.499	147	46,135,353.18	3.38	313,845.94	6.252	76.90	646
6.500 - 6.999	395	122,010,967.68	8.93	308,888.53	6.796	79.35	642
7.000 - 7.499	527	139,645,347.01	10.22	264,981.68	7.271	79.63	634
7.500 - 7.999	945	245,349,700.07	17.96	259,629.31	7.752	80.88	629
8.000 - 8.499	603	147,044,903.95	10.76	243,855.56	8.256	81.04	620
8.500 - 8.999	733	165,404,230.67	12.11	225,653.79	8.747	82.02	609
9.000 - 9.499	398	82,412,846.15	6.03	207,067.45	9.235	84.06	607
9.500 - 9.999	355	73,417,762.99	5.37	206,810.60	9.740	85.23	604
10.000 - 10.499	144	30,361,362.86	2.22	210,842.80	10.227	86.15	606
10.500 - 10.999	93	15,608,945.61	1.14	167,838.12	10.695	84.77	584
11.000 - 11.499	34	5,199,233.95	0.38	152,918.65	11.238	84.65	582
11.500 - 11.999	17	2,811,739.49	0.21	165,396.44	11.697	78.47	546
12.000 - 12.499	2	146,386.85	0.01	73,193.43	12.224	70.33	535
12.500 - 12.999	1	73,500.00	0.01	73,500.00	12.600	70.00	506
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Initial Periodic Rate Caps of the Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	$148,521.62	7.798%	82.23%	644
1.000	10	1,519,102.36	0.11	151,910.24	8.657	78.79	589
1.500	4,459	1,099,406,562.18	80.46	246,559.00	8.074	81.21	623
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Subsequent Periodic Rate Caps of the Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,787	$265,408,141.08	19.42%	$148,521.62	7.798%	82.23%	644
1.000	10	1,519,102.36	0.11	151,910.24	8.657	78.79	589
1.500	4,459	1,099,406,562.18	80.46	246,559.00	8.074	81.21	623
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Prepayment Terms of the Mortgage Loans

Prepayment Term (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
0	2,137	$436,000,731.78	31.91%	$204,024.68	8.476%	82.43%	626
12	274	85,269,191.73	6.24	311,201.43	7.892	81.29	648
24	2,908	654,974,695.11	47.94	225,232.01	7.986	81.29	622
36	937	190,089,187.00	13.91	202,870.00	7.154	79.49	640
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Lien Position of the Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
1st Lien	5,486	$1,324,594,845.80	96.95%	$241,450.03	7.917%	80.82%	626
2nd Lien	770	41,738,959.82	3.05	54,206.44	11.324	99.90	656
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Range of Credit Scores of the Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
500- 524	336	$64,063,713.57	4.69%	$190,665.81	9.091%	76.44%	512
525- 549	412	83,016,217.13	6.08	201,495.67	8.583	76.52	537
550- 574	478	97,265,812.59	7.12	203,484.96	8.512	79.14	561
575- 599	779	165,757,889.15	12.13	212,782.91	8.049	80.32	588
600- 624	1,141	233,072,764.09	17.06	204,270.61	7.892	81.74	613
625- 649	1,205	258,885,340.23	18.95	214,842.61	7.944	82.91	637
650- 674	875	203,735,383.56	14.91	232,840.44	7.815	82.57	661
675- 699	510	123,350,051.09	9.03	241,862.85	7.768	83.20	686
700- 724	242	64,186,924.34	4.70	265,235.22	7.533	82.93	710
725- 749	143	40,121,993.15	2.94	280,573.38	7.654	82.29	737
750- 774	95	22,808,411.76	1.67	240,088.54	8.132	83.97	760
775- 799	35	8,849,939.88	0.65	252,855.43	7.944	81.19	783
800 or greater	5	1,219,365.08	0.09	243,873.02	7.525	86.22	811
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Historical Delinquency of the Mortgage Loans

Delinquency Period	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
1 X 120	5	$1,071,455.08	0.08%	$214,291.02	10.701%	71.51%	589
1 X 150	1	130,535.77	0.01	130,535.77	7.750	57.75	563
1 X 30	476	112,020,108.26	8.20	235,336.36	8.218	80.28	593
1 X 60	137	28,872,658.01	2.11	210,749.33	8.821	77.53	558
1 X 90	68	13,086,618.75	0.96	192,450.28	9.039	70.16	552
2 X 30	142	35,020,271.21	2.56	246,621.63	8.561	79.05	573
2 X 60	39	7,392,270.65	0.54	189,545.40	9.203	76.58	555
2 X 90	4	439,714.55	0.03	109,928.64	10.032	74.65	540
3 X 30	80	19,166,486.95	1.40	239,581.09	8.475	77.40	576
3 X 60	14	1,873,616.77	0.14	133,829.77	9.263	72.41	545
3 X 90	1	154,000.00	0.01	154,000.00	11.550	70.00	506
4 X 120	1	120,575.76	0.01	120,575.76	9.100	80.00	504
4 X 30	18	4,281,425.18	0.31	237,856.95	8.674	75.97	564
4 X 60	9	2,231,477.29	0.16	247,941.92	8.639	69.28	556
5 X 30	2	453,000.00	0.03	226,500.00	7.792	61.58	571
5 X 60	1	80,500.00	0.01	80,500.00	7.750	70.00	605
6 X 30	4	658,620.42	0.05	164,655.11	10.266	79.42	551
6 X 60	2	251,833.32	0.02	125,916.66	8.062	66.15	586
7 X 30	1	142,000.00	0.01	142,000.00	8.850	82.32	578
8 X 60	1	356,250.00	0.03	356,250.00	9.100	75.00	533
No Lates	5,243	1,137,408,732.83	83.25	216,938.53	7.926	82.01	637
Notes of Default	7	1,121,654.82	0.08	160,236.40	8.511	78.91	558
Total	6,256	$1,366,333,805.62	100.00%	$218,403.74	8.021%	81.40%	627

Group I Mortgage Loan Statistics

The average principal balance of the Group I Mortgage Loans at origination was approximately $201,753. No Group I Mortgage Loan had a principal balance at origination greater than approximately $697,000 or less than approximately $47,000. The average principal balance of the Group I Mortgage Loans as of the cut-off date was approximately $201,601. No Group I Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $693,934 or less than approximately $46,685.

The Group I Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 5.450% per annum to approximately 12.413% per annum, and the weighted average mortgage rate for the Group I Mortgage Loans was approximately 7.945% per annum.

As of the cut-off date, the adjustable-rate Group I Mortgage Loans had gross margins ranging from approximately 3.250% to approximately 7.600%, minimum mortgage rates ranging from approximately 5.450% per annum to approximately 12.413% per annum and maximum mortgage rates ranging from approximately 12.450% per annum to approximately 19.413% per annum. As of the cut-off date, with respect to the adjustable-rate Group I Mortgage Loans, the weighted average gross margin was approximately 6.173%, the weighted average minimum mortgage rate was approximately 8.124% per annum and the weighted average maximum mortgage rate was approximately 15.122% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate Group I Mortgage Loan occurs in April 1, 2011 and the weighted average next adjustment date for all of the adjustable-rate Group I Mortgage Loans following the cut-off date is April 13, 2008.

The weighted average loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 79.55%. At origination, no Group I Mortgage Loan had a loan-to-value ratio greater than 100.00% or less than approximately 13.56%. As used in this free writing prospectus, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 358 months as of the cut-off date. None of the Group I Mortgage Loans will have a first due date prior to July 1,

2005 or after May 1, 2006, or will have a remaining term to stated maturity of less than 115 months or greater than 360 months as of the cut-off date. The latest maturity date of any Group I Mortgage Loan is April 1, 2036.

The Group I Mortgage Loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

Range of Principal Balances of the Group I Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
0.01-50,000.00	16	$793,556.45	0.14%	$49,597.28	8.815%	57.10%	602
50,000.01-100,000.00	490	38,478,862.73	6.69	78,528.29	8.637	79.31	607
100,000.01-150,000.00	613	76,678,296.02	13.34	125,086.94	8.265	79.26	601
150,000.01-200,000.00	454	79,289,187.21	13.79	174,645.79	8.022	78.18	606
200,000.01-250,000.00	399	89,625,802.44	15.59	224,626.07	7.948	77.94	615
250,000.01-300,000.00	326	89,688,109.64	15.60	275,116.90	7.690	79.23	613
300,000.01-350,000.00	277	90,051,805.26	15.66	325,096.77	7.769	79.82	616
350,000.01-400,000.00	195	73,412,079.84	12.77	376,472.20	7.820	82.34	628
400,000.01-450,000.00	55	22,877,129.24	3.98	415,947.80	7.565	81.48	629
450,000.01-500,000.00	14	6,652,378.63	1.16	475,169.90	7.824	81.61	636
500,000.01-550,000.00	6	3,139,157.16	0.55	523,192.86	7.877	82.75	605
550,000.01-600,000.00	3	1,725,438.22	0.30	575,146.07	8.276	88.15	640
600,000.01-650,000.00	3	1,860,999.92	0.32	620,333.31	7.066	86.60	631
650,000.01-700,000.00	1	693,934.38	0.12	693,934.38	8.425	85.00	789
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Range of Principal Balances of the Group I Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
0.01-50,000.00	16	$793,556.45	0.14%	$49,597.28	8.815%	57.10%	602
50,000.01-100,000.00	491	38,578,835.05	6.71	78,571.97	8.635	79.27	607
100,000.01-150,000.00	612	76,578,323.70	13.32	125,127.98	8.266	79.28	601
150,000.01-200,000.00	454	79,289,187.21	13.79	174,645.79	8.022	78.18	606
200,000.01-250,000.00	400	89,874,740.73	15.63	224,686.85	7.946	77.93	615
250,000.01-300,000.00	326	89,738,952.53	15.61	275,272.86	7.700	79.23	613
300,000.01-350,000.00	276	89,752,024.08	15.61	325,188.49	7.761	79.84	616
350,000.01-400,000.00	195	73,412,079.84	12.77	376,472.20	7.820	82.34	628
400,000.01-450,000.00	55	22,877,129.24	3.98	415,947.80	7.565	81.48	629
450,000.01-500,000.00	14	6,652,378.63	1.16	475,169.90	7.824	81.61	636
500,000.01-550,000.00	6	3,139,157.16	0.55	523,192.86	7.877	82.75	605
550,000.01-600,000.00	3	1,725,438.22	0.30	575,146.07	8.276	88.15	640
600,000.01-650,000.00	3	1,860,999.92	0.32	620,333.31	7.066	86.60	631
650,000.01-700,000.00	1	693,934.38	0.12	693,934.38	8.425	85.00	789
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Range of Mortgage Rates of the Group I Mortgage Loans as of the Cut-off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
5.000 - 5.499	1	$300,000.00	0.05%	$300,000.00	5.450%	54.55%	688
5.500 - 5.999	71	18,516,651.54	3.22	260,797.91	5.830	71.85	645
6.000 - 6.499	181	44,941,006.84	7.82	248,292.86	6.251	74.17	645
6.500 - 6.999	310	74,853,297.55	13.02	241,462.25	6.766	77.34	636
7.000 - 7.499	330	69,496,582.67	12.09	210,595.71	7.257	78.49	626
7.500 - 7.999	566	115,504,133.85	20.09	204,070.91	7.746	79.35	609
8.000 - 8.499	368	72,027,819.55	12.53	195,727.77	8.257	80.34	606
8.500 - 8.999	395	72,022,128.79	12.53	182,334.50	8.742	80.84	594
9.000 - 9.499	231	40,703,712.34	7.08	176,206.55	9.247	84.22	594
9.500 - 9.999	227	39,012,081.15	6.79	171,859.39	9.753	83.94	600
10.000 - 10.499	90	15,294,860.47	2.66	169,942.89	10.225	86.26	600
10.500 - 10.999	50	7,754,107.20	1.35	155,082.14	10.660	83.43	586
11.000 - 11.499	21	2,793,790.14	0.49	133,037.63	11.232	82.77	580
11.500 - 11.999	9	1,600,178.20	0.28	177,797.58	11.659	79.88	550
12.000 - 12.499	2	146,386.85	0.03	73,193.43	12.224	70.33	535
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Range Original Terms to Stated Maturity of the Group I Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
120	2	$156,987.84	0.03%	$78,493.92	8.675%	74.50%	590
180	12	1,295,128.64	0.23	107,927.39	7.161	67.18	626
240	13	1,431,785.28	0.25	110,137.33	7.629	71.70	612
300	1	66,600.00	0.01	66,600.00	8.900	90.00	641
360	2,824	572,016,235.38	99.49	202,555.32	7.947	79.59	614
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Range of Remaining Terms to Stated Maturity of the Group I Mortgage Loans

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
109- 120	2	$156,987.84	0.03%	$78,493.92	8.675%	74.50%	590
169- 180	12	1,295,128.64	0.23	107,927.39	7.161	67.18	626
229- 240	13	1,431,785.28	0.25	110,137.33	7.629	71.70	612
289- 300	1	66,600.00	0.01	66,600.00	8.900	90.00	641
349- 360	2,824	572,016,235.38	99.49	202,555.32	7.947	79.59	614
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Original Loan-to-Value Ratios of the Group I Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Less than or equal to 30.00	24	$2,321,004.24	0.40%	$96,708.51	7.960%	23.87%	589
30.01 - 40.00	30	4,306,827.81	0.75	143,560.93	7.551	35.70	610
40.01 - 50.00	61	11,005,856.39	1.91	180,423.88	7.300	46.72	598
50.01 - 60.00	136	28,407,203.73	4.94	208,876.50	7.308	56.51	602
60.01 - 70.00	274	61,165,482.11	10.64	223,231.69	7.396	66.39	600
70.01 - 80.00	1,132	216,368,015.84	37.63	191,137.82	7.888	78.48	613
80.01 - 90.00	955	200,549,354.45	34.88	209,999.32	8.257	87.44	615
90.01 - 100.00	240	50,842,992.57	8.84	211,845.80	8.148	95.02	644
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Occupancy Status of the Group I Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Primary	2,433	$495,981,956.11	86.26%	$203,856.13	7.805%	78.94%	607
Investment	310	56,710,657.88	9.86	182,937.61	8.967	84.48	655
Second Home	109	22,274,123.15	3.87	204,349.75	8.467	80.56	662
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

___________________

(1)	Occupancy as represented by the mortgagor at the time of origination.

Purpose of the Group I Mortgage Loans

Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Refinance-Cashout	1,709	$383,123,118.41	66.63%	$224,179.71	7.811%	77.95%	605
Purchase	692	106,567,594.16	18.53	153,999.41	8.516	83.72	642
Refinance-Rate/Term	451	85,276,024.57	14.83	189,082.09	7.836	81.48	617
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Property Type of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Single Family Residence	2,134	$411,610,971.23	71.59%	$192,882.37	7.944%	79.00%	608
2-4 Family	201	55,333,486.04	9.62	275,290.98	7.994	79.16	628
Planned Unit Development-Detached	214	48,317,398.22	8.40	225,782.23	7.869	81.38	623
Condo	192	39,242,416.45	6.83	204,387.59	7.857	81.85	637
Planned Unit Development-Attached	110	20,343,665.20	3.54	184,942.41	8.190	82.73	617
Modular Home	1	118,800.00	0.02	118,800.00	7.400	90.00	567
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Documentation Types of the Group I Mortgage Loans(1)

Documentation Level	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Full Documentation	1,822	$352,912,708.59	61.38%	$193,695.23	7.599%	79.10%	604
Limited Documentation	51	10,859,588.88	1.89	212,933.12	7.943	80.28	600
Stated Documentation	979	211,194,439.67	36.73	215,724.66	8.524	80.26	631
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

___________________

(1)	For a description of the loan programs, see “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Risk Categories of the Group I Mortgage Loans(1)

Risk Categories	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
AA	2,109	$422,616,898.59	73.50%	$200,387.34	7.773%	80.64%	628
A-	189	39,182,574.64	6.81	207,315.21	8.523	77.71	573
A+	320	68,317,917.15	11.88	213,493.49	8.053	77.80	589
B	118	23,905,886.76	4.16	202,592.26	8.697	75.71	559
C	105	19,229,058.17	3.34	183,133.89	9.041	71.08	556
C-	11	1,714,401.83	0.30	155,854.71	9.985	70.12	565
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

___________________

(1)	For a description of the risk categories, see “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Types of Group I Mortgage Loans

Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Adjustable Rate 2/28	436	$65,155,889.53	11.33%	$149,440.11	8.853%	81.18%	602
Adjustable Rate 2/28 (40yr)	1,291	280,969,527.20	48.87	217,637.12	8.251	79.34	601
Adjustable Rate 2/28 (IO)	297	71,923,361.78	12.51	242,166.20	7.324	81.59	642
Adjustable Rate 3/27	125	18,390,302.74	3.20	147,122.42	8.164	83.10	601
Adjustable Rate 3/27 (40yr)	44	8,460,413.85	1.47	192,282.13	8.180	77.63	612
Adjustable Rate 3/27 (IO)	18	3,708,868.36	0.65	206,048.24	6.821	80.66	624
Adjustable Rate 5/25 (IO)	63	15,206,225.80	2.64	241,368.66	6.683	73.79	642
Fixed Rate 40/30	166	39,474,621.88	6.87	237,798.93	7.254	76.17	634
Fixed Rate	314	50,333,166.64	8.75	160,296.71	7.232	79.19	628
Fixed Rate (IO)	98	21,344,359.36	3.71	217,799.59	7.009	79.14	643
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Geographic Distribution of the Mortgaged Properties of Group I Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
California	705	$196,408,328.33	34.16%	$278,593.37	7.645%	76.28%	616
Florida	271	49,773,744.44	8.66	183,666.95	8.307	81.58	614
Massachusetts	145	35,148,034.73	6.11	242,400.24	7.864	80.85	610
New York	100	27,319,543.62	4.75	273,195.44	7.656	76.29	610
New Jersey	110	26,633,785.05	4.63	242,125.32	7.966	80.04	613
Arizona	129	22,915,092.64	3.99	177,636.38	8.044	79.46	616
Maryland	92	21,039,907.35	3.66	228,694.65	8.062	80.91	607
Texas	160	17,094,545.38	2.97	106,840.91	8.234	80.23	606
Illinois	92	16,371,023.23	2.85	177,945.90	8.244	84.03	621
Nevada	71	15,596,121.96	2.71	219,663.69	7.797	78.98	621
Washington	76	14,410,407.64	2.51	189,610.63	8.089	83.06	611
Hawaii	33	11,870,463.48	2.06	359,711.01	7.329	78.27	645
Colorado	60	9,962,667.67	1.73	166,044.46	8.060	83.08	612
Ohio	99	9,930,579.34	1.73	100,308.88	8.944	87.62	611
Georgia	68	9,382,693.88	1.63	137,980.79	8.424	83.76	614
Other	641	91,109,798.40	15.85	142,136.97	8.258	82.58	610
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Gross Margins of the Group I Mortgage Loans

Range of Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	$192,304.75	7.197%	78.11%	633
3.250 - 3.499	1	351,000.00	0.06	351,000.00	8.400	90.00	646
3.500 - 3.749	1	239,400.00	0.04	239,400.00	7.990	90.00	532
4.000 - 4.249	3	337,107.99	0.06	112,369.33	7.708	81.94	636
5.000 - 5.249	15	3,384,208.37	0.59	225,613.89	8.510	81.25	596
5.500 - 5.749	50	7,469,656.67	1.30	149,393.13	7.558	82.46	594
5.750 - 5.999	556	115,367,772.49	20.07	207,495.99	7.804	80.28	615
6.000 - 6.249	796	157,322,804.61	27.36	197,641.71	7.820	81.11	614
6.250 - 6.499	598	128,584,679.97	22.36	215,024.55	8.505	79.75	615
6.500 - 6.749	128	26,212,780.11	4.56	204,787.34	8.685	77.42	573
6.750 - 6.999	35	7,718,668.72	1.34	220,533.39	9.098	76.82	583
7.000 - 7.249	18	3,370,019.02	0.59	187,223.28	9.342	71.44	549
7.250 - 7.499	66	11,886,782.90	2.07	180,102.77	9.128	70.24	558
7.500 - 7.749	7	1,569,708.41	0.27	224,244.06	8.482	68.62	541
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Next Adjustment Date for the Group I Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	$192,304.75	7.197%	78.11%	633
June 2007	10	1,747,275.54	0.30	174,727.55	8.236	80.12	616
July 2007	5	559,275.08	0.10	111,855.02	8.273	76.30	608
August 2007	5	1,420,139.07	0.25	284,027.81	8.151	81.95	685
September 2007	5	787,393.00	0.14	157,478.60	7.360	84.32	589
October 2007	5	1,158,250.52	0.20	231,650.10	7.360	73.04	563
November 2007	17	2,757,502.84	0.48	162,206.05	7.926	82.05	600
December 2007	125	25,126,155.62	4.37	201,009.24	8.154	81.81	602
January 2008	139	27,454,608.47	4.77	197,515.17	8.071	80.98	607
February 2008	96	17,256,820.95	3.00	179,758.55	8.567	81.38	616
March 2008	937	206,272,865.32	35.88	220,141.80	8.079	79.59	607
April 2008	680	133,508,492.10	23.22	196,336.02	8.346	79.94	611
July 2008	7	1,332,508.22	0.23	190,358.32	8.538	84.76	587
August 2008	79	11,668,401.00	2.03	147,701.28	8.108	82.98	599
September 2008	19	2,903,817.92	0.51	152,832.52	7.747	80.97	604
October 2008	11	1,928,846.63	0.34	175,349.69	7.112	85.80	614
November 2008	4	495,596.77	0.09	123,899.19	7.464	82.58	632
December 2008	19	3,442,800.47	0.60	181,200.02	7.572	81.80	628
January 2009	9	1,763,735.60	0.31	195,970.62	8.567	81.72	636
February 2009	4	713,387.34	0.12	178,346.84	7.910	65.97	594
March 2009	19	3,760,199.00	0.65	197,905.21	8.369	75.66	604
April 2009	16	2,550,292.00	0.44	159,393.25	8.023	80.04	606
June 2010	5	763,828.76	0.13	152,765.75	7.798	78.17	606
July 2010	5	1,314,342.30	0.23	262,868.46	7.741	78.90	641
August 2010	2	611,895.19	0.11	305,947.60	5.750	72.09	681
September 2010	8	2,031,099.90	0.35	253,887.49	6.422	78.69	635
October 2010	5	981,397.64	0.17	196,279.53	6.128	79.97	672
November 2010	11	2,853,487.88	0.50	259,407.99	6.152	77.14	642
December 2010	6	1,639,497.50	0.29	273,249.58	6.549	79.26	632
January 2011	9	2,073,689.38	0.36	230,409.93	6.506	60.63	637
February 2011	1	121,987.25	0.02	121,987.25	7.350	61.00	683
March 2011	10	2,703,000.00	0.47	270,300.00	7.141	68.09	647
April 2011	1	112,000.00	0.02	112,000.00	8.325	80.00	664
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Maximum Mortgage Rates for the Group I Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	$192,304.75	7.197%	78.11%	633
12.000 - 12.499	1	300,000.00	0.05	300,000.00	5.450	54.55	688
12.500 - 12.999	41	11,188,844.94	1.95	272,898.66	5.731	70.99	639
13.000 - 13.499	84	22,405,216.57	3.90	266,728.77	6.237	73.59	639
13.500 - 13.999	191	46,750,828.08	8.13	244,768.73	6.777	77.07	633
14.000 - 14.499	253	53,522,404.91	9.31	211,551.01	7.264	78.49	623
14.500 - 14.999	463	98,955,857.54	17.21	213,727.55	7.753	79.24	607
15.000 - 15.499	319	64,791,335.81	11.27	203,107.64	8.263	80.17	606
15.500 - 15.999	344	64,670,112.27	11.25	187,994.51	8.743	80.70	593
16.000 - 16.499	213	38,497,831.25	6.70	180,740.99	9.249	84.41	594
16.500 - 16.999	206	36,676,415.18	6.38	178,040.85	9.756	84.00	601
17.000 - 17.499	77	13,761,280.32	2.39	178,717.93	10.219	86.43	601
17.500 - 17.999	50	7,754,107.20	1.35	155,082.14	10.660	83.43	586
18.000 - 18.499	21	2,793,790.14	0.49	133,037.63	11.232	82.77	580
18.500 - 18.999	9	1,600,178.20	0.28	177,797.58	11.659	79.88	550
19.000 - 19.499	2	146,386.85	0.03	73,193.43	12.224	70.33	535
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Minimum Mortgage Rates for the Group I Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	$192,304.75	7.197%	78.11%	633
5.000 - 5.499	1	300,000.00	0.05	300,000.00	5.450	54.55	688
5.500 - 5.999	41	11,188,844.94	1.95	272,898.66	5.731	70.99	639
6.000 - 6.499	84	22,405,216.57	3.90	266,728.77	6.237	73.59	639
6.500 - 6.999	189	46,531,708.08	8.09	246,199.51	6.772	77.06	633
7.000 - 7.499	252	53,422,404.91	9.29	211,993.67	7.263	78.56	623
7.500 - 7.999	463	98,800,809.12	17.18	213,392.68	7.750	79.21	607
8.000 - 8.499	318	64,572,665.39	11.23	203,058.70	8.258	80.12	606
8.500 - 8.999	346	65,044,280.69	11.31	187,989.25	8.743	80.75	593
9.000 - 9.499	215	38,816,501.67	6.75	180,541.87	9.248	84.36	594
9.500 - 9.999	206	36,676,415.18	6.38	178,040.85	9.756	84.00	601
10.000 - 10.499	77	13,761,280.32	2.39	178,717.93	10.219	86.43	601
10.500 - 10.999	50	7,754,107.20	1.35	155,082.14	10.660	83.43	586
11.000 - 11.499	21	2,793,790.14	0.49	133,037.63	11.232	82.77	580
11.500 - 11.999	9	1,600,178.20	0.28	177,797.58	11.659	79.88	550
12.000 - 12.499	2	146,386.85	0.03	73,193.43	12.224	70.33	535
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Initial Periodic Rate Caps of the Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	$192,304.75	7.197%	78.11%	633
1.000	6	910,328.58	0.16	151,721.43	8.538	77.99	617
1.500	2,268	462,904,260.68	80.51	204,102.41	8.123	79.89	609
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Subsequent Periodic Rate Caps of the Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	578	$111,152,147.88	19.33%	$192,304.75	7.197%	78.11%	633
1.000	6	910,328.58	0.16	151,721.43	8.538	77.99	617
1.500	2,268	462,904,260.68	80.51	204,102.41	8.123	79.89	609
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Prepayment Terms of the Group I Mortgage Loans

Prepayment Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
0	854	$171,458,235.37	29.82%	$200,770.77	8.348%	81.04%	614
12	117	30,852,870.09	5.37	263,699.74	7.978	79.98	630
24	1,370	275,942,926.69	47.99	201,418.19	7.970	79.21	606
36	511	96,712,704.99	16.82	189,261.65	7.149	77.73	632
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Lien Position of the Group I Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
1st Lien	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Range of Credit Scores of the Group I Mortgage Loans

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
500- 524	216	$38,716,558.90	6.73%	$179,243.33	9.016%	74.82%	512
525- 549	258	48,648,230.37	8.46	188,559.03	8.526	74.97	537
550- 574	297	57,642,034.92	10.03	194,080.93	8.437	77.91	561
575- 599	447	86,029,418.35	14.96	192,459.55	7.943	78.66	588
600- 624	498	96,691,944.43	16.82	194,160.53	7.741	80.72	612
625- 649	460	97,687,911.13	16.99	212,365.02	7.574	81.53	638
650- 674	327	72,349,886.04	12.58	221,253.47	7.625	81.35	661
675- 699	182	39,204,331.97	6.82	215,408.42	7.656	80.97	686
700- 724	73	16,953,661.89	2.95	232,241.94	7.636	80.56	711
725- 749	47	10,886,865.86	1.89	231,635.44	7.460	80.77	736
750- 774	31	6,473,618.35	1.13	208,826.40	8.378	85.40	762
775- 799	15	3,476,674.93	0.60	231,778.33	8.033	82.78	782
800 or greater	1	205,600.00	0.04	205,600.00	7.700	93.88	811
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Historical Delinquency of the Group I Mortgage Loans

Delinquency Period	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
1 X 120	5	$1,071,455.08	0.19%	$214,291.02	10.701%	71.51%	589
1 X 150	1	130,535.77	0.02	130,535.77	7.750	57.75	563
1 X 30	283	61,376,107.35	10.67	216,876.70	8.089	77.94	588
1 X 60	83	17,785,297.69	3.09	214,280.70	8.630	76.59	559
1 X 90	40	7,740,079.18	1.35	193,501.98	8.732	69.29	558
2 X 30	96	21,137,296.45	3.68	220,180.17	8.588	77.11	564
2 X 60	20	3,189,592.65	0.55	159,479.63	9.595	75.54	544
2 X 90	2	167,828.50	0.03	83,914.25	10.125	70.00	527
3 X 30	51	11,374,092.24	1.98	223,021.42	8.513	78.31	582
3 X 60	10	1,532,658.94	0.27	153,265.89	9.147	73.36	544
4 X 120	1	120,575.76	0.02	120,575.76	9.100	80.00	504
4 X 30	13	3,117,842.17	0.54	239,834.01	9.001	75.80	558
4 X 60	6	1,529,218.94	0.27	254,869.82	8.899	73.18	535
5 X 30	2	453,000.00	0.08	226,500.00	7.792	61.58	571
6 X 30	3	372,170.42	0.06	124,056.81	10.086	75.13	588
6 X 60	2	251,833.32	0.04	125,916.66	8.062	66.15	586
7 X 30	1	142,000.00	0.02	142,000.00	8.850	82.32	578
8 X 60	1	356,250.00	0.06	356,250.00	9.100	75.00	533
No Lates	2,228	442,358,070.20	76.94	198,544.91	7.800	80.38	626
Notes of Default	4	760,832.48	0.13	190,208.12	8.500	79.17	554
Total	2,852	$574,966,737.14	100.00%	$201,601.24	7.945%	79.55%	614

Group II Mortgage Loan Statistics

The average principal balance of the Group II Mortgage Loans at origination was approximately $232,624. No Group II Mortgage Loan had a principal balance at origination greater than approximately $1,500,000 or less than approximately $15,000. The average principal balance of the Group II Mortgage Loans as of the cut-off date was approximately $232,482. No Group II Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $1,500,000 or less than approximately $15,000.

The Group II Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 5.500% per annum to approximately 14.150% per annum, and the weighted average mortgage rate for the Group II Mortgage Loans was approximately 8.076% per annum.

As of the cut-off date, the adjustable-rate Group II Mortgage Loans had gross margins ranging from approximately 4.000% to approximately 8.050%, minimum mortgage rates ranging from approximately 5.500% per annum to approximately 12.600% per annum and maximum mortgage rates ranging from approximately 12.500% per annum to approximately 19.600% per annum. As of the cut-off date, with respect to the adjustable-rate Group II Mortgage Loans, the weighted average gross margin was approximately 6.161%, the weighted average minimum mortgage rate was approximately 8.038% per annum and the weighted average maximum mortgage rate was approximately 15.037% per annum. The latest first adjustment date following the cut-off date on any adjustable-rate Group II Mortgage Loan occurs in April 1, 2011 and the weighted average next adjustment date for all of the adjustable-rate Group II Mortgage Loans following the cut-off date is April 5, 2008.

The weighted average loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 82.75%. At origination, no Group II Mortgage Loan had a loan-to-value ratio greater than 100% or less than approximately 20.24%. As used in this free writing prospectus, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 358 months as of the cut-off date. None of the Group II Mortgage Loans will have a first due date prior to June 1, 2005 or after May 1, 2006, or will have a remaining term to stated maturity of less than 172 months or greater than 360 months as of the cut-off date. The latest maturity date of any Group II Mortgage Loan is April 1, 2036.

The Group II Mortgage Loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

Range of Principal Balances of the Group II Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
0.01-50,000.00	424	$13,220,828.66	1.67%	$31,181.20	11.054%	98.76%	643
50,000.01-100,000.00	566	42,123,268.48	5.32	74,422.74	9.837	89.84	626
100,000.01-150,000.00	500	62,479,577.72	7.90	124,959.16	8.754	83.24	622
150,000.01-200,000.00	317	55,725,872.37	7.04	175,791.40	8.308	81.19	620
200,000.01-250,000.00	311	69,158,437.05	8.74	222,374.40	8.115	80.75	628
250,000.01-300,000.00	240	66,065,525.45	8.35	275,273.02	7.930	81.90	634
300,000.01-350,000.00	189	60,959,474.90	7.70	322,536.90	7.761	82.09	646
350,000.01-400,000.00	179	67,039,617.34	8.47	374,523.00	7.878	81.68	635
400,000.01-450,000.00	199	85,466,485.29	10.80	429,479.83	7.775	83.07	644
450,000.01-500,000.00	165	78,439,052.70	9.91	475,388.20	7.806	81.67	633
500,000.01-550,000.00	114	59,863,762.67	7.56	525,120.73	7.705	82.86	641
550,000.01-600,000.00	77	44,259,432.28	5.59	574,797.82	7.555	82.95	650
600,000.01-650,000.00	43	26,995,190.97	3.41	627,795.14	7.446	82.79	656
650,000.01-700,000.00	37	24,943,227.04	3.15	674,141.27	7.768	83.07	650
700,000.01-750,000.00	24	17,554,430.23	2.22	731,434.59	7.543	81.60	649
750,000.01-800,000.00	9	7,034,075.68	0.89	781,563.96	7.858	81.98	689
800,000.01 or greater	10	10,038,809.65	1.27	1,003,880.97	7.879	74.08	650
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Range of Principal Balances of the Group II Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
0.01-50,000.00	424	$13,220,828.66	1.67%	$31,181.20	11.054%	98.76%	643
50,000.01-100,000.00	567	42,223,113.69	5.34	74,467.57	9.833	89.83	626
100,000.01-150,000.00	499	62,379,732.51	7.88	125,009.48	8.755	83.24	622
150,000.01-200,000.00	317	55,725,872.37	7.04	175,791.40	8.308	81.19	620
200,000.01-250,000.00	311	69,158,437.05	8.74	222,374.40	8.115	80.75	628
250,000.01-300,000.00	240	66,065,525.45	8.35	275,273.02	7.930	81.90	634
300,000.01-350,000.00	191	61,658,138.11	7.79	322,817.48	7.752	82.12	646
350,000.01-400,000.00	177	66,340,954.13	8.38	374,807.65	7.888	81.64	635
400,000.01-450,000.00	199	85,466,485.29	10.80	429,479.83	7.775	83.07	644
450,000.01-500,000.00	165	78,439,052.70	9.91	475,388.20	7.806	81.67	633
500,000.01-550,000.00	115	60,412,535.18	7.63	525,326.39	7.692	82.70	642
550,000.01-600,000.00	76	43,710,659.77	5.52	575,140.26	7.572	83.18	648
600,000.01-650,000.00	43	26,995,190.97	3.41	627,795.14	7.446	82.79	656
650,000.01-700,000.00	38	25,640,251.69	3.24	674,743.47	7.720	83.20	650
700,000.01-750,000.00	23	16,857,405.58	2.13	732,930.68	7.607	81.34	649
750,000.01-800,000.00	9	7,034,075.68	0.89	781,563.96	7.858	81.98	689
800,000.01 or greater	10	10,038,809.65	1.27	1,003,880.97	7.879	74.08	650
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Range of Mortgage Rates of the Group II Mortgage Loans as of the Cut-off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
5.500 - 5.999	61	$23,287,032.02	2.94%	$381,754.62	5.874%	78.51%	673
6.000 - 6.499	157	57,663,267.46	7.29	367,281.96	6.278	78.97	665
6.500 - 6.999	293	101,513,610.00	12.83	346,462.83	6.789	80.23	649
7.000 - 7.499	328	96,772,947.46	12.23	295,039.47	7.272	80.54	640
7.500 - 7.999	544	157,519,794.44	19.90	289,558.45	7.752	82.04	642
8.000 - 8.499	325	89,600,166.73	11.32	275,692.82	8.253	81.83	631
8.500 - 8.999	460	108,861,867.27	13.76	236,656.23	8.745	82.86	621
9.000 - 9.499	201	46,391,709.45	5.86	230,804.52	9.224	84.06	618
9.500 - 9.999	280	44,716,933.30	5.65	159,703.33	9.735	87.62	614
10.000 - 10.499	143	21,278,779.93	2.69	148,802.66	10.231	88.39	620
10.500 - 10.999	130	13,508,199.39	1.71	103,909.23	10.757	91.43	617
11.000 - 11.499	105	8,162,280.50	1.03	77,736.00	11.254	95.83	646
11.500 - 11.999	150	9,307,487.47	1.18	62,049.92	11.736	96.86	632
12.000 - 12.499	119	7,613,645.49	0.96	63,980.21	12.198	99.89	647
12.500 - 12.999	71	3,859,192.17	0.49	54,354.82	12.700	99.34	629
13.000 - 13.499	29	1,061,955.40	0.13	36,619.15	13.142	99.87	627
13.500 - 13.999	7	213,780.00	0.03	30,540.00	13.653	100.00	618
14.000 - 14.499	1	34,420.00	0.00	34,420.00	14.150	100.00	624
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Range of Original Terms to Stated Maturity of the Group II Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
180	12	$1,213,829.15	0.15%	$101,152.43	8.088%	82.09%	627
240	15	1,678,935.65	0.21	111,929.04	7.541	68.96	645
360	3,377	788,474,303.68	99.63	233,483.66	8.077	82.78	637
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Range of Remaining Terms to Stated Maturity of the Group II Mortgage Loans

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
169- 180	12	$1,213,829.15	0.15%	$101,152.43	8.088%	82.09%	627
229- 240	15	1,678,935.65	0.21	111,929.04	7.541	68.96	645
349- 360	3,377	788,474,303.68	99.63	233,483.66	8.077	82.78	637
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Range of Original Loan-to-Value Ratios of the Group II Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Less than or equal to 30.00	1	$250,000.00	0.03%	$250,000.00	6.275%	20.24%	609
30.01 - 40.00	9	1,330,544.31	0.17	147,838.26	8.257	37.54	590
40.01 - 50.00	20	3,451,645.40	0.44	172,582.27	7.615	47.36	605
50.01 - 60.00	46	12,444,286.03	1.57	270,527.96	7.224	55.62	615
60.01 - 70.00	119	32,484,850.91	4.10	272,981.94	7.548	67.07	610
70.01 - 80.00	1,533	431,516,258.98	54.53	281,484.84	7.747	79.35	643
80.01 - 90.00	708	207,803,468.66	26.26	293,507.72	8.165	87.81	624
90.01 - 100.00	968	102,086,014.19	12.90	105,460.76	9.574	97.08	652
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Occupancy Status of the Group II Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Primary	3,147	$733,565,284.27	92.70%	$233,099.87	8.001%	82.53%	635
Investment	160	38,208,403.27	4.83	238,802.52	9.110	86.86	662
Second Home	97	19,593,380.94	2.48	201,993.62	8.851	82.95	668
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

___________________

(1)	Occupancy as represented by the mortgagor at the time of origination.

Purpose of the Group II Mortgage Loans

Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Purchase	2,162	$447,448,474.21	56.54%	$206,960.44	8.241%	83.59%	651
Refinance-Cash out	995	283,867,480.56	35.87	285,293.95	7.903	81.74	616
Refinance-Rate/Term	247	60,051,113.71	7.59	243,121.92	7.657	81.32	629
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Property Type of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Single Family Residence	2,351	$542,773,129.31	68.59%	$230,869.05	8.037%	82.58%	634
Planned Unit Development-Detached	453	105,368,554.49	13.31	232,601.67	8.179	82.36	628
2-4 Family	253	72,625,624.15	9.18	287,057.80	8.043	83.74	658
Condo	249	53,480,519.70	6.76	214,781.20	8.170	83.53	655
Planned Unit Development-Attached	94	16,750,649.49	2.12	178,198.40	8.488	84.01	638
Modular Home	4	368,591.34	0.05	92,147.84	9.562	81.69	578
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Documentation Types of the Group II Mortgage Loans(1)

Documentation Level	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Full Documentation	1,706	$368,679,857.62	46.59%	$216,107.77	7.633%	82.54%	623
Limited Documentation	80	20,182,439.55	2.55	252,280.49	7.606	83.30	639
Stated Documentation	1,618	402,504,771.31	50.86	248,766.85	8.505	82.91	650
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

___________________

(1)	For a description of the loan programs, see “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Risk Categories of the Group II Mortgage Loans(1)

Risk Categories	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
AA	2,948	$681,212,769.61	86.08%	$231,076.24	8.002%	83.19%	645
A-	92	24,984,666.50	3.16	271,572.46	8.503	79.75	579
A+	219	57,023,393.57	7.21	260,380.79	8.286	82.45	601
B	66	13,694,040.87	1.73	207,485.47	8.899	79.38	562
C	74	13,839,899.44	1.75	187,025.67	9.147	71.72	559
C-	5	612,298.49	0.08	122,459.70	10.077	74.57	531
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

___________________

(1)	For a description of the risk categories, see “The Mortgage Pool—Underwriting Standards of the Originator” in this free writing prospectus.

Types of Group II Mortgage Loans

Loan Type	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Adjustable Rate 2/28	308	$59,795,461.03	7.56%	$194,141.11	8.757%	82.30%	615
Adjustable Rate 2/28 (40 yr)	1,379	407,601,593.00	51.51	295,577.66	8.163	82.00	630
Adjustable Rate 2/28 (IO)	318	121,671,733.46	15.37	382,615.51	7.465	82.48	655
Adjustable Rate 3/27	102	19,267,391.40	2.43	188,895.99	8.159	83.21	589
Adjustable Rate 3/27 (40 yr)	33	6,824,574.06	0.86	206,805.27	8.627	82.13	624
Adjustable Rate 3/27 (IO)	15	5,546,849.96	0.70	369,790.00	6.703	83.60	645
Fixed Rate 40/30	128	38,492,608.48	4.86	300,723.50	7.354	78.72	648
Adjustable Rate 5/25	2	376,826.26	0.05	188,413.13	9.423	88.88	614
Adjustable Rate 5/25 (IO)	38	16,026,646.11	2.03	421,753.85	6.577	81.51	672
Fixed Rate	1,032	94,403,077.97	11.93	91,475.85	8.914	88.62	650
Fixed Rate (IO)	49	21,360,306.75	2.70	435,924.63	6.791	81.76	663
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Geographic Distribution of the Mortgaged Properties of Group II Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
California	894	$321,681,751.68	40.65%	$359,822.99	7.825%	82.30%	648
New York	205	70,426,255.06	8.90	343,542.71	7.632	82.67	650
Florida	337	65,898,825.10	8.33	195,545.48	8.471	82.82	630
Massachusetts	136	37,213,579.52	4.70	273,629.26	8.012	82.44	625
New Jersey	128	35,183,583.15	4.45	274,871.74	8.142	81.96	630
Arizona	116	24,739,075.86	3.13	213,267.90	8.479	82.23	639
Texas	254	24,235,709.22	3.06	95,416.18	8.604	83.29	616
Maryland	97	23,890,656.03	3.02	246,295.42	8.184	83.22	607
Washington	76	17,432,365.34	2.20	229,373.23	7.940	83.42	618
Georgia	113	16,684,889.85	2.11	147,653.89	8.535	84.21	624
Nevada	71	16,028,830.18	2.03	225,758.17	8.412	81.55	631
Illinois	97	14,484,104.61	1.83	149,320.67	8.365	85.01	633
Hawaii	47	14,282,845.26	1.80	303,890.32	7.329	81.40	673
Virginia	49	11,312,345.79	1.43	230,864.20	8.551	80.70	603
Colorado	65	8,337,900.59	1.05	128,275.39	8.636	84.85	606
Other	719	89,534,351.24	11.31	124,526.22	8.594	84.42	621
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Gross Margins of the Group II Mortgage Loans

Range of Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,209	$154,255,993.20	19.49%	$127,589.74	8.231%	85.20%	651
4.000 - 4.249	2	402,900.63	0.05	201,450.32	7.850	90.00	636
5.000 - 5.249	7	1,742,315.32	0.22	248,902.19	7.752	80.32	587
5.500 - 5.749	44	10,385,930.35	1.31	236,043.87	6.823	83.78	632
5.750 - 5.999	509	155,024,467.90	19.59	304,566.73	7.839	82.22	638
6.000 - 6.249	720	202,711,592.37	25.62	281,543.88	7.642	82.70	632
6.250 - 6.499	737	223,681,865.12	28.27	303,503.21	8.412	82.21	644
6.500 - 6.749	95	24,012,641.09	3.03	252,764.64	9.018	82.50	575
6.750 - 6.999	20	6,581,610.63	0.83	329,080.53	8.522	75.99	606
7.000 - 7.249	12	2,569,497.70	0.32	214,124.81	9.623	79.17	562
7.250 - 7.499	44	9,382,302.22	1.19	213,234.14	9.010	71.04	564
7.500 - 7.749	3	279,000.00	0.04	93,000.00	9.344	65.24	544
8.000 - 8.249	2	336,951.95	0.04	168,475.98	9.179	88.51	577
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Next Adjustment Date for the Group II Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,209	$154,255,993.20	19.49%	$127,589.74	8.231%	85.20%	651
May 2007	1	446,419.79	0.06	446,419.79	7.500	95.00	663
June 2007	6	1,230,654.42	0.16	205,109.07	8.669	83.35	615
July 2007	11	2,128,379.42	0.27	193,489.04	8.309	83.47	595
August 2007	3	420,380.88	0.05	140,126.96	7.811	83.50	613
September 2007	4	948,521.60	0.12	237,130.40	8.449	72.65	563
October 2007	2	235,112.26	0.03	117,556.13	8.952	82.88	556
November 2007	19	5,798,507.04	0.73	305,184.58	7.702	80.45	658
December 2007	77	22,493,742.76	2.84	292,126.53	8.028	83.16	639
January 2008	115	33,751,979.26	4.27	293,495.47	7.801	81.74	636
February 2008	81	21,883,671.37	2.77	270,168.78	8.165	81.01	634
March 2008	969	300,367,918.70	37.96	309,977.21	8.005	82.03	632
April 2008	717	199,363,499.99	25.19	278,052.30	8.237	82.38	636
June 2008	1	272,000.00	0.03	272,000.00	7.350	80.00	640
July 2008	5	1,458,583.77	0.18	291,716.75	8.622	79.42	532
August 2008	67	12,890,805.69	1.63	192,400.08	7.995	82.78	591
September 2008	9	1,800,100.79	0.23	200,011.20	7.651	86.53	642
October 2008	19	4,815,758.35	0.61	253,460.97	7.057	84.24	628
November 2008	1	194,828.62	0.02	194,828.62	8.950	100.00	628
December 2008	12	2,686,605.80	0.34	223,883.82	8.422	84.22	590
January 2009	6	1,643,613.60	0.21	273,935.60	7.615	75.34	636
February 2009	3	699,604.80	0.09	233,201.60	8.304	78.17	612
March 2009	18	3,697,774.00	0.47	205,431.89	8.706	84.39	615
April 2009	9	1,479,140.00	0.19	164,348.89	8.770	84.40	671
June 2010	2	543,600.00	0.07	271,800.00	7.712	80.00	661
July 2010	5	688,030.61	0.09	137,606.12	7.998	81.24	602
August 2010	5	1,923,265.32	0.24	384,653.06	6.660	79.59	668
September 2010	11	5,757,158.36	0.73	523,378.03	5.966	84.16	688
October 2010	1	270,400.00	0.03	270,400.00	6.250	80.00	596
November 2010	2	727,460.50	0.09	363,730.25	5.900	82.55	708
December 2010	3	1,191,391.97	0.15	397,130.66	6.840	80.00	664
January 2011	3	1,555,215.61	0.20	518,405.20	7.231	81.03	671
February 2011	2	1,017,000.00	0.13	508,500.00	6.136	64.59	656
March 2011	5	2,252,950.00	0.28	450,590.00	7.446	84.87	658
April 2011	1	477,000.00	0.06	477,000.00	7.800	90.00	666
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Maximum Mortgage Rates for the Group II Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,209	$154,255,993.20	19.49%	$127,589.74	8.231%	85.20%	651
12.500 - 12.999	33	13,814,539.14	1.75	418,622.40	5.805	80.55	679
13.000 - 13.499	63	23,730,136.61	3.00	376,668.84	6.267	80.04	653
13.500 - 13.999	207	75,583,259.60	9.55	365,136.52	6.811	80.77	648
14.000 - 14.499	275	86,222,942.10	10.90	313,537.97	7.276	80.30	640
14.500 - 14.999	483	146,712,810.39	18.54	303,753.23	7.756	82.00	643
15.000 - 15.499	286	82,709,092.90	10.45	289,192.63	8.257	81.76	631
15.500 - 15.999	386	100,192,282.49	12.66	259,565.50	8.751	82.85	620
16.000 - 16.499	182	43,359,490.14	5.48	238,238.96	9.222	83.81	619
16.500 - 16.999	148	36,641,095.86	4.63	247,574.97	9.725	86.45	607
17.000 - 17.499	67	16,600,082.54	2.10	247,762.43	10.233	85.92	609
17.500 - 17.999	43	7,854,838.41	0.99	182,670.66	10.729	86.08	582
18.000 - 18.499	13	2,405,443.81	0.30	185,034.14	11.245	86.83	584
18.500 - 18.999	8	1,211,561.29	0.15	151,445.16	11.747	76.62	541
19.500 - 19.999	1	73,500.00	0.01	73,500.00	12.600	70.00	506
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Minimum Mortgage Rates for the Group II Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,209	$154,255,993.20	19.49%	$127,589.74	8.231%	85.20%	651
5.500 - 5.999	33	13,814,539.14	1.75	418,622.40	5.805	80.55	679
6.000 - 6.499	63	23,730,136.61	3.00	376,668.84	6.267	80.04	653
6.500 - 6.999	206	75,479,259.60	9.54	366,404.17	6.810	80.77	648
7.000 - 7.499	275	86,222,942.10	10.90	313,537.97	7.276	80.30	640
7.500 - 7.999	482	146,548,890.95	18.52	304,043.34	7.754	82.00	643
8.000 - 8.499	285	82,472,238.56	10.42	289,376.28	8.254	81.76	631
8.500 - 8.999	387	100,359,949.98	12.68	259,328.04	8.750	82.84	620
9.000 - 9.499	183	43,596,344.48	5.51	238,231.39	9.222	83.79	619
9.500 - 9.999	149	36,741,347.81	4.64	246,586.23	9.725	86.45	607
10.000 - 10.499	67	16,600,082.54	2.10	247,762.43	10.233	85.92	609
10.500 - 10.999	43	7,854,838.41	0.99	182,670.66	10.729	86.08	582
11.000 - 11.499	13	2,405,443.81	0.30	185,034.14	11.245	86.83	584
11.500 - 11.999	8	1,211,561.29	0.15	151,445.16	11.747	76.62	541
12.500 - 12.999	1	73,500.00	0.01	73,500.00	12.600	70.00	506
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Initial Periodic Rate Caps of the Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,209	$154,255,993.20	19.49%	$127,589.74	8.231%	85.20%	651
1.000	4	608,773.78	0.08	152,193.45	8.835	80.00	546
1.500	2,191	636,502,301.50	80.43	290,507.67	8.037	82.16	634
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Subsequent Periodic Rate Caps of the Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
Fixed Rate Loans	1,209	$154,255,993.20	19.49%	$127,589.74	8.231%	85.20%	651
1.000	4	608,773.78	0.08	152,193.45	8.835	80.00	546
1.500	2,191	636,502,301.50	80.43	290,507.67	8.037	82.16	634
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Prepayment Terms of the Group II Mortgage Loans

Prepayment Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
0	1,283	$264,542,496.41	33.43%	$206,190.57	8.559%	83.33%	634
12	157	54,416,321.64	6.88	346,600.77	7.843	82.03	658
24	1,538	379,031,768.42	47.90	246,444.58	7.997	82.80	633
36	426	93,376,482.01	11.80	219,193.62	7.160	81.32	649
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Lien Position of the Group II Mortgage Loans

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
1st Lien	2,634	$749,628,108.66	94.73%	$284,596.85	7.895%	81.80%	636
2nd Lien	770	41,738,959.82	5.27	54,206.44	11.324	99.90	656
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Range of Credit Scores of the Group II Mortgage Loans

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% Of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Credit Score
500- 524	120	$25,347,154.67	3.20%	$211,226.29	9.205%	78.92%	513
525- 549	154	34,367,986.76	4.34	223,168.75	8.662	78.71	537
550- 574	181	39,623,777.67	5.01	218,915.90	8.620	80.93	561
575- 599	332	79,728,470.80	10.07	240,146.00	8.164	82.12	588
600- 624	643	136,380,819.66	17.23	212,100.81	7.999	82.46	613
625- 649	745	161,197,429.10	20.37	216,372.39	8.168	83.75	637
650- 674	548	131,385,497.52	16.60	239,754.56	7.920	83.23	662
675- 699	328	84,145,719.12	10.63	256,541.83	7.820	84.24	686
700- 724	169	47,233,262.45	5.97	279,486.76	7.497	83.78	710
725- 749	96	29,235,127.29	3.69	304,532.58	7.726	82.85	737
750- 774	64	16,334,793.41	2.06	255,231.15	8.034	83.40	760
775- 799	20	5,373,264.95	0.68	268,663.25	7.886	80.15	784
800 or greater	4	1,013,765.08	0.13	253,441.27	7.490	84.67	811
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

Historical Delinquency of the Group II Mortgage Loans

Delinquency Period	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% Of Aggregate Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original LTV	Weighted Average Credit Score
1 X 30	193	$50,644,000.91	6.40%	$262,404.15	8.375%	83.12%	598
1 X 60	54	11,087,360.32	1.40	205,321.49	9.127	79.02	556
1 X 90	28	5,346,539.57	0.68	190,947.84	9.484	71.43	543
2 X 30	46	13,882,974.76	1.75	301,803.80	8.519	82.01	589
2 X 60	19	4,202,678.00	0.53	221,193.58	8.906	77.38	563
2 X 90	2	271,886.05	0.03	135,943.03	9.975	77.52	547
3 X 30	29	7,792,394.71	0.98	268,703.27	8.421	76.07	567
3 X 60	4	340,957.83	0.04	85,239.46	9.783	68.13	547
3 X 90	1	154,000.00	0.02	154,000.00	11.550	70.00	506
4 X 30	5	1,163,583.01	0.15	232,716.60	7.798	76.44	581
4 X 60	3	702,258.35	0.09	234,086.12	8.074	60.81	602
5 X 60	1	80,500.00	0.01	80,500.00	7.750	70.00	605
6 X 30	1	286,450.00	0.04	286,450.00	10.500	85.00	503
No Lates	3,015	695,050,662.63	87.83	230,530.90	8.005	83.04	644
Notes of Default	3	360,822.34	0.05	120,274.11	8.533	78.36	567
Total	3,404	$791,367,068.48	100.00%	$232,481.51	8.076%	82.75%	637

The Index

As of any adjustment date, the index applicable to the determination of the mortgage rate on substantially all of the adjustable-rate mortgage loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available as specified in the related mortgage note either as of the first business day 45 days prior to that adjustment date or as of the first business day of the month preceding the month of the adjustment date.

In the event that the index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

STATIC POOL INFORMATION

The depositor has made available, on its internet website located at http://www.regabnewcenturymortgagesecurities.com/, static pool information about prior securitized pools of mortgage loans of the originator beginning in 2001, which information is incorporated by reference into this free writing prospectus. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about the mortgage loans in each prior securitized pool in monthly increments from the related cut-off date through December 31, 2005. The static pool information about the mortgage loans prior to January 1, 2006 or securitized pools of mortgage loans of the originator that were established before January 1, 2006 is not deemed to be a part of this free writing prospectus, the base prospectus or the related registration statement.

There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans included in the trust estate.

THE ORIGINATOR AND SPONSOR

The information set forth in this section and the following section with regard to the originator and the originator’s underwriting standards has been provided to the depositor.

New Century Mortgage Corporation, a California corporation, originated all of the mortgage loans. The originator is a wholly owned operating subsidiary of New Century Financial Corporation, a publicly traded company. Founded in 1995 and headquartered in Irvine, California, New Century Financial Corporation is a real estate investment trust and a full service mortgage finance company, providing first and second mortgage products to borrowers nationwide. New Century Financial Corporation offers a broad range of mortgage products designed to meet the needs of all borrowers.

The originator is a consumer finance and mortgage banking company that originates, purchases and sells first lien and second lien mortgage loans and other consumer loans. A substantial number of the mortgage loans originated by the originator are commonly referred to as non-conforming “B&C” mortgage loans or subprime mortgage loans

As of December 31, 2005, New Century Financial Corporation employed approximately 7,200 associates and originated loans through its wholesale network of more than 47,000 independent mortgage brokers through 35 regional processing centers operating in 18 states. Its retail network operates through 222 sales offices in 35 states. For the year ending December 31, 2005, New Century Financial Corporation originated $56.1 billion in mortgage loans.

The following table describes the size, composition and growth of New Century’s total residential mortgage loan production over the periods indicated.

	(Dollars in Thousands)
	December 31, 2003		December 31, 2004		December 31, 2005*
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans	164,373	$27,382,838	242,877	$42,119,640	310,389	$56,108,241
*Approximate

Securitization of mortgage loans originated by the originator is an integral part of the sponsor’s management of its capital. Since 1999, the sponsor has engaged in securitizations of mortgage loans originated by the originator through the depositor or other affiliated depositors. The sponsor actively participates with the underwriters in structuring the securitization transactions.

With respect to approximately seven of the securitizations organized by the sponsor since 2000, a trigger event has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered certificates or offered notes, as applicable, from the certificate or note with the highest credit rating to the one with the lowest rating. In addition, in the case of three of the securitizations organized by the sponsor since 2000, the servicer has purchased mortgage loans 90 days or more delinquent to prevent the occurrence of a trigger event.

Underwriting Standards of the Originator

All of the mortgage loans will be acquired on the closing date by the depositor from the seller and were acquired by the seller from the originator prior to the closing date. All of the mortgage loans were originated or acquired by the originator in accordance with the New Century Underwriting Guidelines. The following is a general summary of the New Century Underwriting Guidelines as generally applied, with some variation, by the originator. This summary does not purport to be a complete description of the underwriting standards of the originator.

The New Century Underwriting Guidelines are primarily intended to assess the borrower’s ability to repay the related mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of the originator’s underwriting criteria, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of the related mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

The mortgage loans will have been originated in accordance with the New Century Underwriting Guidelines. On a case-by-case basis, exceptions to the New Century Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans will represent these exceptions.

Each applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The New Century Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The New Century Underwriting Guidelines require a review of the appraisal by a qualified employee of the originator or by an appraiser retained by the originator. The originator uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan if the appraised value of a mortgaged property, as determined by a review, is (i) more than 10% greater but less than 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio of up to 90%, and (ii) more than 5% greater but less than 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ration or a combined loan-to-value ratio of between 91-95%. For mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio greater than 95%, the appraised value as determined by the review is used in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then the originator obtains a new appraisal and repeats the review process. The mortgage loans were originated consistent with and generally conform to the New Century Underwriting Guidelines’ full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the New Century Underwriting Guidelines that generally is equal to the interest rate on that loan. The New Century Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgages originated under the programs is $1,500,000 (additional requirements may be imposed in connection with mortgage loans in excess of $500,000). The New Century Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first lien loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a “lease option purchase,” the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the “lease option purchase price” was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the “lease option purchase price” was set 12 months or more prior to origination.

The New Century Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for the originator’s various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months from the applicant’s employer for salaried employees and 24 months for self-employed applicants; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant’s employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

The New Century Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

“AA” Risk. Under the “AA” risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments) are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550, or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied single family or two unit property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and non-owner occupied three to four family residential properties or high-rise condominiums is 85%. The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“A+” Risk. Under the “A+” risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied property single family or two unit property, and an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and a non-owner occupied three to four family residential property or high-rise condo is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80% (or 75% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“A-” Risk. Under the “A-” risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than

550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property, and an owner occupied high-rise condominium or three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote, or unique properties, and non-owner occupied three to four family residential properties or high rise condominiums is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“B” Risk. Under the “B” risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score less than or equal to 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (such loan may not exceed an 80% loan-to-value ratio for borrowers with a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property, and an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and a non-owner occupied three to four family property or high-rise condo is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 75% (or 65% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

“C” Risk. Under the “C” risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. No notice of default filings may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. In most cases, a maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the stated income documentation program) for a mortgage loan on an owner occupied single family or two unit property is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied single family or 2 unit property (refinance only), or an owner occupied high-rise condominium or a three to four family residential property (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and non-owner occupied three to four family residential properties or high-rise condos is 65-70% (or 65% for mortgages originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property (refinance only) is 65% (or 60% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“C-” Risk. Under the “C-” risk category, an applicant must have a FICO score of 500, or greater. Unlimited 30, 60 and 90 day late payments and a maximum of one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property single family or two unit property (refinance only), and an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

Special Programs. New Century originates loans which it calls “special programs” to enable borrowers with higher FICO scores and good mortgage histories the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% combined loan-to-value ratios and loan amounts to $1,000,000 with higher minimum FICO scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with FICO scores less than 580, under the full income documentation program, or 620, under the limited income and stated income documentation programs (Chapter 13 bankruptcies may not be paid off with loan proceeds) for combined 80%/20% (first/second) loan combinations. For first mortgage loans having 100% loan-to-value ratios, no bankruptcy filing may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

THE SERVICER

The information set forth in the following paragraphs has been provided by the servicer.

The servicer conducted servicing operations from July 1998 through mid-2001 on its own in-house servicing platform. In March 2001, the servicer sold its portfolio of mortgage loan servicing rights to Ocwen Federal Bank. From August 2001 to September 2002, the servicer contracted with Ocwen Federal Bank to perform sub-servicing functions for its own mortgage loans held for sale. During that period, the servicer either sold mortgage loans on a servicing-released basis or it sold the servicing rights to unaffiliated third parties.

On October 2002, the servicer re-established mortgage servicing operations. As of December 31, 2005, the balance of the servicer’s servicing portfolio was approximately $39.6 billion, consisting of approximately $15.2 billion in mortgage loans held for investment, approximately $6.7 billion in mortgage loans held for sale, approximately $10.0 billion in mortgage loans sold on a servicing retained basis, and approximately $7.8 billion in loans serviced on a temporary basis for the purchasers thereof.

The servicer’s servicing functions are performed in Santa Ana, California. The servicing activities performed by the servicer are designed and implemented to ensure that each loan in a mortgage servicing portfolio is repaid in accordance with its terms. These activities are generally performed pursuant to formal express servicing contracts the servicer has entered into with investors or their agents in connection with both sales of whole mortgage loan pools or mortgage-backed securitization transactions. The servicing functions performed by the servicer typically include the following: collecting and remitting loan payments, making required advances, accounting for principal and interest, customer service, holding escrow or impound funds related to the payment of taxes and insurance and, if and when applicable, contacting delinquent borrowers and supervising foreclosures and property dispositions in the event of un-remedied defaults. The servicer utilizes MortgageServ as its main servicing system to perform its servicing responsibilities.

The servicer does not perform any custodial responsibility for the mortgage loans that it services. The mortgage loans will be held in custody and safekeeping by Deutsche Bank National Trust Company.

The servicer retains servicing rights for certain mortgage loans sold to whole loan investors and interim services certain mortgage loans that have been sold to whole loan investors pending transfer of servicing.

Once the servicer originates or purchases a mortgage loan, it begins the process of servicing it. The servicer originated approximately $56.1 billion in mortgage loans during the year ended December 31, 2005, all of which were serviced by it on an interim servicing basis prior to the sale to a third party or the inclusion in one of its own mortgage-backed securitizations, which are structured as financings. During the year ended December 31, 2005, the servicer boarded an average of approximately 24,000 new mortgage loans per month to its servicing platform and transferred an average of approximately 13,000 loans per month to other unaffiliated servicers pursuant to whole mortgage loan sales transactions. The servicer intends to continue to retain the servicing rights on a portion of the mortgage loans sold to third parties in whole mortgage loan sales transactions and on all of the mortgage loans that it holds in its own portfolio in the future.

During the past two years, the servicer has completed several key servicing platform initiatives. These completed technology initiatives include the deployment of a customer accessible interactive website, enhancements to that website including payment acceptance, bill presentment and access to key information on payment history, enhancements to its main servicing system, the implementation of a lockbox payment processing system and deployment of software that improves the servicer’s loss mitigation activities. In addition, the servicer moved its servicing platform to a new larger facility to allow for increased servicing capacity and growth of its servicing activity.

The servicer establishes early relationships with its mortgage loan borrowers in its servicing activity. An introductory telephone call is made to each new mortgage loan borrower following the mortgage loan closing to introduce the servicer to the borrower and to verify critical loan and contact information. During this introductory telephone call, the servicer verifies with each mortgage loan customer the original principal amount of the mortgage loan, the first payment due date, the applicable interest rate, the payment amount and the customer’s receipt of her/his first billing statement. Additionally, the servicer provides information to the mortgage loan borrower regarding how the mortgage loan borrower should contact the servicer in the event she/he has additional questions or concerns regarding the mortgage loan.

In the event a mortgage loan borrower becomes delinquent, the servicer’s loan counselors and mortgage assistant advisors assist the mortgage loan borrower in addressing the reasons for the delinquency, achieving a resolution and bringing the loan current. The servicer will issue a breach of contract notice upon a mortgage loan becoming more than 32 days delinquent (the actual days of delinquency permitting the issuance of a breach of contract notice determined by the applicable state law). A breach of contract notice permits the mortgage loan borrower the opportunity to cure the delinquency within the following 30 days so as to avoid the servicer initiating a foreclosure action.

Mortgage loan accounts that are referred to the servicer’s foreclosure department are simultaneously referred to the servicer’s loss mitigation department. The servicer reviews and considers a variety of loss mitigation opportunities with the mortgage loan borrower, which include possible forbearance agreements, listing the mortgage property for sale, using a deed in lieu of foreclosure, as well as the full reinstatement of the mortgage loan. The servicer’s loss mitigation strategies are designed to minimize the loss to both the mortgage loan borrower and investor, and the resolution of the loss mitigation activities are structured by the servicer to insure, if at all possible, that the mortgage loan borrower performs her/his payment obligation in a manner that minimizes the prospect of a foreclosure sale, while simultaneously minimizing related costs and fees.

In the event that foreclosure of the mortgage loan is the only available resolution, the servicer engages a local attorney to assure satisfaction of all appropriate legal processes and steps mandated by applicable state and local statutes. Foreclosure timelines are state and locality specific and have been programmed into both the servicer’s primary timeline management software and its loan servicing system. Servicing management responsibility for a mortgage loan property for which the foreclosure sale has been completed and have exceeded its applicable state redemption period is then transferred to the servicer’s real estate owned department. The servicer’s in-house asset managers manage the ultimate disposition of these “real estate owned” properties with the assistance of local real estate agents. Once a “real estate owned” property has been vacated and is available for sale, it is listed and marketed for sale. The servicer closely monitors the resulting sales price and overall recovery in order to minimize the loss incurred.

In addition to the servicer’s written servicing policies and procedures designed to assist its employees in conducting the servicing activities, the servicer has also adopted servicing “best practices” that are designed to prevent any unfair or abusive servicing practices. The servicer regularly evaluates its servicing policies and practices to ensure that they remain effective and observed.

In 2005, the servicer received a rating of “SQ3+” from Moody’s, which the servicer believes will permit it to continue to grow its servicing platform.

The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer’s conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

	New Century Mortgage Corporation Servicing Portfolio Delinquencies and Foreclosures
	As of December 31, 2003			As of December 31, 2004			As of December 31, 2005
	Number of Loans	Principal Balance	Percent by Principal Balance	Number of Loans	Principal Balance	Percent by Principal Balance	Number of Loans	Principal Balance	Percent by Principal Balance
	(Dollars in Thousands)
Current Loans	67,958	$11,468,908	99.16%	139,945	$23,993,896	98.42%	212,187	$38,247,181	96.56%
Period of Delinquency
30 to 59 days	271	39,704	0.34	969	145,225	0.60	2,795	436,777	1.10
60 to 89 days	43	5,499	0.05	349	49,469	0.20	1,160	188,270	0.48
90 days or more	82	11,444	0.10	533	67,275	0.28	2,151	291,718	0.74
Foreclosures	276	38,810	0.34	746	105,666	0.43	2,468	388,680	0.98
Real Estate Owned	16	1,769	0.02	151	17,983	0.07	424	58,161	0.15
Total Portfolio	68,646	$11,566,134	100.00%	142,693	$24,379,514	100.00%	221,185	$39,610,788	100.00%

New Century Mortgage Corporation, in its capacity as servicer in connection with securitizations of the depositor or its affiliate, New Century Mortgage Securities Inc. where it has substantially identical advancing obligations for this transaction, has complied with and fulfilled all of its advancing obligations for all such transactions for the past three years.

THE DEPOSITOR

New Century Mortgage Securities LLC is a limited-purpose wholly-owned subsidiary of the seller. The depositor was formed in the State of Delaware on September 7, 2004. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor maintains its principal office at 18400 Von Karman, Irvine, California 92612.

The depositor has been engaged in the securitization of mortgage loans since its formation in 2004. The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in mortgage loans. The depositor acquires mortgage loans and other assets for inclusion in securitizations from the sponsor.

The certificate of formation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After issuance and registration of the offered notes, the depositor will have no duties or responsibilities with respect to the mortgage loans or the offered notes, other than to arrange for derivative instruments or replacement instruments to be included in the trust estate, to appoint replacements to certain transaction participants, to provide notices to certain parties under the transaction agreements, to execute any required reports and filings under the Securities Exchange Act of 1934, as amended, or to provide requested information to the various transaction participants.

THE ISSUING ENTITY

New Century Home Equity Loan Trust 2006-1 is a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement, as amended and restated on the closing date, among the depositor, the owner trustee and the certificate registrar for the transactions described in this free writing prospectus. The trust agreement and the amended and restated trust agreement constitute the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the offered notes and the Owner Trust Certificates, (iii) making payments on the offered notes and the Owner Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The issuing entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the offered notes. The assets of the issuing entity will consist of the mortgage loans pledged to secure the notes and any payments received under the Interest Rate Swap Agreement for the benefit of the holders of the offered notes. The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee. The issuing entity will not have any directors, officers, or other employees. The fiscal year end of the issuing entity will be December 31. The issuing entity will act through the owner trustee.

The owner trustee will not have the power to commence a voluntary proceeding in bankruptcy relating to the issuing entity without the unanimous prior approval of all certificateholders and the consent of the noteholders and the owner trustee and the delivery to the owner trustee by each such certificateholder of a certificate certifying that such certificateholder reasonably believes that the issuing entity is insolvent.

Pursuant to the servicing agreement, the servicer will perform the administrative duties of the issuing entity pursuant to the transaction documents.

THE OWNER TRUSTEE

Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Reg AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this free writing prospectus.

The principal compensation to be paid to the owner trustee in respect of its obligations under the trust agreement will be the owner trustee fee as set forth in the indenture.

THE INDENTURE TRUSTEE

Deutsche Bank National Trust Company, is a national banking association, which has an office in Santa Ana, California. The indenture trustee has acted as indenture trustee on numerous asset-backed securities transactions. The indenture trustee has no pending legal proceedings that would materially affect its ability to perform its duties as indenture trustee on behalf of the holder of the notes.

The indenture trustee will be calculating certain items and reporting as described in the indenture. The indenture trustee has acted as calculation agent in numerous mortgage-backed transactions since 1991. The indenture trustee will not be responsible for verifying, recomputing or recalculating information given to it by the servicer.

The indenture trustee may perform certain of its obligations through one or more third party vendors. However, the indenture trustee will remain liable for the duties and obligations required of it under the servicing agreement and the indenture.

Deutsche Bank National Trust Company is providing the foregoing information at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the Securities and Exchange Commission pursuant to Regulation AB. Otherwise, the indenture trustee has not participated in the preparation of such disclosure documents and assumes no responsibility for their contents.

The indenture trustee will have the following material duties under the indenture: (i) to authenticate and deliver the notes; (ii) to maintain a note register; (iii) to calculate and make the required payments to noteholders on each payment date; (iv) to prepare and make available to noteholders the monthly distribution reports and any other reports required to be delivered by the indenture trustee under the indenture; (v) to act as successor servicer, or to appoint a successor servicer; (vi) to perform tax administration services for the issuing entity as specified in the indenture, (vii) to communicate with investors and rating agencies with respect to the notes as specified in the indenture and (viii) preparing and filing periodic reports with the Securities and Exchange Commission with respect to the notes.

In addition, the indenture trustee will act as custodian pursuant to the transaction documents. The indenture trustee will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the noteholders. The indenture trustee will maintain the mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the indenture trustee’s custody but will be kept in shared facilities. However, the indenture trustee’s proprietary document tracking system will show the location within the indenture trustee’s facilities of each mortgage file and will show that the mortgage loan documents are held by the indenture trustee on behalf of the noteholders. The indenture trustee will review each mortgage file in accordance with the review criteria specified in the servicing agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received.

YIELD ON THE NOTES

General Prepayment Considerations

The yields to maturity of the offered notes will be sensitive to defaults on the mortgage loans. If a purchaser of an offered note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of payments and the yields to maturity of the offered notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the adjustable-rate mortgage loans will in turn be affected by the amortization schedules of such mortgage loans as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this free writing prospectus, with respect to approximately 70.18% of the Group I Mortgage Loans and approximately 66.57% of the Group II Mortgage Loans (in each case by aggregate principal balance of the related loan group as of the cut-off date) and approximately 68.09% of the mortgage loans (by aggregate principal balance as of the cut-off date), a prepayment may subject the related mortgagor to a prepayment charge.

Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of offered notes then entitled to receive payments that otherwise would be paid over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of offered notes may vary from the anticipated yield will depend upon the degree to which the offered notes are purchased at a discount or premium and the degree to which the timing of payments on the offered notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any offered note purchased at a discount, the risk that a slower than assumed rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any offered note purchased at a premium, investors should consider the risk that a faster than assumed rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the yield to maturity on the offered notes, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the offered notes. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate assumed by the investor during the period immediately following the issuance of the offered notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. In addition, the existence of the applicable periodic rate caps, maximum mortgage rates and minimum mortgage rates with respect to the adjustable-rate mortgage loans may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the notes. Furthermore, the interest-only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the base prospectus.

Because principal payments prior to the Stepdown Date or when a Trigger Event is in effect are paid to more senior classes of offered notes before other classes, holders of classes of offered notes having a later payment priority bear a greater risk of losses than holders of classes having earlier payment priorities. As a result, the notes having later priority will represent an increasing percentage of the obligations of the trust during the period prior to the commencement of payments of principal on these notes. As described under “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus, prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. Thereafter, as further described in this free writing prospectus, during certain periods, subject to certain triggers described in this free writing prospectus, all principal payments on the mortgage loans will be allocated to the offered notes in the priorities described under “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus.

Defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment or that the value of the mortgaged property will be sufficient to cover the amount due on the mortgage loan. Any recovery made on a defaulted mortgage loan will have the same effect on the holders of the offered notes as a prepayment of those mortgage loans. See “The Mortgage Pool—The Originator” in this free writing prospectus.

Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on mortgage loans affected by application of the Relief Act. The servicer is obligated to pay those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of its aggregate servicing fee for the related due period. Accordingly, the effect of any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or any shortfalls resulting from the application of the Relief Act will be to reduce the aggregate amount of interest collected that is available for payment to noteholders.

Any of these shortfalls will be allocated in reduction of the Net Monthly Excess Cashflow for such payment date. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the base prospectus.

Special Yield Considerations

The mortgage rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage rates on substantially all of the adjustable-rate mortgage loans adjust semi-annually based upon six-month LIBOR, subject to periodic and lifetime limitations and generally after an initial period of two, three or five years after origination. As a result, the interest due on the mortgage loans during any Due Period, net of fees and expenses of the trust, may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on one or more classes of offered notes during the related Interest Accrual Period. In addition, six-month LIBOR and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR, potentially resulting in the application of the rate cap on one or more classes of offered notes. Application of the rate cap would adversely affect the yield to maturity on the offered notes. In addition, the rate cap for each class of Floating Rate Notes will be reduced by the prepayment of related mortgage loans with mortgage rates that are higher relative to the other mortgage rates.

If the Note Rate on any class of Floating Rate Notes is limited by the rate cap for any payment date, the resulting basis risk shortfalls may be recovered by the holders of such notes on such payment date or on future payment dates, to the extent that on such payment date or future payment dates there are any available funds remaining after certain other payments on the offered notes and the payment of certain fees and expenses of the trust. The ratings on the Floating Rate Notes will not address the likelihood of any such recovery of basis risk shortfalls by holders of those notes.

As described under “Description of the Notes—Allocation of Losses; Subordination,” amounts otherwise payable to holders of the Mezzanine Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to certain mortgagor delinquencies, to the extent not covered by P&I Advances made by the servicer. Such delinquencies may affect the yields to investors in these notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of these notes. In addition, the rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on the offered notes. See “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus.

In general, a slower than anticipated rate of principal prepayments will extend the weighted average lives of the notes.

Weighted Average Lives

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the offered notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans) and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus (referred to as the Prepayment Assumption in this free writing prospectus) assumes:

(i)           in the case of the fixed-rate mortgage loans, 100% of the Fixed-Rate Prepayment Vector. The Fixed-Rate Prepayment Vector assumes a constant prepayment rate, or CPR, of approximately 4% per annum in the first month of the life of such mortgage loans and an additional approximately 1.4545% (precisely 16%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, the Fixed-Rate Prepayment Vector assumes a CPR of 20% per annum; and

(ii)           in the case of the adjustable-rate mortgage loans, 100% of the Adjustable-Rate Prepayment Vector. The Adjustable-Rate Prepayment Vector assumes (a) a CPR of 2% per annum in the first month of the life of such mortgage loans and an additional approximately 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter until the 22nd month, the Adjustable-Rate Prepayment Vector assumes a CPR of 30% per annum, (b) beginning in the 23rd month and in each month thereafter until the 27th month, a CPR of 50% per annum, and (c) beginning in the 28th month and in each month thereafter during the life of such mortgage loans, the Adjustable-Rate Prepayment Vector assumes a CPR of 35% per annum. However, the prepayment rate will not exceed 90% CPR per annum in any period for any percentage of the Adjustable-Rate Prepayment Vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

Each of the Prepayment Scenarios in the table below assumes the respective percentages of the applicable prepayment vector.

The tables entitled “Percent of Original Note Balance Outstanding” in this free writing prospectus indicate the percentage of the initial Note Balance of the offered notes that would be outstanding after each of the dates shown at various percentages of the percentage of the Prepayment Assumption and the corresponding weighted average lives of these notes. The tables are based on the following assumptions:

•	the mortgage pool consists of mortgage loans with the characteristics set forth in Annex II of this free writing prospectus;
•	the cut-off date for the mortgage loans is March 1, 2006;
•	payments on the offered notes are received, in cash, on the 25th day of each month, commencing in April 2006;
•	the mortgage loans prepay at the percentages of the prepayment vector indicated in the applicable Prepayment Scenario;
•

no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act or similar state laws are incurred;

•

none of the responsible party, the servicer or any other person purchases from the trust any mortgage loan under any obligation or option under any agreement, except as indicated in the second footnote to the tables entitled “Percent of Original Note Balance Outstanding”

•

scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in April 2006, and are computed prior to giving effect to any prepayments received in the prior month (except for the interest only mortgage loans);

•	prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in March 2006, and include 30 days’ interest on the mortgage loan;
•

the scheduled monthly payment for each mortgage loan (and for each interest only mortgage loan following its initial interest only period) is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity;

•	the notes are purchased on March 30, 2006;
•

six-month LIBOR remains constant at 5.032% per annum and the mortgage rate on each adjustable-rate mortgage loan is adjusted on the next adjustment date and on subsequent adjustment dates, if necessary, to equal the index plus the applicable gross margin, subject to the applicable periodic rate cap and lifetime limitations;

•	one-month LIBOR remains constant at 4.794% per annum;
•

the monthly payment on each adjustable-rate mortgage loan is adjusted on the due date immediately following the next adjustment date and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment;

•	the aggregate of the Servicing Fee Rate and the Indenture Trustee Fee Rate is equal to 0.502% per annum;
•	the Fixed Swap Payment is calculated as described under “Description of the Notes—Interest Rate Swap Agreement and the Swap Provider” and no Swap Termination Payment is made; and
•	the servicer collects 95% of the prepayment charges payable by the mortgagors on each payment date.

Prepayment Scenarios(1)

	I	II	III	IV	V	VI	VII
Adjustable-Rate Mortgage Loans:	0%	50%	75%	100%	125%	150%	200%
Fixed-Rate Mortgage Loans:	0%	50%	75%	100%	125%	150%	200%

_______________

(1)	Percentages of the Fixed-Rate Prepayment Vector in the case of the fixed-rate mortgage loans and the Adjustable-Rate Prepayment Vector in the case of the adjustable-rate mortgage loans.

There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables entitled “Percent of Original Note Balance Outstanding” in this free writing prospectus. Any discrepancy may have an effect upon the percentages of the initial Note Balance outstanding, and the corresponding weighted average lives, of the offered notes set forth in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of one-month LIBOR will remain constant as assumed, the offered notes may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Notes—Principal Payments on the Offered Notes” in this free writing prospectus, the occurrence of the Stepdown Date or a Trigger Event, will have the effect of accelerating or decelerating the amortization of the offered notes, affecting the weighted average lives of such offered notes. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the principal balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances, and corresponding weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans included in the mortgage pool equals any of the specified percentages of the prepayment assumption reflected in the Prepayment Scenarios shown in the immediately following tables.

Percent of Original Note Balance Outstanding

	Class A-1 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	99	89	83	77	72	66	54
March 25, 2008	99	70	57	44	32	21	3
March 25, 2009	98	53	35	20	7	0	0
March 25, 2010	98	40	27	19	7	0	0
March 25, 2011	98	33	21	13	7	0	0
March 25, 2012	97	28	16	9	5	0	0
March 25, 2013	96	23	12	6	3	0	0
March 25, 2014	95	19	10	5	2	0	0
March 25, 2015	94	16	7	3	1	0	0
March 25, 2016	93	14	6	2	1	0	0
March 25, 2017	92	11	4	2	1	0	0
March 25, 2018	90	10	3	1	*	0	0
March 25, 2019	89	8	3	1	0	0	0
March 25, 2020	87	7	2	1	0	0	0
March 25, 2021	85	6	2	*	0	0	0
March 25, 2022	84	5	1	*	0	0	0
March 25, 2023	81	4	1	0	0	0	0
March 25, 2024	79	3	1	0	0	0	0
March 25, 2025	76	3	*	0	0	0	0
March 25, 2026	73	2	*	0	0	0	0
March 25, 2027	70	2	*	0	0	0	0
March 25, 2028	67	2	0	0	0	0	0
March 25, 2029	63	1	0	0	0	0	0
March 25, 2030	58	1	0	0	0	0	0
March 25, 2031	54	1	0	0	0	0	0
March 25, 2032	48	*	0	0	0	0	0
March 25, 2033	43	*	0	0	0	0	0
March 25, 2034	36	*	0	0	0	0	0
March 25, 2035	32	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	23.41	5.04	3.46	2.58	1.94	1.40	1.13
Weighted Average Life (years) to Optional Termination(1)(2)	23.41	4.67	3.19	2.37	1.78	1.40	1.13

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class A-2a Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	99	74	62	49	36	23	0
March 25, 2008	98	32	2	0	0	0	0
March 25, 2009	97	0	0	0	0	0	0
March 25, 2010	96	0	0	0	0	0	0
March 25, 2011	95	0	0	0	0	0	0
March 25, 2012	93	0	0	0	0	0	0
March 25, 2013	92	0	0	0	0	0	0
March 25, 2014	90	0	0	0	0	0	0
March 25, 2015	87	0	0	0	0	0	0
March 25, 2016	85	0	0	0	0	0	0
March 25, 2017	82	0	0	0	0	0	0
March 25, 2018	79	0	0	0	0	0	0
March 25, 2019	76	0	0	0	0	0	0
March 25, 2020	72	0	0	0	0	0	0
March 25, 2021	68	0	0	0	0	0	0
March 25, 2022	64	0	0	0	0	0	0
March 25, 2023	59	0	0	0	0	0	0
March 25, 2024	54	0	0	0	0	0	0
March 25, 2025	48	0	0	0	0	0	0
March 25, 2026	41	0	0	0	0	0	0
March 25, 2027	34	0	0	0	0	0	0
March 25, 2028	26	0	0	0	0	0	0
March 25, 2029	17	0	0	0	0	0	0
March 25, 2030	7	0	0	0	0	0	0
March 25, 2031	0	0	0	0	0	0	0
March 25, 2032	0	0	0	0	0	0	0
March 25, 2033	0	0	0	0	0	0	0
March 25, 2034	0	0	0	0	0	0	0
March 25, 2035	0	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	17.12	1.59	1.22	1.00	0.86	0.76	0.63
Weighted Average Life (years) to Optional Termination(1)(2)	17.12	1.59	1.22	1.00	0.86	0.76	0.63

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class A-2b Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	97
March 25, 2008	100	100	100	76	52	29	0
March 25, 2009	100	94	58	27	1	0	0
March 25, 2010	100	68	42	24	1	0	0
March 25, 2011	100	53	28	12	1	0	0
March 25, 2012	100	42	18	4	0	0	0
March 25, 2013	100	33	11	0	0	0	0
March 25, 2014	100	25	5	0	0	0	0
March 25, 2015	100	19	1	0	0	0	0
March 25, 2016	100	13	0	0	0	0	0
March 25, 2017	100	9	0	0	0	0	0
March 25, 2018	100	5	0	0	0	0	0
March 25, 2019	100	2	0	0	0	0	0
March 25, 2020	100	0	0	0	0	0	0
March 25, 2021	100	0	0	0	0	0	0
March 25, 2022	100	0	0	0	0	0	0
March 25, 2023	100	0	0	0	0	0	0
March 25, 2024	100	0	0	0	0	0	0
March 25, 2025	100	0	0	0	0	0	0
March 25, 2026	100	0	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0	0
March 25, 2031	97	0	0	0	0	0	0
March 25, 2032	86	0	0	0	0	0	0
March 25, 2033	74	0	0	0	0	0	0
March 25, 2034	61	0	0	0	0	0	0
March 25, 2035	52	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	28.4	6.15	4.12	3.00	2.14	1.81	1.45
Weighted Average Life (years) to Optional Termination(1)(2)	28.4	6.15	4.12	3.00	2.14	1.81	1.45

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class A-2c Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	46
March 25, 2009	100	100	100	100	100	0	0
March 25, 2010	100	100	100	100	100	0	0
March 25, 2011	100	100	100	100	100	0	0
March 25, 2012	100	100	100	100	70	0	0
March 25, 2013	100	100	100	90	46	0	0
March 25, 2014	100	100	100	64	30	0	0
March 25, 2015	100	100	100	46	21	0	0
March 25, 2016	100	100	80	33	14	0	0
March 25, 2017	100	100	63	24	8	0	0
March 25, 2018	100	100	49	18	3	0	0
March 25, 2019	100	100	38	13	0	0	0
March 25, 2020	100	95	30	8	0	0	0
March 25, 2021	100	80	24	4	0	0	0
March 25, 2022	100	67	19	1	0	0	0
March 25, 2023	100	56	15	0	0	0	0
March 25, 2024	100	47	11	0	0	0	0
March 25, 2025	100	39	7	0	0	0	0
March 25, 2026	100	32	3	0	0	0	0
March 25, 2027	100	27	1	0	0	0	0
March 25, 2028	100	22	0	0	0	0	0
March 25, 2029	100	18	0	0	0	0	0
March 25, 2030	100	15	0	0	0	0	0
March 25, 2031	100	11	0	0	0	0	0
March 25, 2032	100	7	0	0	0	0	0
March 25, 2033	100	3	0	0	0	0	0
March 25, 2034	100	*	0	0	0	0	0
March 25, 2035	100	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.99	18.73	12.91	9.56	7.44	2.64	2.02
Weighted Average Life (years) to Optional Termination(1)(2)	29.99	13.57	8.99	6.65	5.15	2.64	2.02

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-1 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	96	89
March 25, 2010	100	100	74	50	100	96	67
March 25, 2011	100	89	57	35	23	96	34
March 25, 2012	100	74	44	25	13	61	15
March 25, 2013	100	62	33	17	9	38	3
March 25, 2014	100	52	26	12	6	23	0
March 25, 2015	100	44	20	9	4	11	0
March 25, 2016	100	37	16	6	2	3	0
March 25, 2017	100	31	12	5	0	0	0
March 25, 2018	100	26	9	3	0	0	0
March 25, 2019	100	22	7	1	0	0	0
March 25, 2020	100	18	6	0	0	0	0
March 25, 2021	100	15	5	0	0	0	0
March 25, 2022	100	13	4	0	0	0	0
March 25, 2023	100	11	2	0	0	0	0
March 25, 2024	100	9	0	0	0	0	0
March 25, 2025	100	8	0	0	0	0	0
March 25, 2026	100	6	0	0	0	0	0
March 25, 2027	100	5	0	0	0	0	0
March 25, 2028	100	4	0	0	0	0	0
March 25, 2029	100	3	0	0	0	0	0
March 25, 2030	100	2	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0
March 25, 2033	100	0	0	0	0	0	0
March 25, 2034	99	0	0	0	0	0	0
March 25, 2035	87	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.71	9.86	6.63	5.24	5.14	6.76	4.59
Weighted Average Life (years) to Optional Termination(1)(2)	29.71	8.92	5.93	4.72	4.73	4.02	2.74

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-2 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100	76
March 25, 2010	100	100	74	50	63	100	8
March 25, 2011	100	89	57	35	21	19	4
March 25, 2012	100	74	44	25	13	7	0
March 25, 2013	100	62	33	17	9	4	0
March 25, 2014	100	52	26	12	6	0	0
March 25, 2015	100	44	20	9	4	0	0
March 25, 2016	100	37	16	6	0	0	0
March 25, 2017	100	31	12	5	0	0	0
March 25, 2018	100	26	9	2	0	0	0
March 25, 2019	100	22	7	0	0	0	0
March 25, 2020	100	18	6	0	0	0	0
March 25, 2021	100	15	5	0	0	0	0
March 25, 2022	100	13	3	0	0	0	0
March 25, 2023	100	11	0	0	0	0	0
March 25, 2024	100	9	0	0	0	0	0
March 25, 2025	100	8	0	0	0	0	0
March 25, 2026	100	6	0	0	0	0	0
March 25, 2027	100	5	0	0	0	0	0
March 25, 2028	100	4	0	0	0	0	0
March 25, 2029	100	2	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0
March 25, 2033	100	0	0	0	0	0	0
March 25, 2034	99	0	0	0	0	0	0
March 25, 2035	87	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.71	9.83	6.60	5.14	4.70	4.80	3.35
Weighted Average Life (years) to Optional Termination(1)(2)	29.71	8.92	5.93	4.64	4.31	4.07	2.82

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-3 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100	17
March 25, 2010	100	100	74	50	33	38	8
March 25, 2011	100	89	57	35	21	12	1
March 25, 2012	100	74	44	25	13	7	0
March 25, 2013	100	62	33	17	9	4	0
March 25, 2014	100	52	26	12	6	0	0
March 25, 2015	100	44	20	9	1	0	0
March 25, 2016	100	37	16	6	0	0	0
March 25, 2017	100	31	12	5	0	0	0
March 25, 2018	100	26	9	0	0	0	0
March 25, 2019	100	22	7	0	0	0	0
March 25, 2020	100	18	6	0	0	0	0
March 25, 2021	100	15	5	0	0	0	0
March 25, 2022	100	13	0	0	0	0	0
March 25, 2023	100	11	0	0	0	0	0
March 25, 2024	100	9	0	0	0	0	0
March 25, 2025	100	8	0	0	0	0	0
March 25, 2026	100	6	0	0	0	0	0
March 25, 2027	100	5	0	0	0	0	0
March 25, 2028	100	3	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0
March 25, 2033	100	0	0	0	0	0	0
March 25, 2034	99	0	0	0	0	0	0
March 25, 2035	87	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.71	9.79	6.57	5.07	4.49	4.27	2.97
Weighted Average Life (years) to Optional Termination(1)(2)	29.71	8.92	5.93	4.60	4.12	3.97	2.76

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-4 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100	17
March 25, 2010	100	100	74	50	33	21	8
March 25, 2011	100	89	57	35	21	12	0
March 25, 2012	100	74	44	25	13	7	0
March 25, 2013	100	62	33	17	9	0	0
March 25, 2014	100	52	26	12	6	0	0
March 25, 2015	100	44	20	9	0	0	0
March 25, 2016	100	37	16	6	0	0	0
March 25, 2017	100	31	12	1	0	0	0
March 25, 2018	100	26	9	0	0	0	0
March 25, 2019	100	22	7	0	0	0	0
March 25, 2020	100	18	6	0	0	0	0
March 25, 2021	100	15	*	0	0	0	0
March 25, 2022	100	13	0	0	0	0	0
March 25, 2023	100	11	0	0	0	0	0
March 25, 2024	100	9	0	0	0	0	0
March 25, 2025	100	8	0	0	0	0	0
March 25, 2026	100	6	0	0	0	0	0
March 25, 2027	100	4	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0
March 25, 2033	100	0	0	0	0	0	0
March 25, 2034	99	0	0	0	0	0	0
March 25, 2035	87	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.71	9.75	6.54	5.03	4.38	4.05	2.82
Weighted Average Life (years) to Optional Termination(1)(2)	29.71	8.92	5.93	4.58	4.03	3.76	2.62

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-5 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100	17
March 25, 2010	100	100	74	50	33	21	8
March 25, 2011	100	89	57	35	21	12	0
March 25, 2012	100	74	44	25	13	7	0
March 25, 2013	100	62	33	17	9	0	0
March 25, 2014	100	52	26	12	3	0	0
March 25, 2015	100	44	20	9	0	0	0
March 25, 2016	100	37	16	6	0	0	0
March 25, 2017	100	31	12	0	0	0	0
March 25, 2018	100	26	9	0	0	0	0
March 25, 2019	100	22	7	0	0	0	0
March 25, 2020	100	18	3	0	0	0	0
March 25, 2021	100	15	0	0	0	0	0
March 25, 2022	100	13	0	0	0	0	0
March 25, 2023	100	11	0	0	0	0	0
March 25, 2024	100	9	0	0	0	0	0
March 25, 2025	100	8	0	0	0	0	0
March 25, 2026	100	5	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0
March 25, 2033	100	0	0	0	0	0	0
March 25, 2034	99	0	0	0	0	0	0
March 25, 2035	87	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.71	9.70	6.50	4.97	4.28	3.89	2.71
Weighted Average Life (years) to Optional Termination(1)(2)	29.71	8.92	5.93	4.56	3.96	3.62	2.52

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-6 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100	17
March 25, 2010	100	100	74	50	33	21	7
March 25, 2011	100	89	57	35	21	12	0
March 25, 2012	100	74	44	25	13	4	0
March 25, 2013	100	62	33	17	9	0	0
March 25, 2014	100	52	26	12	0	0	0
March 25, 2015	100	44	20	9	0	0	0
March 25, 2016	100	37	16	*	0	0	0
March 25, 2017	100	31	12	0	0	0	0
March 25, 2018	100	26	9	0	0	0	0
March 25, 2019	100	22	5	0	0	0	0
March 25, 2020	100	18	0	0	0	0	0
March 25, 2021	100	15	0	0	0	0	0
March 25, 2022	100	13	0	0	0	0	0
March 25, 2023	100	11	0	0	0	0	0
March 25, 2024	100	9	0	0	0	0	0
March 25, 2025	100	6	0	0	0	0	0
March 25, 2026	100	0	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0
March 25, 2033	100	0	0	0	0	0	0
March 25, 2034	99	0	0	0	0	0	0
March 25, 2035	87	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.71	9.63	6.45	4.92	4.20	3.75	2.61
Weighted Average Life (years) to Optional Termination(1)(2)	29.71	8.92	5.93	4.54	3.90	3.51	2.45

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-7 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100	17
March 25, 2010	100	100	74	50	33	21	0
March 25, 2011	100	89	57	35	21	12	0
March 25, 2012	100	74	44	25	13	0	0
March 25, 2013	100	62	33	17	4	0	0
March 25, 2014	100	52	26	12	0	0	0
March 25, 2015	100	44	20	4	0	0	0
March 25, 2016	100	37	16	0	0	0	0
March 25, 2017	100	31	12	0	0	0	0
March 25, 2018	100	26	7	0	0	0	0
March 25, 2019	100	22	0	0	0	0	0
March 25, 2020	100	18	0	0	0	0	0
March 25, 2021	100	15	0	0	0	0	0
March 25, 2022	100	13	0	0	0	0	0
March 25, 2023	100	11	0	0	0	0	0
March 25, 2024	100	5	0	0	0	0	0
March 25, 2025	100	0	0	0	0	0	0
March 25, 2026	100	0	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0
March 25, 2033	100	0	0	0	0	0	0
March 25, 2034	99	0	0	0	0	0	0
March 25, 2035	87	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.71	9.53	6.37	4.85	4.11	3.63	2.52
Weighted Average Life (years) to Optional Termination(1)(2)	29.71	8.92	5.93	4.53	3.86	3.43	2.39

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-8 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	100	17
March 25, 2010	100	100	74	50	33	21	0
March 25, 2011	100	89	57	35	21	9	0
March 25, 2012	100	74	44	25	13	0	0
March 25, 2013	100	62	33	17	0	0	0
March 25, 2014	100	52	26	11	0	0	0
March 25, 2015	100	44	20	0	0	0	0
March 25, 2016	100	37	16	0	0	0	0
March 25, 2017	100	31	9	0	0	0	0
March 25, 2018	100	26	0	0	0	0	0
March 25, 2019	100	22	0	0	0	0	0
March 25, 2020	100	18	0	0	0	0	0
March 25, 2021	100	15	0	0	0	0	0
March 25, 2022	100	13	0	0	0	0	0
March 25, 2023	100	3	0	0	0	0	0
March 25, 2024	100	0	0	0	0	0	0
March 25, 2025	100	0	0	0	0	0	0
March 25, 2026	100	0	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0
March 25, 2033	100	0	0	0	0	0	0
March 25, 2034	99	0	0	0	0	0	0
March 25, 2035	87	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.71	9.40	6.28	4.77	4.03	3.53	2.49
Weighted Average Life (years) to Optional Termination(1)(2)	29.71	8.92	5.93	4.53	3.84	3.37	2.39

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-9 Prepayment Scenario
Payment Date	I	II	III	IV	V	VI	VII
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100	100	100
March 25, 2008	100	100	100	100	100	100	100
March 25, 2009	100	100	100	100	100	85	14
March 25, 2010	100	100	74	50	33	21	0
March 25, 2011	100	89	57	35	21	0	0
March 25, 2012	100	74	44	25	2	0	0
March 25, 2013	100	62	33	16	0	0	0
March 25, 2014	100	52	26	0	0	0	0
March 25, 2015	100	44	20	0	0	0	0
March 25, 2016	100	37	10	0	0	0	0
March 25, 2017	100	31	0	0	0	0	0
March 25, 2018	100	26	0	0	0	0	0
March 25, 2019	100	22	0	0	0	0	0
March 25, 2020	100	18	0	0	0	0	0
March 25, 2021	100	9	0	0	0	0	0
March 25, 2022	100	*	0	0	0	0	0
March 25, 2023	100	0	0	0	0	0	0
March 25, 2024	100	0	0	0	0	0	0
March 25, 2025	100	0	0	0	0	0	0
March 25, 2026	100	0	0	0	0	0	0
March 25, 2027	100	0	0	0	0	0	0
March 25, 2028	100	0	0	0	0	0	0
March 25, 2029	100	0	0	0	0	0	0
March 25, 2030	100	0	0	0	0	0	0
March 25, 2031	100	0	0	0	0	0	0
March 25, 2032	100	0	0	0	0	0	0
March 25, 2033	100	0	0	0	0	0	0
March 25, 2034	99	0	0	0	0	0	0
March 25, 2035	87	0	0	0	0	0	0
March 25, 2036	0	0	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	29.71	9.19	6.13	4.64	3.91	3.42	2.40
Weighted Average Life (years) to Optional Termination(1)(2)	29.71	8.92	5.93	4.51	3.80	3.33	2.34

_________________________

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the note.

(2)

Assumes the servicer exercises its option to purchase the mortgage loans on the earliest possible payment date on which it is permitted to exercise this option. See “Indenture—Optional Redemption” in this free writing prospectus.

*	If applicable, indicates a number that is greater than zero but less than 0.5%.

There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the percentage of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the offered notes will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Notes

If the Overcollateralized Amount and each class of Mezzanine Notes with a lower payment priority have been reduced to zero, the yield to maturity on the outstanding class of Mezzanine Notes with the lowest payment priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or prepayment charges), will be allocated to those notes. Investors in the Mezzanine Notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Notes, their Note Balances will be permanently reduced by the amounts so allocated. However, Allocated Realized Loss Amounts and interest thereon may be paid to the holders of the Mezzanine Notes from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Notes—Overcollateralization Provisions” in this free writing prospectus.

The Mezzanine Notes will not be entitled to any principal payments until the Stepdown Date or during any period in which a Trigger Event is in effect (unless the aggregate Note Balance of the Class A Notes has been reduced to zero). As a result, the weighted average lives of the Mezzanine Notes will be longer than would otherwise be the case if payments of principal were allocated on a pro rata basis among all of the offered notes. As a result of the longer weighted average lives of the Mezzanine Notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Notes to receive no principal payments (unless the aggregate Note Balance of the Class A Notes has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage pool. For additional considerations relating to the yield on the Mezzanine Notes, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the base prospectus.

DESCRIPTION OF THE NOTES

General Description of the Notes

The New Century Home Equity Loan Trust 2006-1, Asset Backed Notes, Series 2006-1 will consist of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-2c Notes, the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes, the Class M-6 Notes, the Class M-7 Notes, the Class M-8 Notes and the Class M-9 Notes, each of which is being offered by this free writing prospectus.

Payments on the offered notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in April 2006.

The Owner Trust Certificates, which are not offered hereby, will only be entitled to payments after all required payments have been made on the offered notes.

Each class of offered notes will have the initial Note Balances (subject to the permitted variance), and Note Rate as set forth in the table appearing in the summary of this free writing prospectus and as described under “—Note Rates” below.

The original Note Balances of the Class A Notes, the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes, the Class M-6 Notes, the Class M-7 Notes, the Class M-8 Notes and the Class M-9 Notes represent approximately 79.45%, approximately 3.95%, approximately 3.55%, approximately 1.90%, approximately 1.70%, approximately 1.65%, approximately 1.55%, approximately 1.35%, approximately 1.00% and approximately 1.10%, respectively, of the aggregate principal balance of the mortgage loans as of the cut-off date.

The offered notes will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof. If the use of book-entry facilities for the offered notes is terminated, which may occur under the limited circumstances described under “—Book-Entry Notes” below, then any definitive notes issued in respect of the offered notes will be transferable and exchangeable at the offices of the trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All payments to holders of the offered notes will be made by the indenture trustee to the persons in whose names such notes are registered at the close of business on each Record Date, which will be DTC or its nominee unless definitive notes are issued. The Record Date for each payment date (i) with respect to the offered notes will be the close of business on the business day immediately preceding such payment date (so long as the offered notes are book-entry notes) and (ii) with respect to any definitive notes, will be the close of business on the last business day of the month preceding the month in which such payment date occurs. Such payments will be made by wire transfer in immediately available funds to the account of each noteholder specified in writing to the indenture trustee at least five business days prior to the relevant Record Date by such holder of notes or, if such instructions are not received, then by check mailed to the address of each such noteholder as it appears in the note register. The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of such notes at the offices of the indenture trustee designated for such purposes or such other location specified in the notice to noteholders of such final payment. As of the closing date, the indenture trustee designates the office located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, TN 37211-3658, Attention: Transfer Unit.

All capitalized terms used in this free writing prospectus will have the meanings assigned to them under “—Glossary of Terms” below or in the base prospectus under “Glossary.”

Fees and Expenses of the Trust

The following fees and expenses will be paid from amounts received on the mortgage loans prior to payments to noteholders:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly

For each mortgage loan, a monthly fee paid to the servicer out of interest collections received from the related mortgage loan. The monthly fee is calculated as one-twelfth of 0.500% on the principal balance of the mortgage loan as of the first day of related Due Period.

Withdrawn from amounts on deposit in the collection account, before payments to noteholders.(1)
Indenture Trustee	Monthly

For each mortgage loan, a monthly fee paid to the indenture trustee. The monthly fee is calculated as one-twelfth of 0.002% on the principal balance of the mortgage loans as of the first day of related Due Period.

Withdrawn from amounts on deposit in the payment account, before payments to noteholders.
Owner Trustee	Monthly	A monthly fee payable to the owner trustee, beginning with the 13th payment date, in an amount equal to $333.33.	Withdrawn from amounts on deposit in the payment account, before payments to noteholders.
Swap Provider	Monthly

A monthly payment calculated as the positive excess, if any, of (a) one-twelfth (or, for the first payment date, the number of days elapsed from the closing date to but excluding the first payment date on a 30/360 basis) of 5.08% on the notional amount for such payment date over (b) one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis or for the first payment date, the actual number of days elapsed from the closing date to but excluding the first payment date) on the notional amount for such payment date.

Withdrawn from amounts on deposit in the payment account, before payments to noteholders.

______________________

(1)

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus for a description of additional compensation that the servicer may receive.

Book-Entry Notes

The offered notes will be book-entry notes. Persons acquiring beneficial ownership interests in the book-entry notes are referred to as note owners and will hold their notes through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry notes will be issued in one or more notes which equal the aggregate Note Balance of such notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear. Citibank and JP Morgan Chase Bank are referred to individually as the Relevant Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry notes in minimum denominations of $25,000. Except as described below, no note owner acquiring a book-entry note will be entitled to receive a physical, or definitive, note representing such note. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the offered notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the indenture. Note owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

The note owner’s ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the note owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry note will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Note owners will receive all payments of principal of, and interest on, the book-entry notes from the trustee through DTC and DTC participants. While the book-entry notes are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry notes and is required to receive and transmit payments of principal of, and interest on, the book-entry notes. DTC participants and indirect participants with whom note owners have accounts with respect to book-entry notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes representing their respective interests in the book-entry notes, the rules of DTC provide a mechanism by which note owners will receive payments and will be able to transfer their interest.

Note owners will not receive or be entitled to receive notes representing their respective interests in the book-entry notes, except under the limited circumstances described below. Unless and until definitive notes are issued, note owners who are not DTC participants may transfer ownership of book-entry notes only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry notes, by book-entry transfer, through DTC for the account of the purchasers of such book-entry notes, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC’s normal procedures, transfers of ownership of book-entry notes will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the “Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System,” or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Payments on the book-entry notes will be made on each payment date by the trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the note owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the note owners of the book-entry notes that it represents.

Under a book-entry format, note owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical notes for the book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of such notes in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to note owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of such note owners are credited.

DTC has advised the depositor that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry notes. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry notes which conflict with actions taken with respect to other book-entry notes.

Definitive notes will be issued to note owners of the book-entry notes, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the depositor is unable to locate a qualified successor or (b) after the occurrence of a servicer event of termination as set forth in the servicing agreement or an Event of Default under the indenture, note owners having percentage interests aggregating not less than 51% of the book-entry notes advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of note owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all note owners of the occurrence of such event and the availability through DTC of definitive notes. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the trustee will issue definitive notes, and thereafter the trustee will recognize the holders of the definitive notes as noteholders under the indenture.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry notes among DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the notes:

“Allocated Realized Loss Amount”: The Allocated Realized Loss Amount with respect to any class of Mezzanine Notes and any payment date is an amount equal to the sum of any Realized Loss allocated to that class of notes on such payment date and previous payment dates minus the amount of Subsequent Recoveries allocated to that class on such payment date and previous payment dates minus the amount of Net Monthly Excess Cashflow applied to the payment of such amount on such class for such payment date and previous payment dates.

“Available Funds Rate”: The Available Funds Rate for any payment date and

(i)            the Group I Notes is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group I Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the aggregate outstanding principal balance of the mortgage loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the issuing entity, divided by the aggregate outstanding principal balance of the mortgage loans and (ii) 12, multiplied by a fraction the numerator of which is the aggregate principal balance of the mortgage loans as of the last day of the prior Due Period and the denominator of which is the aggregate Note Balance of the offered notes immediately prior to such payment date;

(ii)           the Group II Notes is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group II Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the aggregate outstanding principal balance of the mortgage loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the issuing entity, divided by the aggregate outstanding principal balance of the mortgage loans and (ii) 12, multiplied by a fraction the numerator of which is the aggregate principal balance of the mortgage loans as of the last day of the prior Due Period and the denominator of which is the aggregate Note Balance of the offered notes immediately prior to such payment date; and

(iii)          the Mezzanine Notes is a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the product of (i) the weighted average of the Available Funds Rate for the Group I Notes and Available Funds Rate for the Group II Notes (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current Note Balance of the related Class A Notes).

“Available Payment Amount”: The Available Payment Amount for any payment date is equal to an amount, net of amounts reimbursable therefrom and payable to the servicer, the indenture trustee or the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event), equal to the sum of (i) the aggregate amount of scheduled monthly payments on the mortgage loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the servicing fee and the indenture trustee fee; (ii) unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the related Prepayment Period; (iii) all payments of Compensating Interest made by the servicer with respect to the mortgage loans; (iv) all P&I advances with respect to the mortgage loans received for the payment date and (v) any Net Swap Payment or Swap Termination Payment (to the extent not applied to a replacement swap or required to be retained and applied as provided herein) received by the indenture trustee under the Interest Rate Swap Agreement.

“Bankruptcy Loss”: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

“Basis Risk Shortfall”: With respect to any class of offered notes and any payment date, the sum of (i) the excess, if any, of (x) the amount of interest accrued thereon for such payment date (without regard to the related Available Funds Rate) over (y) interest accrued on that class of notes at the related Available Funds Rate and (ii) the unpaid portion of any Basis Risk Shortfalls from the prior payment dates together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the related Note Rate (without giving effect to the related Available Funds Rate).

“Class M Principal Payment Amount”: Any of Class M-1 Principal Payment Amount, Class M-2 Principal Payment Amount, Class M-3 Principal Payment Amount, Class M-4 Principal Payment Amount, Class M-5 Principal Payment Amount, Class M-6 Principal Payment Amount, Class M-7 Principal Payment Amount, Class M-8 Principal Payment Amount or Class M-9 Principal Payment Amount.

“Class M-1 Principal Payment Amount”: The Class M-1 Principal Payment Amount is an amount equal to the excess of:

•

the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on the related payment date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to the related payment date over

•

the lesser of (A) the product of (i) 66.80% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,831,669.

“Class M-2 Principal Payment Amount”: The Class M-2 Principal Payment Amount is an amount equal to the excess of:

•

the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on the related payment date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on the related payment date) and (iii) the Note Balance of the Class M-2 Notes immediately prior to the related payment date over

•

the lesser of (A) the product of (i) 73.90% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,831,669.

“Class M-3 Principal Payment Amount”: The Class M-3 Principal Payment Amount is an amount equal to the excess of:

•

the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on the related payment date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on the related payment date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on the related payment date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to the related payment date over

•

the lesser of (A) the product of (i) 77.70% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,831,669.

“Class M-4 Principal Payment Amount”: The Class M-4 Principal Payment Amount is an amount equal to the excess of:

•

the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on the related payment date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on the related payment date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on the related payment date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on the related payment date) and (v) the Note Balance of the Class M-4 Notes immediately prior to the related payment date over

•

the lesser of (A) the product of (i) 81.10% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,831,669.

“Class M-5 Principal Payment Amount”: The Class M-5 Principal Payment Amount is an amount equal to the excess of:

•

the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on the related payment date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on the related payment date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on the related payment date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on the related payment date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on the related payment date) and (vi) the Note Balance of the Class M-5 Notes immediately prior to the related payment date over

•

the lesser of (A) the product of (i) 84.40% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,831,669.

“Class M-6 Principal Payment Amount”: The Class M-6 Principal Payment Amount is an amount equal to the excess of:

•

the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on the related payment date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on the related payment date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on the related payment date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on the related payment date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on the related payment date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on the related payment date) and (vii) the Note Balance of the Class M-6 Notes immediately prior to the related payment date over

•

the lesser of (A) the product of (i) 87.50% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,831,669.

“Class M-7 Principal Payment Amount”: The Class M-7 Principal Payment Amount is an amount equal to the excess of:

•

the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on the related payment date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on the related payment date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on the related payment date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on the related payment date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on the related payment date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on the related payment date), (vii) the Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Payment Amount on the related payment date) and (viii) the Note Balance of the Class M-7 Notes immediately prior to the related payment date over

•

the lesser of (A) the product of (i) 90.20% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,831,669.

“Class M-8 Principal Payment Amount”: The Class M-8 Principal Payment Amount is an amount equal to the excess of:

•

the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on the related payment date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on the related payment date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on the related payment date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on the related payment date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on the related payment date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on the related payment date), (vii) the Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Payment Amount on the related payment date), (viii) the Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Payment Amount on the related payment date) and (ix) the Note Balance of the Class M-8 Notes immediately prior to the related payment date over

•

the lesser of (A) the product of (i) 92.20% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,831,669.

“Class M-9 Principal Payment Amount”: The Class M-9 Principal Payment Amount is an amount equal to the excess of:

•

the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on the related payment date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on the related payment date), (iii) the Note Balance of the Class M-2 Notes

(after taking into account the payment of the Class M-2 Principal Payment Amount on the related payment date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on the related payment date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on the related payment date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on the related payment date), (vii) the Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Payment Amount on the related payment date), (viii) the Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Payment Amount on the related payment date), (ix) the Note Balance of the Class M-8 Notes (after taking into account the payment of the Class M-8 Principal Payment Amount on the related payment date) and (x) the Note Balance of the Class M-9 Notes immediately prior to the related payment date over

•

the lesser of (A) the product of (i) 94.40% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $6,831,669.

“Compensating Interest”: With respect to any principal prepayments in full or in part, any payments made by the servicer to cover Prepayment Interest Shortfalls, but only to the extent of its servicing fee for the related Due Period.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any payment date is the percentage obtained by dividing

•

the aggregate Note Balance of the Mezzanine Notes and the Overcollateralized Amount, calculated after taking into account payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount to the holders of the notes then entitled to payments of principal on the related payment date, by

•	the aggregate principal balance of the mortgage loans as of the last day of the related Due Period.

“Debt Service Reduction”: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

“Deferred Interest”: Deferred Interest with respect to the Mezzanine Notes and any payment date is equal to the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate during the related Interest Accrual Period on any Allocated Realized Loss Amount allocated to such class, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Interest Accrual Period related to such payment date on the amount in clause (b) at the Note Rate applicable to such class.

“Deficient Valuation”: A Deficient Valuation with respect to any mortgage loan is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

“Delinquency Rate”: The Delinquency Rate with respect to any calendar month is the percentage obtained by dividing (a) the sum of the aggregate principal balance of (i) mortgage loans delinquent 60 days or more, (ii) mortgage loans in foreclosure, (iii) REO Properties and (iv) mortgage loans discharged due to bankruptcy by (b) the aggregate principal balance of the mortgage loans as of the last day of such calendar month.

“Determination Date”: The Determination Date with respect to any payment date will be the 15th day of the calendar month in which such payment date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

“Downgrade Provisions”: The Downgrade Provisions of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

“Due Period”: The Due Period with respect to any payment date commences on the second day of the month immediately preceding the month in which the payment date occurs and ends on the first day of the month in which the payment date occurs.

“Expense Adjusted Mortgage Rate”: The Expense Adjusted Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate on the mortgage loan as of the close of business on the first day of the calendar month preceding the month in which the payment date occurs minus the sum of the Servicing Fee Rate and the Indenture Trustee Fee Rate.

“Group I Allocation Percentage”: The Group I Allocation Percentage for any payment date is the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such payment date and the denominator of which is (y) the Principal Remittance Amount for such payment date.

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any payment date is that portion of the Available Payment Amount for that payment date that represents interest received or advanced on the Group I Mortgage Loans.

“Group I Principal Payment Amount”: The Group I Principal Payment Amount for any payment date will be an amount equal to the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received on or prior to the related Determination Date or advanced on or prior to the related servicer remittance date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group I Mortgage Loans, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans; and (iv) the Group I Allocation Percentage of the amount of any Overcollateralization Increase Amount for the related payment date; minus (v) the Group I Allocation Percentage of the amount of any Overcollateralization Reduction Amount for the related payment date.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any payment date is the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Payment Amount.

“Group I Senior Principal Payment Amount”: The Group I Senior Principal Payment Amount is an amount equal to the excess of:

•	the Note Balance of the Group I Notes immediately prior to the related payment date over
•

the lesser of (A) the product of (i) 58.90% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $2,874,833.

“Group II Allocation Percentage”: The Group II Allocation Percentage for any payment date is the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such payment date and the denominator of which is (y) the Principal Remittance Amount for such payment date.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any payment date is that portion of the Available Payment Amount for that payment date that represents interest received or advanced on the Group II Mortgage Loans.

“Group II Principal Payment Amount”: The Group II Principal Payment Amount for any payment date will be an amount equal to the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received on or prior to the related Determination Date or advanced on or prior to the related servicer remittance date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group II Mortgage Loans, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans; and (iv) the Group II Allocation Percentage of the amount of any Overcollateralization Increase Amount for the related payment date; minus (v) the Group II Allocation Percentage of the amount of any Overcollateralization Reduction Amount for the related payment date.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any payment date is the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Payment Amount.

“Group II Senior Principal Payment Amount”: The Group II Senior Principal Payment Amount is an amount equal to the excess of:

•	the aggregate Note Balance of the Group II Notes immediately prior to the related payment date over
•

the lesser of (A) the product of (i) 58.90% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,956,835.

“Indenture Trustee Fee Rate”: The Indenture Trustee Fee Rate for any payment date is 0.002% per annum.

“Interest Accrual Period”: The Interest Accrual Period for any payment date and the Floating Rate Notes is the period commencing on the payment date of the month immediately preceding the month in which the payment date occurs (or, in the case of the first Interest Accrual Period, commencing on the closing date), and ending on the day preceding the payment date. All payments of interest on the Floating Rate Notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any payment date and class of offered notes is equal to the amount, if any, by which the Interest Payment Amount for that class of offered notes for the immediately preceding payment date exceeded the actual amount paid on the offered notes in respect of interest on the immediately preceding payment date, together with any unpaid Interest Carry Forward Amounts with respect to such class of offered notes remaining from the payment dates, plus interest accrued thereon at the related Note Rate on the offered notes for the most recently ended Interest Accrual Period.

“Interest Payment Amount”: The Interest Payment Amount for the offered notes of any class on any payment date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of that class immediately prior to the payment date at the Note Rate for that class.

“Interest Remittance Amount”: The Interest Remittance Amount for any payment date is that portion of the Available Payment Amount for that payment date that represents interest received or advanced on the Mortgage Loans.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any payment date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:

•	the Available Payment Amount for the related payment date over

•

the sum for the related payment date of the aggregate of (a) the Senior Interest Payment Amount payable to the holders of the Class A Notes, (b) the Interest Payment Amount payable to the holders of the Mezzanine Notes and (c) the Principal Remittance Amount.

“Note Balance”: The Note Balance of any class of offered notes as of any date of determination is equal to the initial Note Balance of such note reduced by the aggregate of all amounts allocable to principal previously paid with respect to such class and with respect to any class of Mezzanine Notes, any reductions in the Note Balance of such note deemed to have occurred in connection with allocations of Realized Losses in the manner described in this free writing prospectus (taking into account any increases in the Note Balance thereof due to the receipt of Subsequent Recoveries).

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount with respect to any payment date equals the lesser of (a) the Net Monthly Excess Cashflow for such payment date and any prepayment charges collected during the related Prepayment Period and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such payment date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such payment date has been paid).

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount with respect to any payment date is the lesser of (a) the Principal Remittance Amount on such payment date and (b) the excess, if any, of

•	the Overcollateralized Amount for such payment date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such payment date has been paid) over
•	the Overcollateralization Target Amount for such payment date.

“Overcollateralization Target Amount”: The Overcollateralization Target Amount means with respect to any payment date, (a) prior to the Stepdown Date, an amount equal to approximately 2.80% of the aggregate principal balance of the mortgage loans as of the cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 5.60% of the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (ii) approximately $6,831,669; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding payment date. Notwithstanding the foregoing, (x) on and after any payment date following the reduction of the aggregate Note Balance of the offered notes to zero, the Overcollateralization Target Amount will be zero and (y) the percentages in the definition of Overcollateralization Target Amount are subject to a variance of plus or minus 5%.

“Overcollateralized Amount”: The Overcollateralized Amount with respect to any payment date is the excess, if any, of (a) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period over (b) the aggregate Note Balance of the offered notes (after giving effect to payments to be made on such payment date).

“Prepayment Interest Shortfall”: With respect to any principal prepayments on the mortgage loans, any resulting interest shortfall.

“Prepayment Period”: The Prepayment Period with respect to any payment date is the calendar month immediately preceding the month in which the payment date occurs.

“Principal Payment Amount”: The Principal Payment Amount for any payment date is the sum of the Group I Principal Payment Amount and the Group II Principal Payment Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any payment date is the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Payment Amount.

“Realized Loss”: A Realized Loss is (a) a Bankruptcy Loss or (b) with respect to any defaulted mortgage loan that is liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the noteholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was liquidated, after application of all amounts recovered (net of amounts reimbursable to the servicer for P&I Advances, servicing advances and other related expenses, including attorney’s fees) towards interest and principal owing on the mortgage loan.

“Rolling Three Month Delinquency Rate”: The Rolling Three Month Delinquency Rate with respect to any date of determination is the sum of the Delinquency Rates for the previous three calendar months divided by 3 (or 1 or 2, in the case of the first or second Payment Date, respectively).

“Senior Interest Payment Amount”: The Senior Interest Payment Amount for any payment date is equal to the sum of (i) the Interest Payment Amount for that payment date for the Class A Notes and (ii) the Interest Carry Forward Amount, if any, for that payment date for the Class A Notes.

“Servicing Fee Rate”: The Servicing Fee Rate for any payment date is 0.50% per annum.

“Senior Principal Payment Amount”: The sum of (i) the Group I Senior Principal Payment Amount and (ii) the Group II Senior Principal Payment Amount.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the payment date on which the aggregate Note Balance of the Class A Notes has been reduced to zero and (ii) the later to occur of (x) the payment date occurring in April 2009 and (y) the first date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payments of the Group I Principal Payment Amount and the Group II Principal Payment Amount to the holders of the notes then entitled to payments of principal on such payment date) is greater than or equal to approximately 41.10%.

“Subsequent Recoveries”: Subsequent Recoveries are unanticipated amounts received on a liquidated mortgage loan that resulted in a Realized Loss in a prior month. Subsequent Recoveries will be included as part of the Principal Remittance Amount for the following payment date and paid in accordance with the priorities described in this free writing prospectus. In addition, after giving effect to all payments on a payment date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Notes then outstanding with the highest payment priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest payment priority), and the Note Balance of such class or classes of Mezzanine Notes will be increased by the same amount. Thereafter, such class or classes of Mezzanine Notes will accrue interest on the increased Note Balance.

“Swap Default”: Swap Defaults under the Interest Rate Swap Agreement include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”
•	“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and
•	“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Swap Early Termination”: A Swap Early Termination means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

“Swap Provider”: The Swap Provider is Bear Stearns Financial Products Inc.

“Swap Provider Trigger Event”: A Swap Provider Trigger Event is a Swap Termination Payment that is triggered upon: (i) a Swap Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate

Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: A Swap Termination Payment is the amount, if any, owed by the issuing entity or the Swap Provider upon a Swap Early Termination.

“Termination Event”: A Termination Event under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),
•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the issuing entity should terminate, if the indenture, servicing agreement or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the servicing agreement, the servicer exercises the option to purchase the mortgage loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

“Trigger Event”: With respect to any payment date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)	the Rolling Three Month Delinquency Rate exceeds 39.00% of the Credit Enhancement Percentage for the prior payment date; or
(b)

the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the related Due Period) divided by the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable percentages set forth below with respect to such payment date:

Payment Date Occurring In	Percentage
April 2008 – March 2009	1.40% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
April 2009 – March 2010	3.15% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
April 2010 – March 2011	4.90% for the first month, plus an additional 1/12th of 1.45% for each month thereafter
April 2011 – March 2012	6.35% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
April 2012 and thereafter	7.10%

Note Rates

The Note Rate for each class of Floating Rate Notes for each Interest Accrual Period will equal the least of (a) one-month LIBOR determined as described under “—Calculation of One-Month LIBOR” in this free writing prospectus plus the related margin as set forth below, (b) 12.50% per annum and (c) the Available Funds Rate.

The margin with respect to each class of offered notes will be the percentage set forth below:

Margin
Class	(1) (%)	(2) (%)
A-1	[___]	[___]
A-2a	[___]	[___]
A-2b	[___]	[___]
A-2c	[___]	[___]
M-1	[___]	[___]
M-2	[___]	[___]
M-3	[___]	[___]
M-4	[___]	[___]
M-5	[___]	[___]
M-6	[___]	[___]
M-7	[___]	[___]
M-8	[___]	[___]
M-9	[___]	[___]

__________

(1)

For the Interest Accrual Period for each payment date through and including the first payment date on which the aggregate principal balance of the mortgage loans remaining in the trust is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(2)	For each Interest Accrual Period thereafter.

Any Basis Risk Shortfalls on the Floating Rate Notes will be paid on the related payment date or future payment dates from and to the extent of funds available therefore in accordance with the priorities described under “—Overcollateralization Provisions” in this free writing prospectus.

On each payment date, to the extent required following the payment of the Available Payment Amount, the indenture trustee will withdraw from amounts in the payment account to pay to the holders of the Floating Rate Notes any Basis Risk Shortfalls in the following order of priority:

(i)            concurrently, to the Class A Notes, on a pro rata basis based on the Basis Risk Shortfall for each such class, until the unpaid Basis Risk Shortfall for each such class has been reduced to zero; and

(ii)           sequentially, to the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes, the Class M-6 Notes, the Class M-7 Notes, the Class M-8 Notes and the Class M-9 Notes, in that order, until the unpaid Basis Risk Shortfall for each such class has been reduced to zero.

The note rate for the offered notes for the Interest Accrual Period beginning on a payment date, to the extent it has been determined, and for the immediately preceding Interest Accrual Period will be made available via the indenture trustee’s internet website, together with the monthly statements required by the indenture. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such.

Calculation of One-Month LIBOR

On each interest determination date, which is the second LIBOR business day preceding the commencement of each Interest Accrual Period with respect to the Floating Rate Notes, the indenture trustee will determine one-month LIBOR. One-month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate Page 3750, as of 11:00 a.m. London time on the interest determination date. As used in this section, “LIBOR business day” means a day on which banks are open and conducting transactions in United States dollars in London and New York City; “Telerate Page 3750” means the display page currently so designated on the Telerate Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If that rate does not appear on that page, the indenture trustee will determine one-month LIBOR, in the manner set forth in the indenture, on the basis of the rates at which one month United States dollar deposits are offered by three major banks in the London interbank market as of 11:00 a.m. London time on the interest determination date.

The establishment of one-month LIBOR on each interest determination date by the indenture trustee and the indenture trustee’s calculation of the rate of interest applicable to the Floating Rate Notes for the related Interest Accrual Period will, absent manifest error, be final and binding.

Interest Payments on the Offered Notes

Holders of the offered notes will be entitled to receive on each payment date, interest payments in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Note Balances thereof immediately prior to such payment date at the then-applicable note rates thereon, in the priorities set forth below.

I.             On each payment date, the Group I Interest Remittance Amount will be paid in the following order of priority:

(i)            to the holders of the Group I Notes, the Senior Interest Payment Amount allocable to such notes; and

(ii)           concurrently, to the holders of each class of Group II Notes, on a pro rata basis based on the entitlement of each such class, the Senior Interest Payment Amount for such notes, to the extent remaining unpaid after the payment of the Group II Interest Remittance Amount as set forth in clause II(i) below.

II.            On each payment date, the Group II Interest Remittance Amount will be paid in the following order of priority:

(i)            concurrently, to the holders of each class of Group II Notes, on a pro rata basis based on the entitlement of each such class, the Senior Interest Payment Amount allocable to such notes; and

(ii)           to the holders of the Group I Notes, the Senior Interest Payment Amount for such notes, to the extent remaining unpaid after the payment of the Group I Interest Remittance Amount as set forth in clause I(i) above.

III.           On each payment date, following the payments of interest to the holders of the Class A Notes, any Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining will be paid sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, in that order, in an amount equal to the Interest Payment Amount for each such class of notes.

Principal Payments on the Offered Notes

I.             On each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, payments in respect of principal to the extent of the Group I Principal Payment Amount will be made in the following amounts and order of priority:

(i)	to the holders of the Group I Notes until the Note Balance thereof has been reduced to zero; and

(ii)           after taking into account the amount paid to the holders of the Group II Notes pursuant to clause II(i) below on such payment date, to the holders of the Group II Notes (allocated among the Group II Notes in the priority described below), until the Note Balances thereof have been reduced to zero.

II.            On each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, payments in respect of principal to the extent of the Group II Principal Payment Amount will be made in the following amounts and order of priority:

(i)            to the holders of the Group II Notes (allocated among the Group II Notes in the priority described below), until the Note Balances thereof have been reduced to zero; and

(ii)           after taking into account the amount paid to the holders of the Group I Notes pursuant to clause I(i) above on such payment date, to the holders of the Group I Notes, until the Note Balance thereof has been reduced to zero.

III.           On each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, payments in respect of principal to the extent of the sum of the Group I Principal Payment Amount and the Group II Principal Payment Amount remaining after payments pursuant to clauses I and II above for such payment date will be paid sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, in that order, until the Note Balances thereof have been reduced to zero.

IV.          On each payment date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, payments in respect of principal to the extent of the Group I Principal Payment Amount will be made in the following amounts and order of priority:

(i)            to the holders of the Group I Notes, the Group I Senior Principal Payment Amount, until the Note Balance thereof has been reduced to zero; and

(ii)           to the holders of the Group II Notes (allocated among the Group II Notes in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be paid pursuant to clause V(i) below for such payment date over (y) the amount actually paid pursuant to clause V(i) below from the Group II Principal Payment Amount on such payment date.

V.             On each payment date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, payments in respect of principal to the extent of the Group II Principal Payment Amount will be made in the following amounts and order of priority:

(i)            to the holders of the Group II Notes (allocated among the Group II Notes in the priority described below), the Group II Senior Principal Payment Amount, until the Note Balances thereof have been reduced to zero; and

(ii)           to the holders of the Group I Notes, an amount equal to the excess, if any, of (x) the amount required to be paid pursuant to clause IV(i) above for such payment date over (y) the amount actually paid pursuant to clause IV(i) above from the Group I Principal Payment Amount on such payment date.

VI.          On each payment date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, payments in respect of principal to the extent of the sum of the Group I Principal Payment Amount and the

Group II Principal Payment Amount remaining after payments pursuant to clauses IV and V above for such payment date will be paid to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, the related Class M Principal Payment Amount, in that order, until the Note Balances thereof have been reduced to zero.

With respect to the Group II Notes, all principal payments will be paid sequentially, to the Class A-2a Notes, the Class A-2b Notes and the Class A-2c Notes, in that order, until their respective Note Balances have been reduced to zero; provided, however, that on any payment date on which the aggregate Note Balance of the Mezzanine Notes and the Overcollateralization Amount has been reduced to zero, all principal payments will be paid, concurrently, to the Class A-2a Notes, the Class A-2b Notes and the Class A-2c Notes, on a pro rata basis based on Note Balance of each such class, until their respective Note Balances have been reduced to zero.

The allocation of payments in respect of principal to the Class A Notes on each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Notes and is intended to preserve the availability of the subordination provided by the Mezzanine Notes.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination as described under “—Subordination” below, excess interest, prepayment charges and overcollateralization, as described under “—Overcollateralization Provisions” below.

Subordination

The rights of the holders of the Mezzanine Notes to receive payments will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of their scheduled monthly payments of interest and principal and to afford these holders protection against Realized Losses.

The protection afforded to the holders of the Class A Notes by means of the subordination of the Mezzanine Notes will be accomplished by the preferential right of the holders of the Class A Notes to receive on any payment date, payments in respect of interest and principal, respectively, prior to the receipt by holders of the Mezzanine Notes.

In addition, the rights of the holders of Mezzanine Notes with lower numerical class designations to receive payments will be senior to the rights of holders of Mezzanine Notes with higher numerical class designations, to the extent described in this free writing prospectus.

This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior notes of payments in respect of interest and principal and to afford these holders protection against Realized Losses.

Overcollateralization Provisions

The weighted average Expense Adjusted Mortgage Rate for the mortgage loans is expected to be higher than the weighted average of the note rates on the offered notes and the amount needed to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). As a result, interest collections on the mortgage loans are expected to exceed the amount of interest payable to the holders of the offered notes and the fees and expenses of the trust. On each payment date, the Net Monthly Excess Cashflow, if any, will be paid as follows:

(i)            to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount, payable as part of the Group I Principal Payment Amount and the Group II Principal Payment Amount;

(ii)           sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, in that order, first, in an amount equal to the Interest Carry Forward Amount allocable to each such class of notes and second, in an amount equal to the Allocated Realized Loss Amount allocable to each such class of notes;

(iii)          to the holders of the Floating Rate Notes any Basis Risk Shortfalls for such classes in the order and priority set forth under “—Note Rates” in this free writing prospectus;

(iv)          sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, in that order, in an amount equal to the Deferred Interest allocable to each such class of notes;

(v)           to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(vi)          to the owner trustee, any fees, expenses and indemnities not otherwise paid and then, to the holders of the Owner Trust Certificates, any remaining amounts.

On each payment date, the indenture trustee will withdraw from the payment account all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period that were not otherwise used to absorb realized losses on the mortgage loans and will distribute these amounts to the holders of the Owner Trust Certificates (subject to payments to the owner trustee).

In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since, in the absence of Net Monthly Excess Cashflow applied pursuant to clause (i) above, the Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balances of the offered notes. In the event of an overcollateralization deficiency, Net Monthly Excess Cashflow, subject to available funds, will be paid in an amount equal to such overcollateralization deficiency, which will constitute a principal payment on the offered notes in reduction of the Note Balances thereof. This has the effect of accelerating the amortization of such offered notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

In the event that the Overcollateralization Target Amount is permitted to step down on any payment date, a portion of the principal which would otherwise be paid to the holders of the offered notes on the related payment date will be part of the Net Monthly Excess Cashflow and paid pursuant to the priorities set forth in this section. This has the effect of decelerating the amortization of the offered notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the required Overcollateralized Amount will not be permitted to step down on the related payment date.

Allocation of Losses; Subordination

Any Realized Losses on the mortgage loans will be allocated on any payment date first, to Net Monthly Excess Cashflow, second, to prepayment charges paid on the mortgage loans during the related prepayment period, third, to the Overcollateralized Amount, until the Overcollateralized Amount has been reduced to zero, fourth, to the Class M-9 Notes until the Note Balance of the Class M-9 Notes has been reduced to zero; fifth, to the Class M-8 Notes until the Note Balance of the Class M-8 Notes has been reduced to zero, sixth, to the Class M-7 Notes until the Note Balance of the Class M-7 Notes has been reduced to zero, seventh, to the Class M-6 Notes until the Note Balance of the Class M-6 Notes has been reduced to zero, eighth, to the Class M-5 Notes until the Note Balance of the Class M-5 Notes has been reduced to zero, ninth, to the Class M-4 Notes until the Note Balance of the Class M-4 Notes has been reduced to zero, tenth, to the Class M-3 Notes until the Note Balance of the Class M-3 Notes has been reduced to zero, eleventh, to the Class M-2 Notes until the Note Balance of the Class M-2 Notes has been reduced to zero and twelfth, to the Class M-1 Notes until the Note Balance of the Class M-1 Notes has been reduced to zero.

The indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note, however, that although Realized Losses cannot be allocated to these notes, under certain loss scenarios there may not be enough interest and principal on the mortgage loans to pay to the Class A Notes all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Notes, such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts (together with interest accrued on such amounts) may be paid to the holders of the Mezzanine Notes from Net Monthly Excess Cashflow according to the priorities set forth under “—Overcollateralization Provisions” above.

Any allocation of a Realized Loss to a note will be made by reducing the Note Balance of that note by the amount so allocated as of the payment date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both (i) allocable to the note in respect of Realized Losses and (ii) payable as principal to the holder of the note from Net Monthly Excess Cashflow.

Interest Rate Swap Agreement and the Swap Provider

The Interest Rate Swap Agreement

On or before the closing date, the indenture trustee, on behalf of the issuing entity, will enter into an Interest Rate Swap Agreement with the Swap Provider. Under the Interest Rate Swap Agreement, on each payment date, the issuing entity will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the indenture, a Fixed Swap Payment equal to the product of (x) 5.08%, (y) the notional amount for that payment date (as set forth in Annex III) and (z) a fraction, the numerator of which is 30 (or, for the first payment date, the number of days elapsed from the closing date to but excluding the first payment date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the issuing entity, a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the notional amount for that payment date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous payment date to but excluding the current payment date (or, for the first payment date, the actual number of days elapsed from the closing date to but excluding the first payment date), and the denominator of which is 360. A net payment will be required to be made on each payment date (each such net payment, a “Net Swap Payment”) (a) by the issuing entity, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the issuing entity to the extent that the floating amount exceeds the corresponding fixed amount.

The notional amount for the payment date in April 2006 will be approximately $1,366,333,806. The Interest Rate Swap Agreement will terminate immediately after the payment date in April 2010 unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

The respective obligations of the Swap Provider and the indenture trustee to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

Upon any Swap Early Termination, the issuing entity or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the issuing entity is required to make a Swap Termination Payment, that payment will be paid by the indenture trustee on the related payment date, and on any subsequent payment dates until paid in full, generally prior to payments to noteholders.

Upon a Swap Early Termination, the indenture trustee, at the direction of the depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the issuing entity receives a Swap Termination Payment from the Swap Provider, the indenture trustee will apply, as set forth in the indenture, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the issuing entity is required to pay a Swap Termination Payment to the Swap Provider, the indenture trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the rating agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The Swap Provider

The Swap Provider, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Swap Provider engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. The Swap Provider’s principal line of business is providing credit intermediation services on derivative transactions to affiliated entities. The Swap Provider maintains a ratings classification of “AAA” from S&P and “Aaa” from Moody’s.

The Swap Provider has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information contained herein, other than the information contained in the immediately preceding paragraph.

The “significance percentage” of the Interest Rate Swap Agreement as calculated in accordance with Item 1115 of Regulation AB under the Securities Act of 1933, as amended, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced or may be required to obtain a guarantor if the significance percentage of the Interest Rate Swap Agreement is 10% or more.

Limited Mortgage Loan Purchase Right; Derivative Contracts

The servicing agreement provides that the holder of the Owner Trust Certificates will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans (and in any case, at least 5 mortgage loans) from the trust at a purchase price of par plus accrued interest. In addition, the indenture provides that at any time on or after the closing date, the issuing entity will have the right to deposit into the trust estate, solely for the benefit of the holder of the Owner Trust Certificates, a derivative contract or comparable instrument.

ASSIGNMENT OF THE MORTGAGE LOANS

Pursuant to the mortgage loan purchase agreement among the seller, the depositor and the responsible party, the seller will transfer to the depositor all of its right, title and interest in and to each mortgage loan, the related mortgage note, mortgages and other related documents, including all payments received after the cut-off date other than payments of principal and interest on the mortgage loans due on or before the cut-off date. Pursuant to the amended and restated trust agreement, the depositor will transfer such right, title and interest to the issuing entity and pursuant to the indenture, the issuing entity will pledge such right, title and interest to the indenture trustee. The indenture trustee, concurrently with the transfers and pledge on the closing date, will deliver the notes to the depositor.

The mortgage loan purchase agreement will require that the seller deliver to the depositor (who will deliver to the indenture trustee), the mortgage loans endorsed in blank or to the indenture trustee and the related documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the seller may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the indenture, each such assignment of mortgage will be recorded by the seller as set forth in the mortgage loan purchase agreement.

On the closing date, the indenture trustee will review the mortgage loans and the related documents pursuant to the indenture and if any mortgage loan or related document is found to be defective in any material respect, the responsible party will be obligated to either (a) substitute for the mortgage loan a qualified substitute mortgage loan or (b) repurchase the mortgage loan at a price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus unpaid interest on the mortgage loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the mortgage rate, plus the amount of any unreimbursed servicing advances made by the servicer, plus any costs due to violations of any predatory or abusive lending law. The purchase price will be remitted to the servicer for deposit in the collection account on or prior to the next succeeding determination date after the obligation arises. The obligation of the responsible party to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the indenture trustee or the noteholders.

In connection with the substitution of a qualified substitute mortgage loan, the responsible party will be required to remit to the servicer for deposit in the collection account on or prior to the next succeeding determination date after the obligation arises a substitution amount equal to the excess of the principal balance of the related defective mortgage loan over the principal balance of the qualified substitute mortgage loan.

A qualified substitute mortgage loan is a mortgage loan substituted by the responsible party for a defective mortgage loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective mortgage loan; (ii) have a mortgage rate not less than the mortgage rate of the defective mortgage loan and not more than 1% in excess of the mortgage rate of such defective mortgage loan; (iii) have the same due date as the defective mortgage loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective mortgage loan; (vi) comply with each representation and warranty as to the mortgage loans set forth in the mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vii) have a loan-to-value ratio as of the date of substitution equal to or lower than the loan-to-value ratio of the defective mortgage loan and (viii) satisfy certain other conditions specified in the indenture.

The responsible party will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee with respect to each mortgage loan. In addition, the responsible party will represent and warrant, on the closing date that, among other things: (a) at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and (b) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the value of, or the interests of the noteholders in, the related mortgage loan and related documents, the responsible party will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the responsible party will be obligated to (x) substitute for the mortgage loan a qualified substitute mortgage loan or (y) repurchase the mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of deleted mortgage loans as a result of deficient documentation relating to the deleted mortgage loans will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the mortgage loan purchase agreement that materially and adversely affects the interests of the noteholders.

SERVICING AGREEMENT

Payments on Mortgage Loans; Deposits to Collection Account and Payment Account

The servicer will establish and maintain or cause to be maintained a separate collection account for the benefit of the noteholders. The collection account will be an eligible account (as set forth in the indenture). Upon receipt by the servicer of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the servicer will deposit such amounts in the collection account. Amounts so deposited may be invested in permitted investments (as set forth in the indenture) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the payment account. The indenture trustee will establish a payment account into which will be deposited amounts withdrawn from the collection account for payment to noteholders on a payment date and payment of certain fees and expenses. The payment account will be an eligible account. Amounts on deposit therein may be invested in permitted investments maturing on or before the business day prior to the related payment date unless such permitted investments are invested in investments managed or advised by the indenture trustee or an affiliate thereof, in which case such permitted investments may mature on the related payment date.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the servicer in respect of its servicing activities for the offered notes will consist of a portion of the servicing fee. The servicing fee will accrue at the Servicing Fee Rate on the aggregate principal balance of the mortgage loans. As additional servicing compensation, the servicer will be entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees (except for prepayment charges which, to the extent collected from mortgagors, will be available to absorb realized losses on the mortgage loans or distributed to the holders of the Owner Trust Certificates as set forth herein) and any interest or other income earned on funds held in the related collection account and any escrow accounts.

The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool incurred by the servicer in connection with its responsibilities under the servicing agreement and is entitled to reimbursement for these expenses as provided in the servicing agreement. See “Description of the Securities—Retained Interest; Servicing or Administration Compensation and Payment of Expenses” in the base prospectus for information regarding expenses payable by the servicer.

P&I Advances

Subject to the limitations set forth in the following paragraph, the servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, or funds in the collection account that are not included in the Available Payment Amount for the payment date. The amount of the servicer’s advance will be equal to the aggregate of all payments of principal and interest net of the servicing fee, that were due during the related due period and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. These advances are referred to in this free writing prospectus as “P&I Advances.”

P&I Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act or similar state laws.

All P&I Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer out of any funds in the collection account prior to the payments on the offered notes. In the event that the servicer fails in its obligation to make any required advance, the indenture trustee, in its capacity as successor servicer, will be obligated to make the advance, to the extent required in the servicing agreement.

The servicing agreement provides that the servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility will reduce or otherwise affect the servicer’s obligation to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

Events of Default and Removal of Servicer

The circumstances under which the servicer may be removed are set forth under “Description of the Securities—Events of Default under the Governing Agreement and Rights upon Events of Default” in the base prospectus. In addition, the servicer may be removed if the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the cut-off date through the last day of the related Due Period) divided by the aggregate principal balance of the mortgage loans as of the cut-off date exceeds the applicable percentages set forth below with respect to such payment date:

Payment Date Occurring In	Percentage
April 2008 through March 2009	2.90% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
April 2009 through March 2010	4.65% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
April 2010 through March 2011	6.40% for the first month, plus an additional 1/12th of 1.45% for each month thereafter
April 2011 through March 2012	7.85% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
April 2012 and thereafter	8.60%

In the event of an event of default regarding the servicer, the indenture trustee will become the successor servicer under the servicing agreement (or, the indenture trustee may, if it shall be unwilling to continue to so act, or will, if it is unable to so act, petition a court of competent jurisdiction to appoint an established mortgage loan servicing institution acceptable to each rating agency and having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in the servicing agreement).

The indenture trustee will be required to notify noteholders and the rating agencies of any event of a default by the servicer actually known to a responsible officer of the indenture trustee, and of the appointment of any successor servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs, and if such predecessor servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or the indenture trustee (in which case the successor servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust estate).

Evidence as to Compliance

The servicer is required to deliver to the indenture trustee in March of each year, starting in 2007, an officer’s certificate stating that (i) a review of the servicer’s activities during the reporting period and of its performance under the servicing agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the base prospectus to the contrary, the servicing agreement will generally provide that in March of each year, starting in 2007, each party participating in the servicing function will provide to the depositor and the indenture trustee a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “Reg AB Servicing Criteria”). The Reg AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the Reg AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the Reg AB Servicing Criteria.

Optional Purchase of Defaulted Loans

As to any mortgage loan which is delinquent in payment by 90 days or more, the servicer may, at its option and in accordance with the terms of the servicing agreement, purchase such mortgage loan from the trust at the purchase price (as set forth in the servicing agreement) for such mortgage loan. This option is subject to certain conditions set forth in the servicing agreement, including but not limited to the condition that the servicer must first purchase the mortgage loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing mortgage loans that have been delinquent for lesser periods.

THE INDENTURE

General

The offered notes will be issued under the indenture, dated the closing date, between the issuing entity and the indenture trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the offered notes containing a copy of the indenture, trust agreement and servicing agreement as executed will be filed by the depositor with the Commission within fifteen days of the initial issuance of the offered notes. The trust estate pledged to the indenture trustee pursuant to the indenture will consist of (i) all right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans; (iii) any mortgaged properties acquired on behalf of noteholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the indenture trustee under all insurance policies required to be maintained under the servicing agreement; (v) the rights of the depositor under the mortgage loan sale and contribution agreement and all rights under the servicing agreement; and (vi) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider.

Reference is made to the base prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust estate, the terms and conditions of the indenture and the trust agreement and the offered notes. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy of the indenture and trust agreement.

Duties of the Indenture Trustee

If an Event of Default has occurred and is continuing, the indenture trustee will exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Except during the continuance of an Event of Default, the indenture trustee will undertake to perform such duties and only such duties as are specifically set forth in the indenture and in the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture; however, the indenture trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of the indenture.

The indenture trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts; and the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from noteholders or from the issuing entity, which they are entitled to give under the transaction documents.

Rights of the Indenture Trustee

The indenture trustee may conclusively rely on, and will be fully protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The indenture trustee need not investigate any fact or matter stated in the document. Before the indenture trustee acts or refrains from acting, it may require an officer’s certificate or an opinion of counsel. The indenture trustee will not be liable for any action it takes or omits to take in good faith in reliance on an officer’s certificate or opinion of counsel. The indenture trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. The indenture trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to the transaction documents and the offered notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The indenture trustee may execute any of the trusts or powers under the indenture or perform any duties under the indenture, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

Resignation and Removal of the Indenture Trustee

The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee for the offered notes or such class of offered notes within the period specified in the indenture. The indenture trustee also may be removed at any time by noteholders representing more than 50% of the aggregate Note Balance of the offered notes. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the indenture trustee or its property. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Reimbursement and Indemnification of the Indenture Trustee

The indenture trustee will not be under any obligation to exercise any of the trusts or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee indemnity satisfactory to it against the cost, expenses and liabilities which may be incurred. The issuing entity will reimburse the indenture trustee and the owner trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses include reasonable compensation and expenses, disbursements and advances of the indenture trustee’s or the owner trustee’s agents, counsel, accountants and experts. The issuing entity will indemnify the indenture trustee and the owner trustee and hold each of them harmless against any and all claims, taxes, penalties, losses, liabilities or expenses (including attorneys’ fees and expenses) of any kind whatsoever incurred by either of them in connection with the administration of the trust and the performance of their respective duties under any of the agreements to which it is a party.

Events of Default

Notwithstanding the base prospectus, an Event of Default under the indenture with respect to the offered notes is as follows: (a) the failure of the issuing entity to pay the Interest Payment Amount on any class of offered notes or any Group I Principal Payment Amount or Group II Principal Payment Amount on any payment date; (b) a default by the issuing entity in the observance of certain negative covenants in the indenture; (c) a default by the issuing entity in the observance of any other covenant of the indenture, and the continuation of any such default for a period of thirty days after notice to the issuing entity by the indenture trustee or by the holders of at least 25% of the aggregate Note Balance of the offered notes, as applicable; (d) any representation or warranty made by the issuing entity in the indenture or in any offered note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the issuing entity by the indenture trustee or by the holders of at least 25% of the aggregate Note Balance of the offered notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the issuing entity; (f) the failure by the issuing entity on a respective Final Stated Maturity Date to reduce the Note Balances of any class of offered notes then outstanding to zero or (g) the issuing entity becoming an entity subject to federal income tax.

Rights upon Event of Default

In case an Event of Default should occur and be continuing with respect to the offered notes, then (in every such case) the indenture trustee, at the written direction of the noteholders representing more than 50% of the aggregate Note Balance of the offered notes then outstanding, will declare the principal of the offered notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable. Such declarations in respect of the offered notes may under certain circumstances be rescinded by the noteholders representing more than 50% of the aggregate Note Balance of the offered notes.

If, following an Event of Default, any offered notes have been declared to be due and payable, the indenture trustee may, if directed by the noteholders representing more than 50% of the aggregate Note Balance of the offered notes, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the offered notes in accordance with their terms, notwithstanding the acceleration of the maturity of the offered notes. The indenture trustee, however, must sell or cause to be sold (in accordance with the direction of the noteholders representing more than 50% of the aggregate Note Balance of the offered notes) the assets included in the trust if collections in respect of such assets are determined (by an independent appraiser payable by the trust) to be insufficient to pay certain expenses payable under the indenture and to make all scheduled payments on the offered notes. In the event the assets of the trust are sold, any collection on, or the proceeds from the sale of, the assets will be applied in accordance with the provisions of the indenture.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an Event of Default has occurred and is continuing, the indenture trustee will be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the noteholders, unless such noteholders have offered to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the noteholders representing more than 50% of the aggregate Note Balance of the notes will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the offered notes; and the noteholders representing more than 50% of the aggregate Note Balance of the offered notes may, in certain cases, waive any default with respect thereto.

Limitation on Suits

No noteholder will have any right to institute any proceedings with respect to the indenture unless (1) such noteholder has previously given written notice to the indenture trustee of a continuing Event of Default; (2) the noteholders representing not less than 25% of the aggregate Note Balance of the offered notes have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as indenture trustee; (3) such noteholders have offered to the indenture trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the indenture trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the noteholders representing more than 50% of the aggregate Note Balance of the offered notes.

Voting Rights

At all times, 100% of all voting rights will be allocated among the holders of the offered notes in proportion to the then outstanding Note Balances of their respective notes.

Supplemental Indentures

Without the consent of the holders of any offered notes, the issuing entity and the indenture trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the indenture, (b) to evidence the succession of another person to the issuing entity; (c) to add to the covenants of the issuing entity; (d) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee; (e) to cure any ambiguity, to correct or supplement any provision in the indenture; (f) to make any other provisions with respect to matters or questions arising under the indenture; (g) to evidence and provide for the acceptance of the appointment of a successor trustee; or (h) to modify, eliminate or add to the provisions of the indenture; provided, that such action (as evidenced by either (i) an opinion of counsel delivered to the depositor, the issuing entity, the sponsor and the indenture trustee to the effect that such amendment will not materially and adversely affect the interests of the holders of the notes or (ii) confirmation from the rating agencies that such amendment will not result in the reduction or withdrawal of the rating of any class of notes).

The issuing entity and the indenture trustee also may, with the consent of the holders of not less than a majority of the Note Balance of each class of offered notes affected thereby, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the holders of the notes under the indenture; provided that no such supplemental indenture will, without the consent of the holder of each note affected thereby: (a) change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable; (b) reduce the percentage of the note balances of the notes, the consent of the holders of which is required for any such supplemental indenture; (c) reduce the percentage of the note balances of the notes required to direct the indenture trustee to direct the issuing entity to sell or liquidate the trust; (d) modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust or terminate the lien of the indenture.

Optional Redemption

The offered notes may be redeemed, in whole but not in part, if the servicer exercises its option to purchase the aggregate principal balance of the mortgage loans and any REO properties, on any payment date following the Due Period during which the aggregate principal balance of the mortgage loans and any REO properties remaining in the trust at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event the servicer exercises the option, the purchase price payable in connection with the option will be equal to the greater of (i) the principal balance of the mortgage loans and the appraised value of any REO properties and (ii) the fair market value of the mortgage loans and the REO properties, in each case plus accrued and unpaid interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed servicing advances, P&I advances, any unpaid servicing fees allocable to such mortgage loans and REO properties, any accrued and unpaid Basis Risk Shortfalls and any Swap Termination Payment payable to the Swap Provider; provided, however, that the servicer will not be permitted to redeem the offered notes unless the purchase price paid in connection with such option is sufficient to retire the Note Balance of the remaining notes to zero. In the event the servicer exercises this option, the portion of the purchase price allocable to the offered notes will be, to the extent of available funds:

•	100% of the then outstanding Note Balance of the offered notes, plus
•	one month’s interest on the then outstanding Note Balance of the offered notes at the then applicable note rate for the class, plus

•	any previously accrued but unpaid interest thereon to which the holders of the offered notes are entitled, together with the amount of any Basis Risk Shortfalls, plus
•	in the case of the Mezzanine Notes, any previously unpaid Deferred Interest and Allocated Realized Loss Amount.

In no event will the trust continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See “Description of the Securities—Termination of the Trust Fund and Disposition of the Trust Fund Assets” in the base prospectus.

Reports to Noteholders

On each payment date, the indenture trustee will provide or make available to each holder of an offered note a statement (based in part on information received from the servicer) setting forth, among other things:

(i)            the amount of the payment made on such payment date to the holders of each class of notes allocable to principal;

(ii)           the amount of the payment made on such payment date to the holders of each class of notes allocable to interest;

(iii)          the fees and expenses of the issuing entity accrued and paid on such payment date and to whom such fees and expenses were paid;

(iv)          the aggregate amount of P&I Advances for such payment date (including the general purpose of such P&I Advances);

(v)           the aggregate principal balance of the mortgage loans and any REO Properties as of the close of business on such payment date;

(vi)          the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the related due date;

(vii)         the number and aggregate principal balance of mortgage loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(viii)        with respect to any mortgage loan that became an REO Property during the preceding calendar month, the loan number of such mortgage loan and the principal balance of such mortgage loan as of the date it became an REO Property;

(ix)	the aggregate amount of principal prepayments made during the related Prepayment Period;

(x)           the aggregate amount of realized losses incurred during the related Prepayment Period and the aggregate amount of realized losses incurred since the closing date and the aggregate amount of Subsequent Recoveries received during the Prepayment Period and the cumulative amount of Subsequent Recoveries received since the closing date;

(xi)          the aggregate Note Balance of each class of notes, before and after giving effect to the payments, and allocations of realized losses, made on such payment date;

(xii)         the Interest Payment Amount in respect of the Class A Notes and the Mezzanine Notes for such payment date and the Interest Carry Forward Amount, if any, with respect to the Class A Notes and the Mezzanine Notes on such payment date;

(xiii)        the aggregate amount of any prepayment interest shortfall for such payment date, to the extent not covered by payments by the servicer;

(xiv)	the aggregate amount of Relief Act interest shortfalls for such payment date;

(xv)         the Net Monthly Excess Cashflow, the Overcollateralized Amount, the Overcollateralization Reduction Amount, the Overcollateralization Target Amount, the Overcollateralization Increase Amount and the Credit Enhancement Percentage for such payment date;

(xvi)        the respective note rates applicable to the Class A Notes and the Mezzanine Notes for such payment date and the note rate applicable to the Class A Notes and the Mezzanine Notes for the immediately succeeding payment date;

(xvii)       the Basis Risk Shortfall for the Class A Notes and the Mezzanine Notes, if any, for such payment date and the amount remaining unpaid after reimbursements therefor on such payment date;

(xviii)	whether a Stepdown Date or Trigger Event is in effect on such payment date;
(xix)	the delinquency percentage and realized loss percentage for such payment date;
(xx)	the amount of prepayment charges collected or paid by the servicer for such payment date;
(xxi)	the total cashflows received and the general sources thereof;
(xxii)	the amount of any Net Swap Payments or Swap Termination Payments; and

(xxiii)      the applicable record dates, Interest Accrual Periods and determination dates for calculating payments for such payment date.

In addition, the indenture trustee will include on Form 10-D (to the extent it receives information from the servicer) information regarding any material breaches of representations and warranties regarding the mortgage loans and material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time.

The indenture trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the indenture trustee’s internet website. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The indenture trustee will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes.

The primary source of information available to investors concerning the offered notes will be the monthly reports made available via the indenture trustee’s internet website, which will include information as to the outstanding Note Balance of the offered notes and the status of the applicable form of credit enhancement. Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the issuing entity will be signed by the depositor.

FEDERAL INCOME TAX CONSEQUENCES

On the closing date, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with indenture, trust agreement and other related documents, for federal income tax purposes, the offered notes (other than any classes, or portions of certain classes, of offered notes which, at the time of their issuance, the sponsor or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments. In addition, the owner trustee, on behalf of the trust, will agree, and beneficial owners of the offered notes will agree by their purchase of offered notes, to treat the offered notes as debt instruments for U.S. federal income tax purposes.

In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the agreements, for U.S. federal income tax purposes, despite the fact that the trust will be classified as a TMP, the trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, or QRS, a 100% ownership interest in the Owner Trust Certificates.

NCFC will hold, through NC Residual IV Corporation, its direct wholly-owned qualified REIT subsidiary, a 100% ownership interest in the Owner Trust Certificates. NCFC filed with its federal income tax return for its taxable year ended December 31, 2004 an election to be a REIT, and that at the time of such filing it was organized in conformity with the requirements for REIT qualification set forth in the Code, and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified NCFC’s qualification as a REIT, but instead has relied solely upon representations made by NCFC concerning its REIT status. If NCFC were to fail to qualify as a REIT while it or its subsidiary owns the Owner Trust Certificates, the trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the trust could reduce cash flow that would otherwise be available to make payments on the offered notes. The trust agreement sets forth restrictions on the transferability of the Owner Trust Certificates to ensure that it will only be held by a “real estate investment trust” or a “qualified REIT subsidiary.” The remainder of this discussion assumes that the offered notes are properly characterized as debt instruments for federal income tax purposes.

The offered notes may be treated as having been issued with “original issue discount.” See “Federal Income Tax Consequences” in the base prospectus.

The offered notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the offered notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The offered notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the offered notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the base prospectus for a discussion of the application of certain federal income and state and local tax laws to the issuing entity and purchasers of the offered notes.

SECONDARY MARKET

There is currently no secondary market for the underwritten notes and there can be no assurance that a secondary market for the underwritten notes will develop or, if it does develop, that it will continue. Each underwriter intends to make a market in the underwritten notes purchased by it but no underwriter has any obligation to do so. The primary source of information available to investors concerning the underwritten notes will be the monthly reports made available via the indenture trustee’s internet website, which will include information as to the outstanding Note Balance of the underwritten notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the underwritten notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the underwritten notes will be available on an ongoing basis. The limited nature of the information regarding the underwritten notes may adversely affect the liquidity of the underwritten notes, even if a secondary market for the underwritten notes becomes available.

LEGAL OPINIONS

Legal matters relating to the offered notes will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York and for the underwriters by McKee Nelson LLP.

RATINGS

It is a condition to the issuance of the notes that the offered notes receive the following ratings from Moody’s Investors Service, Inc., or Moody’s, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or S&P and Fitch Ratings or Fitch:

Offered Notes	Moody’s	S&P	Fitch
Class A-1	Aaa	AAA	AAA
Class A-2a	Aaa	AAA	AAA
Class A-2b	Aaa	AAA	AAA
Class A-2c	Aaa	AAA	AAA
Class M-1	Aa1	AA+	AA+
Class M-2	Aa2	AA	AA
Class M-3	Aa3	AA-	AA-
Class M-4	A1	A+	A+
Class M-5	A2	A	A
Class M-6	A3	A-	A-
Class M-7	Baa1	BBB+	BBB+
Class M-8	Baa2	BBB	BBB
Class M-9	Baa3	BBB-	BBB-

The ratings assigned to asset-backed notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled by the Final Stated Maturity Date. The rating process addresses structural and legal aspects associated with the offered notes, including the nature of the underlying mortgage loans. The ratings on the offered notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Shortfalls or the possibility that a holder of an offered note might realize a lower than anticipated yield. The ratings assigned to asset-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from those originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered notes.

The depositor has not requested that any rating agency rate the offered notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered notes as stated in this section.

LEGAL INVESTMENT

The offered notes will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered notes constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the base prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (referred to in this free writing prospectus as ERISA Plans) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this free writing prospectus as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this free writing prospectus as Plans) and persons who have certain specified relationships to such Plans (so-called “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an offered note, if the assets of the issuing entity are deemed to be assets of the Plan. Under the DOL Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as the issuing entity), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the base prospectus, which exemptions are not expected to apply to the offered notes. Under the DOL Regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the issuing entity anticipates that, as of the date hereof, the offered notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan’s investment in the offered notes may cause the mortgage loans and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The issuing entity, the depositor, the underwriters, the indenture trustee, the note registrar, any other provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the offered notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

Because the issuing entity, the depositor, the underwriters, the indenture trustee, the note registrar, any provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may receive certain benefits in connection with the sale of the offered notes, the purchase of offered notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the mortgage loans and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the Notes, prospective Plan investors should determine whether the issuing entity, the depositor, the underwriters, the indenture trustee, the note registrar, any provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the base prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the offered notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the offered notes by an insurance company general account, Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, the issuing entity anticipates that the offered notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the issuing entity believes that, so long as the offered notes retain a rating of at least investment grade, the offered notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, the subsequent transferee of the offered notes or any interest therein to a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any offered note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the offered notes are rated at least investment grade, (ii) such transferee believes that the offered notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the offered notes and (iii) the acquisition and holding of the offered note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the offered notes, a prospective transferee of the offered notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the indenture trustee an opinion of counsel satisfactory to the indenture trustee and for the benefit of the indenture trustee, the issuing entity and the depositor, which opinion will not be at the expense of the trust, the issuing entity, the depositor or the indenture trustee, that the purchase, holding and transfer of the offered notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the issuing entity, the depositor or the indenture trustee, to any obligation in addition to those undertaken in the indenture.

Any prospective Plan investor considering whether to invest in the offered notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase offered notes on behalf of a Plan.

The sale of any of the offered notes to a Plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered New Century Home Equity Loan Trust 2006-1, Asset Backed Notes, Series 2006-1, will be available only in book-entry form. The offered notes are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The sponsor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period, and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Note Owners or their agents.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.

The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) the Global Security. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States Persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

ASSUMED MORTGAGE LOAN CHARACTERISTICS

ANNEX III

NOTIONAL SCHEDULE FOR INTEREST RATE SWAP AGREEMENT

Payment Date	Notional Amount ($)
April 25, 2006	1,366,333,806
May 25, 2006	1,358,652,884
June 25, 2006	1,346,650,458
July 25, 2006	1,330,399,075
August 25, 2006	1,309,872,162
September 25, 2006	1,285,079,944
October 25, 2006	1,256,071,667
November 25, 2006	1,223,081,439
December 25, 2006	1,186,497,919
January 25, 2007	1,146,593,642
February 25, 2007	1,103,584,297
March 25, 2007	1,057,773,526
April 25, 2007	1,010,092,053
May 25, 2007	964,618,784
June 25, 2007	921,249,542
July 25, 2007	879,885,123
August 25, 2007	840,428,529
September 25, 2007	802,040,190
October 25, 2007	764,974,011
November 25, 2007	728,895,290
December 25, 2007	694,447,509
January 25, 2008	661,745,307
February 25, 2008	627,674,772
March 25, 2008	571,573,257
April 25, 2008	521,608,551
May 25, 2008	476,839,336
June 25, 2008	436,593,166
July 25, 2008	401,905,500
August 25, 2008	381,593,621
September 25, 2008	362,388,911
October 25, 2008	344,228,249
November 25, 2008	327,056,991
December 25, 2008	310,813,794
January 25, 2009	295,445,576
February 25, 2009	280,902,641
March 25, 2009	267,138,126
April 25, 2009	254,108,256
May 25, 2009	241,771,804
June 25, 2009	230,089,519
July 25, 2009	219,024,606
August 25, 2009	208,542,452
September 25, 2009	198,610,469
October 25, 2009	189,197,923
November 25, 2009	180,275,866
December 25, 2009	171,817,010
January 25, 2010	163,795,664
February 25, 2010	156,187,617
March 25, 2010	148,970,055
April 25, 2010	142,121,477

Mortgage Pass-Through Certificates

Mortgage-Backed Notes

(Issuable in Series)

NEW CENTURY MORTGAGE SECURITIES LLC

Depositor

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

The prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

The Securities:

New Century Mortgage Securities LLC, as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

•	the ownership of trust fund assets, or
•	debt obligations secured by trust fund assets.

The Trust Fund and its Assets

The assets of a trust fund will primarily include any combination of various types of one- to four-family residential first and junior lien mortgage loans, commercial or mixed-use mortgage loans, home equity lines of credit, cooperative apartment loans, Mexico loans, Alt-A loans or manufactured housing conditional sales contracts and installment loan agreements.

Credit Enhancement

The assets of the trust fund for a series of securities may also include pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross collateralization or by overcollateralization.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in “Methods of Distribution” in this prospectus and in the related prospectus supplement.

The date of this Prospectus is August 12, 2005.

TABLE OF CONTENTS

RISK FACTORS

DESCRIPTION OF THE TRUST FUNDS

Description of the Mortgage Loans to Be Included in a Trust Fund

Description of the Pre-Funding Account for the Purchase of Additional Mortgage Loans

THE DEPOSITOR

USE OF PROCEEDS

YIELD CONSIDERATIONS

MATURITY AND PREPAYMENT CONSIDERATIONS

THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

Underwriting Standards

Qualifications of Originators and Mortgage Loan Sellers

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation

DESCRIPTION OF THE SECURITIES

Assignment of Trust Fund Assets; Review of Files by Trustee

Establishment of Certificate Account; Deposits to Certificate Account in Respect of Trust Fund Assets

Distributions on the Securities

Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets

Form of Reports to Securityholders

Collection and Other Servicing Procedures Employed by the Master Servicer

Description of Sub-Servicing

Procedures for Realization upon Defaulted Mortgage Loans

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

Annual Evidence as to the Compliance of the Master Servicer

Matters Regarding the Master Servicer and the Depositor

Events of Default under the Governing Agreement and Rights upon Events of Default

Amendment of the Governing Agreements

Termination of the Trust Fund and Disposition of Trust Fund Assets

Optional Purchase by the Master Servicer of Defaulted Mortgage Loans

Duties of the Trustee

Description of the Trustee

DESCRIPTION OF CREDIT SUPPORT

Subordination

Letter of Credit

Mortgage Pool Insurance Policy

Special Hazard Insurance Policy

Bankruptcy Bond

Financial Guarantee Insurance

Reserve Fund

Overcollateralization

Cross-support Features

Cash Flow Agreements

DESCRIPTION OF PRIMARY INSURANCE POLICIES

Primary Mortgage Insurance Policies

Primary Hazard Insurance Policies

FHA Insurance

VA Guarantees

LEGAL ASPECTS OF MORTGAGE LOANS

Single-Family Loans

Cooperative Loans

Manufactured Housing Contracts

Foreclosure on Mortgages

Foreclosure on Mexico loans

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Foreclosure on Cooperative Shares

Repossession with Respect to Manufactured Housing Contracts

Rights of Redemption with Respect to Single-family Properties

Notice of Sale; Redemption Rights with Respect to Manufactured Homes

Anti-deficiency Legislation and Other Limitations on Lenders

Homeownership Act and Similar State Laws

For Cooperative Loans

Junior Mortgages

Home Equity Line of Credit Loans

Consumer Protection Laws with Respect to Manufactured Housing Contracts

Other Limitations

Enforceability of Provisions

Subordinate Financing

Applicability of Usury Laws

Alternative Mortgage Instruments

Formaldehyde Litigation with Respect to Manufactured Housing Contracts

Servicemembers Civil Relief Act

Environmental Legislation

Forfeitures in Drug and Rico Proceedings

Negative Amortization Loans

FEDERAL INCOME TAX CONSEQUENCES

General

REMICS

Notes

Grantor Trust Funds

Proposed Reporting Regulations

Partnership Trust Funds

STATE AND OTHER TAX CONSEQUENCES

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Investors Affected

Fiduciary Standards for ERISA Plans and Related Investment Vehicles

Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAS and Related Investment Vehicles

Possible Exemptive Relief

Consultation with Counsel

Government Plans

Representation from Plans Investing in Notes with Substantial Equity Features or Certain Securities

Tax Exempt Investors

Required Deemed Representations of Investors

LEGAL INVESTMENT

METHODS OF DISTRIBUTION

LEGAL MATTERS

FINANCIAL INFORMATION

RATING

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

GLOSSARY

RISK FACTORS

The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount from Their Initial Offering Price

There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

Support May Be Limited; the Failure of Credit Support to Cover Losses on the Trust Fund Assets Will Result in Losses Allocated to the Related Securities

Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See “Description of Credit Support”.

The Types of Mortgage Loans Included in the Trust Fund Related to Your Securities May Be Especially Prone to Defaults Which May Expose Your Securities to Greater Losses

The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts and installment loan agreements. The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

Nonperfection of Security Interests in Manufactured Homes May Result in Losses on the Related Manufactured Housing Contracts and the Securities Backed by the Manufactured Housing Contracts

Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state’s certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure of Mortgage Loans May Result in Limitations or Delays in Recovery and Losses Allocated to the Related Securities

Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Environmental Risks and the Cost of Environmental Clean-up May Increase Losses on the Related Mortgage Loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner’s or operator’s ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial or mixed-use properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.
The Ratings of Your Securities May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Security

It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Mortgage Loan May Result in Losses Allocated to the Related Securities

Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under “The Depositor’s Mortgage Loan Program—Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation”. However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller’s purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan.

The occurrence of events during this period that are not covered by a mortgage loan seller’s purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors Including Prepayments

The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•	the extent of prepayments on the underlying assets in the trust fund;

•              how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

•              if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

•	the rate and timing of defaults and losses on the assets in the related trust fund; and

•              repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller.

Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

The yield to maturity on the types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in this Prospectus.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities

If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered hereby a price equal to 100% of the principal balance of their securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

A trust fund may also be terminated and the certificates retired upon the master servicer’s determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed by Those Mortgage Loans

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

•	regulate interest rates and other charges on mortgage loans;
•	require specific disclosures to borrowers;
•	require licensing of originators; and
•	regulate generally the origination, servicing and collection process for the mortgage loans.

Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower’s principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. § 1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. See “Legal Aspects of Mortgage Loans”.

Modification of a Mortgage Loan by the Master Servicer May Reduce the Yield on the Related Securities

In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See “Collection and Other Servicing Procedures Employed by the Master Servicer”.

Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary beginning on page 120 in this prospectus.

DESCRIPTION OF THE TRUST FUNDS

The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

•              a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans, commercial mortgage loans, mixed-use loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements as from time to time are subject to the related agreement governing the trust fund;

•              amounts on deposit in the certificate account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

•              property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

•              the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under “Description of Primary Insurance Policies”

•              the rights of the depositor under the agreement or agreements under which it acquired the mortgage loans to be included in the trust fund;

•              the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under “Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets” and

•              any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement or guarantee, each as described under “Description of Credit Support”.

To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or seller of the loan, free and clear of the interest of securityholders under the related agreement.

Description of the Mortgage Loans to Be Included in a Trust Fund

Each mortgage loan will be originated by a person other than the depositor. Each mortgage loan will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from New Century Mortgage Corporation, the indirect parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage loans will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller. The mortgage loans acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under “The Depositor’s Mortgage Loan Purchase Program—Underwriting Standards” and in the prospectus supplement. All mortgage loans to be included in a trust fund will have been purchased by the depositor on or before the date of initial issuance of the related securities.

The mortgage loans included in a trust fund may be secured by any of the following:

•              first or junior liens evidenced by promissory notes on one- to four-family residential properties, commercial properties or mixed-use properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

•              mortgage loans evidenced by promissory notes secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

•              conditional sales contracts and installment loan agreements with respect to new or used manufactured homes; or

•              real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

No more than 10% of the assets of a trust fund, by original principal balance of the pool, will consist of conditional sales contracts or installment loan agreements secured by manufactured homes. The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. In addition, if specified in the accompanying prospectus supplement, the trust assets may contain Mexico loans, which are secured by interests in trusts that own residential properties located in Mexico. The Mexico loans will not exceed five percent (5%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

The mortgaged properties may include leasehold interests in residential, commercial or mixed-use properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

The mortgage loans to be included in a trust fund will be any one of the following types of mortgage loans:

•	Fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

•              Fully amortizing mortgage loans with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

•              ARM Loans that provide for an election, at the borrower’s option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

•              ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

•              Fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

•              Fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

•              Mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time;

•	Mexico loans;
•	Alt-A loans; or
•	Another type of mortgage loan described in the related prospectus supplement.

All of the mortgage loans to be included in a trust fund will have:

•	individual principal balances at origination of not less than $10,000 or more than $5,000,000,
•	original terms to maturity of not more than 40 years,
•	a loan-to-value ratio at origination not in excess of 150%.

The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit, other than with respect to loans made to refinance existing loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan or, if the mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (b) the sales price for the property.

The value of the mortgaged property securing a mortgage loan made to refinance an existing loan is the appraised value of the mortgaged property determined in an appraisal obtained at the time of origination of the refinance loan or in an appraisal, if any, obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including accessories identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

The underwriting standards of the mortgage loan originator or mortgage loan seller may require a review of the appraisal used to determine the loan-to-value of a mortgage loan. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal. The prospectus supplement of each series will describe the percentage variance used by the related mortgage loan originator or mortgage loan seller in determining whether the review appraisal will apply.

Each mortgage loan having a loan-to-value ratio at origination in excess of 80%, may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Description of Primary Insurance Policies—Primary Mortgage Insurance Policies”.

A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 150%. The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. See “Legal Aspects of the Mortgage Loans—Foreclosure on Mortgages”.

As of the cut-off date specified in the related prospectus supplement, the aggregate principal balance of mortgage loans secured by condominium units will not exceed 30% of the aggregate principal balance of the mortgage loans in the related mortgage pool. A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties. The mortgage loan seller, or another party on its behalf, will have made the following representations and warranties:

•              If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

•              If a condominium project has been controlled by the unit owners, other than the developer, and is not subject to incomplete phasing or add-ons, at least 50% of the units been are occupied as primary residences or vacation or second homes.

See “The Depositor’s Mortgage Loan Purchase Program—Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation” in this prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

The trust fund may include mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. See “The Depositor’s Mortgage Loan Purchase Program—Underwriting Standards” for a Discussion of Loss and Delinquency Considerations Relating to Buydown Mortgage Loans.

The trust fund may include mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time. Interest on each home equity line of credit loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding balance of the mortgage loan. Principal on a home equity line of credit loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each mortgage loan from time to time, but may be subject to a minimum periodic payment. Each home equity line of credit loan included in a trust fund will be secured by a lien on a one-to-four family property or a manufactured home. A trust fund will not include any amounts borrowed under a home equity line of credit loan after the cut-off date specified in the related prospectus supplement.

The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include a concentration of mortgage loans which are more than 30 and less than 90 days delinquent of greater than 20%.

Mexico loans. As of the cut-off date specified in the related prospectus supplement, the aggregate principal balance of Mexico loans will not exceed 5% of the aggregate principal balance of the mortgage loans in the related mortgage pool. Each Mexico loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in Mexico. The residential property may be a second home, vacation home or the primary residence of the borrower. The borrower of a Mexico loan may be a U.S. borrower or an international borrower.

Because of the uncertainty and delays in foreclosing on real property interests in Mexico and because non-Mexican citizens are prohibited from owning real property located in some areas of Mexico, the nature of the security interest and the manner in which the Mexico loans are secured differ from that of mortgage loans typically made in the United States. Record ownership and title to the Mexican property will be held in the name of a Mexican financial institution acting as Mexican trustee for a Mexican trust under the terms of a trust agreement. The trust agreement will be governed by Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the borrower. To secure the repayment of any Mexico loan, the lender is named as a beneficiary of the Mexican trust. The lender’s beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the borrower’s beneficial interest in the Mexican trust or to terminate the Mexican trust and sell the Mexican property. The borrower’s beneficial interest in the Mexican trust grants to the borrower the right to use, occupy and enjoy the Mexican property so long as it is not in default of its obligations relating to the Mexico loan.

As security for repayment of the Mexico Loan, under the loan agreement, the borrower grants to the lender a security interest in the borrower’s beneficial interest in the Mexican trust. If the borrower is domiciled in the United States, the borrower’s beneficial interest in the Mexican trust should be considered under applicable state law to be an interest in personal property, not real property, and, accordingly, the lender will file financing statements in the appropriate state to perfect the lender’s security interest. Because the lender’s security interest in the borrower’s beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property, the depositor either will rely on its remedies that are available in the United States under the applicable UCC and under the trust agreement and foreclose on the collateral securing a Mexico loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the borrower’s beneficial interest or the Mexican property under the trust agreement. If a borrower is not a resident of the United States, the lender’s security interest in the borrower’s beneficial interest in the Mexican trust may be unperfected under the UCC. If the lender conducts its principal lending activities in the United States, the loan agreement will provide that rights and obligations of the borrower and the lender under the loan agreement will be governed under applicable United States state law. See “Certain Legal Aspects of the Loans—The Mortgage Loans.”

In connection with the assignment of a Mexico loan into a trust created under the related pooling and servicing agreement or trust agreement, the depositor will transfer to the trustee, on behalf of the securityholders, all of its right, title and interest in the mortgage note, the lender’s beneficial interest in the Mexican trust, the lender’s security interest in the borrower’s beneficial interest in the Mexican trust, and its interest in any policies of insurance on the Mexico Loan or the Mexican property. The percentage of mortgage loans, if any, that are Mexico loans will be specified in the accompanying prospectus supplement.

Mortgage Loan Information in Prospectus Supplement. Each prospectus supplement will contain specific information with respect to the mortgage loans contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including the following:

•              the aggregate outstanding principal balance, the largest, smallest and outstanding principal balance of the mortgage loans,

•              the type of property securing the mortgage loans, e.g., one- to four-family houses, shares in cooperatives and the related proprietary or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes,

•	the original terms to maturity of the mortgage loans,
•	the earliest origination date and latest maturity date,

•              the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

•	the interest rates or range of interest rates borne by the mortgage loans,

•	the geographical distribution of the mortgaged properties on a state-by-state basis,
•	the number and aggregate principal balance of buydown mortgage loans, if any,
•	the weighted average retained interest, if any,

•              with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan, and

•              whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described in the bullet points above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. If mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted on the Current Report or Form 8-K. In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

Description of the Pre-Funding Account for the Purchase of Additional Mortgage Loans

The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage loans to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage loans are transferred. Additional mortgage loans will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund. A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts in the pre-funding account will be required to be invested in U.S. government securities or other investments that are rated in one of the top three rating categories by a nationally recognized rating agency as specified in the agreement and the amount held in the pre-funding account shall at no time exceed 40% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 3 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre- funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

The depositor will be required to provide data regarding the additional mortgage loans to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage loans will be further conditioned upon confirmation by the rating agencies that the addition of mortgage loans to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage loans have been satisfied will be required.

THE DEPOSITOR

New Century Mortgage Securities LLC, the depositor, was incorporated in the State of Delaware on September 7, 2004 as an indirect wholly-owned subsidiary of New Century Financial Corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 18400 Von Karman, Suite 1000, Irvine, California 92612. Its telephone number is 949-440-7030.

The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material impact on the related trust fund and the interests of the potential investors.

USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

YIELD CONSIDERATIONS

The basis on which each monthly interest payment on a trust fund asset is calculated will be either:

•              as one-twelfth of the interest rate on that asset multiplied by the unpaid principal balance of the trust fund asset, often referred to as the 30/360 basis, or

•              by multiplying the unpaid principal balance of the trust fund asset by the number of days elapsed since the last day interest was paid on that asset and dividing by 365, often referred to as the simple interest method.

Interest to be distributed on each distribution date to the holders of the various classes of securities, other than principal only classes of Strip Securities, of each series may be similarly calculated or may be calculated by multiplying the outstanding principal balance of the security by the actual number of days elapsed in the accrual period and dividing 360, often referred to as the actual/360 basis. In the case of Strip Securities with no or a nominal principal balance, distributions of interest will be in an amount described in the related prospectus supplement.

The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a Strip Security, the distributions of Stripped Interest thereon, and purchase price, because although interest that accrued on each trust fund asset during each month is due and payable on the first day of the following month, the distribution of interest on the securities will not be made until the distribution date occurring in the month following the month of accrual of interest on the mortgage loans or later in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment penalty upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment penalty collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Full and partial principal prepayments collected during the prepayment period set forth in a prospectus supplement will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the master servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and partial prepayments by mortgagors but only up to an amount equal to its servicing fee for the related due period. See “Maturity and Prepayment Considerations” and “Description of the Securities”.

In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Early termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

MATURITY AND PREPAYMENT CONSIDERATIONS

The original terms to maturity of the trust fund assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the trust fund assets in a trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the trust fund assets in the related trust fund. The mortgage loans in a trust fund may contain provisions prohibiting prepayment for a specified period after the origination date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

The prepayment experience on the mortgage loans underlying or comprising the trust fund assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the trust fund assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the trust fund assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico, Guam or Mexico and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses, prepayment fees and the frequency and amount of any future draws on any home equity line of credit loans, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience. Other than FHA loans and VA loans, all mortgage loans in the trust fund will contain due-on-sale provisions permitting the lender to accelerate the maturity of the mortgage loan upon sale or other types of transfers by the borrower of the underlying mortgaged property. Loans insured by the FHA and loans guaranteed by the VA contain no due-on-sale clauses and may be assumed by the purchaser of the mortgaged property. An ARM Loan may also be assumable under certain conditions, despite the existence of a due-on-sale clause, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or sub-servicer, the security for the ARM Loan would not be impaired by the assumption. Thus, the rate of prepayments on FHA loans, VA loans and ARM Loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The extent to which ARM Loans, FHA loans and VA loans are assumed by purchasers of the mortgaged properties rather than prepaid in connection with the sales of the mortgaged properties will affect the weighted average life of the related securities.

The master servicer generally will enforce, in accordance with the terms of the related servicing agreement, any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “Description of the Securities—Collection and Other Servicing Procedures Employed by the Master Servicer” and “Legal Aspects of Mortgage Loans—Enforceability of Provisions” and “—Prepayment Charges and Prepayments” for a description of the provisions of each agreement governing the servicing of the mortgage loans and legal developments that may affect the prepayment experience on the mortgage loans. See “Description of the Securities—Termination of the Trust Fund and Disposition of Trust Fund Assets” for a description of the possible early termination of any series of securities. See also “The Depositor’s Mortgage Loan Purchase Program—Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation” and “Description of the Securities—Assignment of Trust Fund Assets” for a description of the obligation of the mortgage loan sellers, the master servicer and the depositor to repurchase mortgage loans.

In addition, if the applicable agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Description of the Trust Funds— Description of the Pre-Funding Account for the Purchase of Additional Mortgage Loans”.

Because of the uncertainty, delays and costs that may be associated with realizing on collateral securing the Mexico loans, as well as the additional risks of a decline in the value and marketability of the collateral, the risk of loss for Mexico loans may be greater than for mortgage loans secured by mortgaged properties located in the United States. The risk of loss on loans made to international borrowers may be greater than loans that are made to U.S. borrowers located in the United States. See “Legal Aspects of the Loans.”

The application of any withholding tax on payments made by borrowers of Mexico loans residing outside of the United States may increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment, and may have difficulty making the increased payments required to cover the withholding tax payments. The application of withholding tax may increase the risk of loss because the applicable taxing authorities may be permitted to place a lien on the mortgaged property or effectively prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid. An increase in the amount of the monthly payments owed on a Mexico loan due to the imposition of withholding taxes may also increase the risk of prepayment on that loan if alternative financing on more favorable terms is available

THE DEPOSITOR’S MORTGAGE LOAN PURCHASE PROGRAM

The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

Underwriting Standards

All mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor and applied as described in the following paragraph. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with these underwriting guidelines.

The underwriting standards are applied by the originators to evaluate the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers the borrower’s credit history and repayment ability as well as the type and use of the mortgaged property. As a result of this underwriting criteria, changes in the values of mortgage properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust fund than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Initially, a prospective borrower is required to fill out a detailed application with respect to the applicant’s liabilities, income and credit history and personal information, as well as an authorization to apply for a credit report that summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower’s current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue his or her employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under “Description of the Trust Funds”. Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type of property being financed and reviews the property. In evaluating the credit quality of borrowers, the originator may utilize credit bureau risk scores, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian.

In the case of a mortgage loan secured by a leasehold interest in a residential, commercial or mixed-use property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

The mortgaged properties may be located in states where a lender providing credit on a residential, commercial or mixed-use property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the mortgage loans in all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the mortgage loan.

All commercial and mixed-use mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor including having, (i) a minimum statistical credit score developed by Fair, Isaac & Company of at least 680, (ii) a debt service coverage ratio of a maximum 1.25, (iii) a maximum loan value of $3,000,000 and (iv) a maximum LTV of 80%. In addition, commercial and mixed-use mortgage loans will comprise a maximum of 2% of any trust fund.

With respect to any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See “Description of Primary Insurance Policies—FHA Insurance”.

With respect to any loan guaranteed by the VA, the mortgage loan seller is required to represent that the VA loan complies with the applicable underwriting policies of the VA. See “Description of Primary Insurance Policies-VA Guarantee”.

The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

The types of loans that may be included in the mortgage pools may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, the mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. The borrower’s income, however, may not be sufficient to make loan payments as monthly payments increase.

Qualifications of Originators and Mortgage Loan Sellers

Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund of the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation

Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. The following material representations and warranties as to the mortgage loans will be made by or on behalf of each mortgage loan seller:

•              that any required hazard insurance was effective at the origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

•              that either (A) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the Mortgage was effective at the origination of each and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating, subject to permissible exceptions set forth therein, the first lien status of the mortgage;

•              that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive some indebtedness of a borrower;

•              that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair;

•	that there were no delinquent tax or assessment liens against the mortgaged property;
•	that each mortgage loan was not currently more than 90 days delinquent as to required payments; and

•              that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to or on behalf of the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan.

In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the date of the sale to or on behalf of the depositor. A mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to or on behalf of the depositor. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on behalf of the depositor will be the limited representations of the depositor and of the master servicer described below under “Description of the Securities— Assignment of Trust Fund Assets; Review of Files by Trustee”. If the master servicer is also a mortgage loan seller with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

The master servicer and the trustee, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within a specified time period up to 120 days from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within a specified time period up to 180 days from the date on which the mortgage loan seller was notified of the breach, at the purchase price therefor. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under “Description of the Securities—Assignment of the Mortgage Loans”. The master servicer will be required under the applicable servicing agreement to use its best efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See “Description of the Securities”.

Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under “Description of the Securities—Assignment of Trust Fund Assets; Review of Files by Trustee”.

DESCRIPTION OF THE SECURITIES

The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the master servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust fund related to a series of securities. As used in this prospectus supplement with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created by the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created by the related indenture. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under the limited circumstances provided in the related prospectus supplement. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

Each series of securities may consist of either:

•              a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

•              two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes;

•              two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

•              two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

•	other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

Each class of securities, other than interest only Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate. The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See “—Distribution of Interest on the Securities” and “—Distribution of Principal of the Securities” below.

The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement therefor from the trust fund or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See “Federal Income Tax Consequences.”

Assignment of Trust Fund Assets; Review of Files by Trustee

At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage loans.

In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to:

(1)	With respect to each single-family loan, the mortgage note endorsed, without recourse, to the order of the trustee or in blank, the original Mortgage with evidence of recording indicated

thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. The depositor will promptly cause the assignment of each related mortgage loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan.

(2)

With respect to each cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing and with respect to each Mexico loan, the original security agreement, any related financing statements and an assignment of the borrower’s beneficial interest in the Mexican trust. The depositor will promptly cause the assignments and financing statement of each related cooperative loan or Mexico loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee’s interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

(3)

With respect to each manufactured housing contract, the original manufactured housing contract endorsed, without recourse, to the order of the trustee and copies of documents and instruments related to the manufactured housing contract and the security interest in the manufactured home securing the manufactured housing contract, together with a blanket assignment to the trustee of all manufactured housing contracts in the related trust fund and the documents and instruments. In order to give notice of the right, title and interest of the securityholders to the manufactured housing contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or (b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in paragraph (1) above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation.

Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under “The Depositor’s Mortgage Loan Purchase Program—Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation”, neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

With respect to the mortgage loans in a trust fund, the depositor will make representations and warranties as to the types and geographical concentration of the mortgage loans and as to the accuracy in all material respects of identifying information furnished to the trustee in respect of each mortgage loan, e.g., original loan-to-value ratio, principal balance as of the cut-off date, interest rate and maturity. In addition, the depositor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan was currently more than 90 days delinquent as to payment of principal and interest and no mortgage loan was more than 90 days delinquent more than once during the previous 12 months. Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in the mortgage loan, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the purchase price or substitute for that mortgage loan as described in the paragraph below.

If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage loan from the trust fund, rather than repurchase the mortgage loan, and substitute in its place one or more mortgage loans, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage loan will, on the date of substitution, comply with the following requirements:

(1)

have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan,

(2)	have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage loan,
(3)	have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan,
(4)	have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan and
(5)	comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan, after deduction of all scheduled payments due in the month of substitution, together with one month’s interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the certificate account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one deleted mortgage loan, or more than one mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage loans will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer’s own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See “Description of Primary Insurance Policies” and “Description of Credit Support” in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

Establishment of Certificate Account; Deposits to Certificate Account in Respect of Trust Fund Assets

The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the certificate account. The certificate account must be either

•              maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

•              account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained.

The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the certificate account will be paid to the master servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to certificate accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage loans received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage loan on the monthly remittance date or dates specified in the related servicing agreement.

The master servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any retained interest:

(1)	all payments on account of principal, including principal prepayments, on the mortgage loans;
(2)	all payments on account of interest on the mortgage loans, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;
(3)

all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(4)	any amounts required to be paid under any letter of credit, as described below under “Description of Credit Support—Letter of Credit”
(5)	any advances made as described below under “—Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets”
(6)	if applicable, all amounts required to be transferred to the certificate account from a reserve fund, as described below under “Description of Credit Support—Reserve Funds”

(7)	any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;
(8)

all proceeds of any mortgage loan or property in respect of the mortgage loan purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under “The Depositor’s Mortgage Loan Purchase Program—Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations” or “—Assignment of Trust Fund Assets; Review of Files by Trustee” above, exclusive of the retained interest, if any, in respect of the mortgage loan;

(9)	all proceeds of any mortgage loan repurchased as described under “—Termination” below;
(10)

all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Policies—Primary Hazard Insurance Policies” and

(11)	any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account.

With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

Any buydown funds, and any investment earnings thereon, deposited in the certificate account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

Distributions on the Securities

Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each distribution date will equal the sum of the following amounts:

(1)	the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:
(a)	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,
(b)

all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

(c)

all amounts in the certificate account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

(2)	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account;
(3)	all advances with respect to the distribution date;

(4)	if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;
(5)

to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

(6)	any other amounts described in the related prospectus supplement.

The entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

Distributions of Interest on the Securities. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month’s interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month’s Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See “Yield Considerations”.

Distributions of Principal of the Securities. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust fund assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

Allocation to Securityholders of Losses on the Trust Fund Assets. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under “Description of Credit Support” will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realized losses will be allocated first to the most subordinate class of securities as described below under “Description of Credit Support—Subordination”.

Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets

With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage loan related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. In most cases, the prospectus supplement for a series will also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer’s funds will be reimbursable only out of related recoveries on the mortgage loans, including amounts received under any form of credit support, respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer will replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

Form of Reports to Securityholders

With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

(1)	the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;
(2)	the amount of the distribution to holders of securities of that class allocable to interest;

(3)

the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

(4)	if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;
(5)	the aggregate stated principal balance of the mortgage loans at the close of business on that distribution date;
(6)	the number and aggregate stated principal balance of mortgage loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;
(7)

with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

(8)

the book value of any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the distribution date;

(9)

the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

(10)	the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;
(11)	the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;
(12)	the amount deposited in the reserve fund, if any, on that distribution date;
(13)	the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;
(14)	the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;
(15)

in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

(16)

in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement; and

(17)	as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures Employed by the Master Servicer

The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under “Description of Primary Insurance Policies” or “Description of Credit Support”. Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage loan by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

In any case in which property securing a mortgage loan, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender’s rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable to that mortgage loan. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note or manufactured housing contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage loan if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. See “Legal Aspects of Mortgage Loans—Enforceability of Provisions”.

Description of Sub-Servicing

Any master servicer may delegate its servicing obligations in respect of the mortgage loans to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable loans, including:

•	collecting payments from borrowers and remitting the collections to the master servicer,

•              maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

•              filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

•              maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage loan,

•	processing assumptions or substitutions where a due-on-sale clause is not exercised,
•	attempting to cure delinquencies,
•	supervising foreclosures or repossessions,
•	inspecting and managing mortgaged properties, if applicable, and
•	maintaining accounting records relating to the mortgage loans.

The master servicer will be responsible for filing and settling claims in respect of mortgage loans in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See “Description of Credit Support”.

The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage loans. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement.

The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage loans. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See “Description of the Securities—Retained Interest, Servicing or Administration Compensation and Payment of Expenses”.

The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Procedures for Realization upon Defaulted Mortgage Loans

As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. As set forth above under “-Collection and Other Servicing Procedures Employed by the Master Servicer”, all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the certificate account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See “Description of Primary Insurance Policies” and “Description of Credit Support”.

With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer’s ability to sell, and realize the value of, those shares. See “Legal Aspects of Mortgage Loans-Foreclosure on Cooperatives”.

The expense and delay that may be associated with foreclosing on the borrower’s beneficial interest in the Mexican trust following a default on a Mexico loan, particularly if eviction or other proceedings are required to be commenced in the Mexican courts, may make attempts to realize on the collateral securing the Mexico Loans uneconomical, thus significantly increasing the amount of the loss on a Mexico loan.

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

The master servicer’s primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer’s primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and , unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, the master servicer will pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.

The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans, including reimbursement of expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the certificate account for advances.

Annual Evidence as to the Compliance of the Master Servicer

Each servicing agreement with respect to a series of securities, will provide that on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

Copies of the annual accountants’ statement and the statement of officers of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Matters Regarding the Master Servicer and the Depositor

The master servicer under each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.

Each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the related agreement.

Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable under the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the certificate account for the reimbursement. Except in the case of a series of Senior/Subordinate securities, any monetary obligation of the securityholders will be borne among them on a pro rata basis in proportion to the accrued interest payable to each securityholder, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default under the Governing Agreement and Rights upon Events of Default

Pooling and Servicing Agreement

Events of default under each pooling and servicing agreement will include:

•              any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

•              any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the Voting rights; and

•              events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage loans, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated.

If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

•	the certificateholder previously has given to the trustee written notice of default,

•              the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

•	have offered to the trustee reasonable indemnity, and

•              the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Servicing Agreement

A servicing default under the related servicing agreement will include:

•              any failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

•              any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

•              events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

An event of default under the indenture will include:

•              a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

•              failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

•              any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or
•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

•              the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

•              the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

•              the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

•	the holder previously has given to the trustee written notice of default and the default is continuing,

•              the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

•              the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

•              no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment of the Governing Agreements

With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement, as evidenced by either an opinion of counsel or a confirmation from the rating agencies that such amendment will not result in a withdrawal or downgrade of the rating on the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any certificateholder who has consented thereto, and no opinion of counsel or written notice from the rating agencies will be required to address the effect of any such amendment on any such consenting certificateholder.

Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

•              reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

•              adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the above bullet point, (as evidenced by either an opinion of counsel or a confirmation from the rating agencies that such amendment will not result in a withdrawal or downgrade of the rating on the securities) without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

•              reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation from the rating agencies that such amendment will not result in a withdrawal or downgrade of the rating on the securities. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, that no amendment may

•              reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

•              adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation from the rating agencies that such amendment will not result in a withdrawal or downgrade of the rating on the securities), without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

•              reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

Termination of the Trust Fund and Disposition of Trust Fund Assets

The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the agreements following the earlier of

•              the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

•              the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

•              the sum of (a) 100% of the stated principal balance of each mortgage loan as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage loans acquired for the benefit of securityholders, and

•              the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a “qualified liquidation” under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

Optional Purchase by the Master Servicer of Defaulted Mortgage Loans

The master servicer under the related servicing agreement may have the option to purchase from the trust fund any mortgage loan 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

Description of the Trustee

The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

DESCRIPTION OF CREDIT SUPPORT

If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the mortgage loans covered thereby or a specified dollar amount:

•	coverage with respect to realized losses incurred on liquidated loans;

•              coverage with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies; and

•              coverage with respect to specific actions that may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction of the interest rate on a mortgage loan, an extension of its maturity or a reduction in the principal balance of the mortgage loan.

As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more classes to other classes of securities in a series, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund, overcollateralization, cross support, or another method of credit support described in the related prospectus supplement or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

As set forth under “Description of the Securities—Distributions of Principal of the Securities”, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under “—Reserve Funds” and in the related prospectus supplement.

With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

(1)

For any mortgage loan that became a liquidated loan during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the master servicer;

(2)	For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace,

by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

(3)

For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

Mortgage Pool Insurance Policy

As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

•              an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

•              premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

•              if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

•              the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or (b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and (b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages” and “—Repossession with Respect to Manufactured Housing Contracts”.

If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

With respect to Mexican properties, hazard insurance usually be provided by insurers located in Mexico. The depositor may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance policies in Mexico as it is able to obtain for companies based in the United States. The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

Special Hazard Insurance Policy

As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, “special hazard realized losses”, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from

•              loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

•              loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, except under some circumstances, flood, if the property is located in a designated flood area, and other risks.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

(1)	the cost of repair to the property and
(2)

upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer.

Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages” and “—Repossession with Respect to Manufactured Housing Contracts”.

Financial Guarantee Insurance

Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Fund

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

Cross-support Features

If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross- support from any other trust fund.

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include other agreements, such as guarantees, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund assets and on one or more classes of securities. The principal terms of any agreement of this type, and the identity of each obligor, will be described in the prospectus supplement for a series of securities.

DESCRIPTION OF PRIMARY INSURANCE POLICIES

Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described in the paragraphs following, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

As set forth under “Description of the Securities—Procedures for Realization Upon Defaulted Mortgage Loans”, the master servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described herein and in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•              advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•              in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•	tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Primary Hazard Insurance Policies

Each pooling and servicing agreement and servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (a) the replacement cost of the improvements less physical depreciation and (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower’s cooperative apartment or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential, commercial and mixed-use properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FHA Insurance

The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA Guarantees

The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA’s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.